SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                           ---------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 22, 1997

                         CABLEVISION SYSTEMS CORPORATION
             (Exact Name of Registrant as specified in its charter)

                                    Delaware
                            (State of Incorporation)

            1-9046                                           11-2776686
   (Commission File Number)                                (IRS Employer
                                                       Identification Number)

                  One Media Crossways, Woodbury, New York 11797
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (516) 364-8450

ITEM 5. OTHER EVENTS

            Cablevision Systems Corporation (the "Registrant" or the "Company") hereby supplements and, to the extent any prior disclosure in the Company's Form 10-K for the year ended December 31, 1996 (the "Form 10-K") or the Company's Form 10-Q for the quarter ended March 31, 1997 (the "Form 10-Q") are inconsistent herewith, amends the Form 10-K and Form 10-Q as follows:

            On June 22, 1997, Rainbow Media Sports Holdings, Inc. ("Rainbow Sports"), a wholly-owned subsidiary of Rainbow Media Holdings, Inc. ("Rainbow Media"), a subsidiary of the Registrant, entered into an agreement (the "Formation Agreement") with Fox Sports Net, LLC ("Fox Sports"), a subsidiary of Fox/Liberty Networks, LLC, to organize three partnerships, Regional Programming Partners, National Sports Partners and National Advertising Partners.

            Under the Formation Agreement, in connection with the formation of Regional Programming Partners, upon the closing of the transactions contemplated thereby (the "Closing"), Rainbow Media will, directly or indirectly, contribute or cause to be contributed to Regional Programming Partners in consideration for the issuance of a 60% general partnership interest in Regional Programming
Partners:

            (i) its 50% general partnership interest in SportsChannel Chicago Associates;

            (ii) its 50% general partnership interest in SportsChannel Pacific Associates;

            (iii) all of the partnership interests in SportsChannel New England Limited Partnership;

            (iv) all of the partnership interests in SportsChannel Ohio Associates;

            (v) all of the partnership interests in SportsChannel Cincinnati Associates;

            (vi) all of the outstanding stock of the general partner in Madison Square Garden, L.P. ("MSG") and an 89.4% limited partnership interest in MSG;

            (vii) its 66 2/3% general partnership interest in SportsChannel Prism Associates;

            (viii) its 30% general partnership interest in SportsChannel Florida Associates; and

            (ix) all of the limited liability company interests in Metro Channel LLC.

            In consideration of an issuance of a 40% general partnership interest in Regional Programming Partners, at the Closing, Fox Sports will contribute $850 million in cash to Regional Programming Partners.

            An indirect subsidiary of Rainbow Media will be the managing general partner of Regional Programming Partners.

            Under the Formation Agreement, in connection with the formation of National Sports Partners, at the Closing, (i) Rainbow Media will contribute or cause to be contributed in consideration for the issuance of a 50% general partnership interest in National Sports Partners (a) all of the limited liability company interests in American Sports Classics LLC, (b) a 50% general partnership interest in Prime SportsChannel Networks Associates, and (c) all of the capital stock of SportsChannel Ventures, Inc. and (ii) Fox Sports will contribute or cause to be contributed in consideration for the issuance of a 50% general partnership interest in National Sports Partners (a) certain assets, including the assets pertaining to or used in the business of Fox Sports, and
(b) a 50% general partnership interest in Prime SportsChannel Networks Associates. An indirect subsidiary of Fox Sports will be the managing general partner of National Sports Partners.

            Under the Formation Agreement, in connection with the formation of National Advertising Partners, at the Closing, (i) Rainbow Media will contribute or cause to be contributed in consideration for the issuance of a 50% general partnership interest in National Advertising Partners certain national advertising assets of Rainbow Advertising Sales Corporation and of Prime SportsChannel Networks Associates relating to the national advertising of the regional sports programming services in which Rainbow Media has an ownership interest and (ii) Fox Sports will contribute or cause to be contributed in consideration for the issuance of a 50% general partnership interest in National Advertising Partners certain assets of Liberty/Fox Central Services, LLC and Liberty/Fox Network Programming, LLC and of Prime SportsChannel Networks Associates relating to the national advertising of the regional sports programming services in which Fox Sports has an ownership interest and of Fox Sports Net. An indirect subsidiary of Fox Sports will be the managing general partner of National Advertising Partners.

            Consummation of the transactions contemplated by the Formation Agreement is subject to the receipt of all required regulatory approvals and third party consents, including approvals of the National Basketball Association and the National Hockey League. The parties expect that the Closing will occur during the third quarter of 1997.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)   The following exhibits are filed as a part of this report on Form
            8-K:

            99.1 Formation Agreement, dated as of June 22, 1997, among Rainbow Media Sports Holdings, Inc. and Fox Sports Net, LLC, attaching Annex A (Partnership Agreement of Regional Programming Partners) and Annex B (Partnership Agreement of National Sports Partners)

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CABLEVISION SYSTEMS CORPORATION


                                        By: /s/ Marc Lustgarten
                                           --------------------------------
                                           Name:  Marc Lustgarten
                                           Title:  Vice Chairman

Dated: July 10, 1997

                                Index to Exhibits
                                -----------------

Exhibit No.                  Description
-----------                  -----------

    99.1 Formation Agreement, dated as of June 22, 1997, among Rainbow Media Sports Holdings, Inc. and Fox Sports Net, LLC, attaching Annex A (Partnership Agreement of Regional Programming Partners) and Annex B (Partnership Agreement of National Sports Partners)

                                                                    EXHIBIT 99.1

                               FORMATION AGREEMENT

                                      among

                       Rainbow Media Sports Holdings, Inc.

                                       and

                               FOX SPORTS NET, LLC

                            Dated as of June 22, 1997

                                                                            Page

                                TABLE OF CONTENTS

                                                                            Page

1.  Definitions..............................................................7

2.  Formation...............................................................15
    2.1  Contributions and Partnership Formation............................15
    2.2  Closing and Method of Payment......................................16

3.  Representations and Warranties of Rainbow...............................17
         3.1.1  Organization and Standing...................................17
         3.1.2  Authorization and Enforceability............................18
         3.1.3  Absence of Restrictions.....................................19
         3.1.4  Arrangements Concerning Interests
                  Transferred...............................................22
         3.1.5  Ownership and Title.........................................23
         3.1.6  Financial Statements........................................23
         3.1.7  Ownership of and Title to Assets of
                  the Contributed Businesses................................24
         3.1.8  Compliance with Applicable Laws and
                  Material Contracts........................................25
         3.1.9  Taxes and Reports...........................................28
         3.1.10 Benefit Plans...............................................29
         3.1.11 Absence of Insolvency Proceedings...........................31
         3.1.12 [Reserved]..................................................32
         3.1.13 Litigation..................................................32
         3.1.14 No Material Adverse Change..................................33
         3.1.15 Purchase for Own Account, Etc...............................33
    3.2  Survival of Representations and Warranties.........................34
    3.3  Florida Partnership Matters........................................35

4.  Representations and Warranties of Fox/Liberty...........................35
         4.1.1  Organization and Standing...................................35
         4.1.2  Authorization and Enforceability............................36
         4.1.3  Absence of Restrictions.....................................36
         4.1.4  Arrangements Concerning Assets
                  Transferred...............................................40
         4.1.5  Ownership and Title.........................................41
         4.1.6  [Reserved]..................................................42
         4.1.7  Ownership and Title.........................................42
         4.1.8  Compliance with Applicable Laws and
                  Material Contracts........................................43
         4.1.9  Taxes and Reports...........................................47
         4.1.10 Benefit Plans...............................................48
         4.1.11 Absence of Insolvency Proceedings...........................51
         4.1.12 [Reserved]..................................................51
         4.1.13 Litigation..................................................51
         4.1.14 No Material Adverse Change..................................52
         4.1.15 Purchase for Own Account, Etc...............................52
    4.2  Survival of Representations and Warranties.........................53

                                                                            Page
                                                                            ----

5.  Agreements of the Parties...............................................54
    5.1  Access to Information..............................................54
    5.2  Conduct of Business Pending the Closing............................56
    5.3  Other Action.......................................................58
    5.4  Advertising Assets Schedules.......................................58
    5.5  Fox Sports Net Asset Schedule......................................59
    5.6  Fox Sports Americas................................................59
    5.7  HSR Filings........................................................60
    5.8  Advertising Budget and Business Plan...............................60
    5.9  Allocation Policies and Approved Agreements........................61

6.  Conditions Precedent; Covenant as to Transaction

    Documents...............................................................61
    6.1  Conditions Precedent To Both Parties'
           Obligations......................................................61
    6.2  Obligation to Execute Transaction Documents........................65
    6.3  Frustration of Closing Conditions..................................65

7.  Documents to Be Delivered at the Closing................................65
    7.1  By Rainbow.........................................................65
         7.1.1  To Fox/Liberty..............................................65
         7.1.2  To the Partnership..........................................66
         7.1.3  To the National Sports Partnership..........................67
         7.1.4  To the National Advertising
                  Partnership...............................................67
    7.2  By Fox/Liberty.....................................................67
         7.2.1  To Rainbow..................................................67
         7.2.2  To the Partnership..........................................68
         7.2.3  To the National Sports Partnership..........................68
         7.2.4  To the National Advertising
                  Partnership...............................................69

8.  Actions to Be Taken and Agreements to Be Performed
    After the Closing.......................................................69
    8.1  Further Documentation..............................................69
    8.2  Actions to Protect the National
           Sports Service...................................................70
    8.3  Development of New Regional Sports
           Interests........................................................70
    8.4  Development of New Regional
           Nonsports Interests..............................................75
    8.5  Network Interests..................................................77
    8.6  Excepted Transactions..............................................77
    8.7  Unrestricted Regionals, Etc........................................81
    8.8  Employees and Employee Benefits....................................81
    8.9  "Fox" Branding; Trademarks.........................................83
    8.10 Use of Investment Proceeds.........................................83
    8.11 Right of First Refusal.............................................83

                                                                            Page
                                                                            ----

9.   Indemnification........................................................84

10.  Termination............................................................90
     10.1  Termination Rights...............................................90
     10.2  No Liabilities in Event of Termination...........................90

11.  Brokerage..............................................................91

12.  Non-Recourse...........................................................91

13.  Expenses...............................................................92

14.  Assignment and Binding Effect..........................................93

15.  Construction...........................................................93

16.  Notices................................................................94

17.  Benefit................................................................96

18.  Press Releases.........................................................96

19.  Headings...............................................................96

20.  Schedules..............................................................97

21.  Counterparts...........................................................97

22.  Entire Agreement.......................................................97

23.  Confidentiality........................................................97

Signatures..................................................................99

Annex A - Partnership Agreement of Regional Programming Partners............A-1

Annex B - Partnership of National Sports Partnership Agreement..............B-1

Annex C - Form of National Advertising Agreement including
            National Advertising Partnership Agreement......................C-1

Annex D - Form of Trademark/Tradename License Agreement between
            Fox and the Partnership having attached the Form

                                                                            Page
                                                                            ----

            of Trademark/Tradename Sublicense Agreement between
            the Partnership and Certain Regionals...........................D-1

Annex E - Amendments to Existing Partnership Agreements.....................E-1

Annex F - Form of National Sports Affiliation Agreement.....................F-1

Annex G - Form of Regional Affiliation Agreement............................G-1

Annex H - Reimbursement and Guarantee Agreement.............................H-1

Annex I - Form of Advertising Representation Agreement......................I-1

Annex J - Options Reimbursement Agreement...................................J-1

                               FORMATION AGREEMENT
                               -------------------

            FORMATION AGREEMENT, dated as of June 22, 1997, among Rainbow Media Sports Holdings, Inc., a Delaware corporation ("Rainbow"), and Fox Sports Net, LLC, a Delaware limited liability company ("Fox/Liberty").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the parties hereto wish to organize Regional Programming Partners as a general partnership under the laws of the State of New York (the "Partnership") pursuant to a Partnership Agreement substantially in the form of Annex A hereto.

            WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership a 50% general partnership interest in SportsChannel Chicago Associates, a general partnership organized under the laws of the State of New York ("Chicago Partnership").

            WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership a 50% general partnership interest in SportsChannel Bay Area Associates, a general partnership organized under the laws of the State of New York ("Pacific Partnership").

            WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership all of the partnership interests in SportsChannel New England Limited

Partnership, a limited partnership organized under the laws of the State of Connecticut ("New England Partnership").

            WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership a 662/3% general partnership interest in SportsChannel Prism Associates, a general partnership organized under the laws of the State of New York ("Prism Partnership").

            WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership a 30% general partnership interest in SportsChannel Florida Associates, a general partnership organized under the laws of the State of New York ("Florida Partnership").

            WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership all of the general partnership interests in SportsChannel Ohio Associates, a general partnership organized under the laws of the State of New York ("Ohio Partnership").

            WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership all of the partnership interests in SportsChannel Cincinnati Associates, a general partnership organized under the laws of the State of New York ("Cincinnati Partnership").

            WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership all of the outstanding capital stock of Rainbow Garden Corp., a Delaware corporation ("RGC"), and an 89.4% limited partnership interest in Madison Square Garden, L.P., a limited partnership organized under the laws of the State of Delaware ("MSG"), which interest may be reduced to an 87.1% interest if a previously agreed contribution is made to MSG by another partner.

            WHEREAS, RGC owns a .4% general partnership in MSG.

            WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed to the Partnership all of the limited liability company interests in Metro Channel LLC, a limited liability company organized under the laws of the State of Delaware ("Metro Channel").

            WHEREAS, the Transferred Entity Interests (hereinafter defined) constitute all of the interests of Rainbow and its Affiliates in the Contributed Businesses as of the Closing Date.

            WHEREAS, at the Closing, Fox/Liberty will contribute or cause to be contributed to the Partnership $850,000,000 (the "Fox/Liberty Partnership Contribution") which represents a valuation of each of the Transferred Entity Interests (hereinafter defined) as set forth in Schedule 1.1.

            WHEREAS, Rainbow desires to acquire and own a 60% general partnership interest in the Partnership and Fox/Liberty desires to acquire and own a 40% general partnership interest in the Partnership.

            WHEREAS, Rainbow and Fox/Liberty wish to organize National Sports Partners as a general partnership under the laws of the State of New York (the "National Sports Partnership") pursuant to a National Sports Partnership Agreement substantially in the form of Annex B hereto.

            WHEREAS, the National Sports Partnership is being created to develop and operate a back-drop service, whose success and profitability will depend upon stable and extensive distribution through, and sales of advertising in conjunction with, the regional sports programming services owned by the parties.

            WHEREAS, at the Closing, Rainbow will contribute or cause to be contributed (the "Rainbow National Contribution") to the National Sports Partnership (i) all of the limited liability company interests in American Sports Classics LLC, a limited liability company organized under the laws of the State of Delaware ("American Sports LLC"), (ii) a 50% general partnership interest in Prime SportsChannel Networks Associates, a general partnership organized under the laws of the State of New York ("PSA Partnership"), and (iii) all of the capital stock of SportsChannel Ventures, Inc., a corporation organized under the laws of the State of Delaware ("SportsChannel Ventures"), all in exchange for a 50% general partnership interest in the National Sports Partnership.

            WHEREAS, at the Closing, Fox/Liberty will contribute or cause to be contributed to the National Sports Partnership a 50% general partnership interest in PSA Partnership and the Transferred Assets (as hereinafter defined) and, if and to the extent provided in Section 5.6, all of the partnership interests in Fox Sports Americas U.S. L.P. (the "Fox/Liberty National Contribution") in exchange for a 50% general partnership interest in the National Sports Partnership.

            WHEREAS, Rainbow and Fox/Liberty desire to organize National Advertising Partners as a general partnership under the laws of the State of New York (the "National Advertising Partnership") pursuant to a National Advertising Partnership Agreement substantially in the form of Annex C hereto.

            WHEREAS, Rainbow will contribute or cause to be contributed to the National Advertising Partnership certain assets of its subsidiary, Rainbow Advertising Sales Corporation ("Rainbow Advertising") and of PSA Partnership, relating to the national advertising of the regional sports programming services in which Rainbow has an ownership interest on the date hereof (other than Unrestricted Regionals as hereinafter defined), which assets will be set forth in Schedule 1.2 hereto as provided in Section 5.4 (the "Rainbow Advertising Assets"), all in exchange for a 50% general partnership interest in the National Advertising Partnership.

            WHEREAS, Fox/Liberty will contribute or cause to be contributed to the National Advertising Partnership certain assets of its subsidiaries Liberty/Fox Central Services, LLC and Liberty/Fox Network Programming, LLC and of PSA Partnership relating to the national advertising of the regional sports programming services in which Fox/Liberty have an ownership interest on the date hereof and of Fox Sports Net ("Fox/Liberty Advertising"), which assets will be set forth in Schedule 1.3 hereto as provided in Section 5.4 (the "Fox/Liberty Advertising Assets") all in exchange for a 50% general partnership interest in National Advertising Partnership.

            WHEREAS, the parties hereto desire to enter into certain other agreements and arrangements on the terms set forth herein.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and undertakings hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

            1. Definitions.

            "Advertising Accepted Liabilities" shall mean the liabilities expressly noted as such on Schedule 1.1 and Schedule 1.2."

            "Affiliate" shall have the meaning assigned thereto in the Partnership Agreement.

            "Contributed Business" shall mean each of Chicago Partnership, Pacific Partnership, New England Partnership, Prism Partnership, Florida Partnership, Ohio Partnership, Cincinnati Partnership, MSG, American Sports LLC, SportsChannel Ventures and Metro Channel.

            "Control" shall have the meaning assigned thereto in the Partnership Agreement.

            "Covered Region" shall mean each Fox/Liberty Region, each Rainbow Region, each New Development Region as to which Section 8.3 has been fully complied with (whether or not the Option referred to therein has been exercised) and each other Region which after the date hereof is added to Schedule 1.4 with the consent of all of the parties hereto.

            "CSC" shall mean Cablevision Systems Corporation, a Delaware corporation.

            "Daypart" means the periods 11:01 p.m. to 6:00 a.m., 6:01 a.m. to 4:00 p.m.; 4:01 p.m. to 8:00 p.m.; and 8:01 p.m. to 11:00 p.m. in each time zone in the continental United States (i.e., excluding Alaska).

            "Excluded Liabilities" shall mean all liabilities, actual or contingent, of PSA Partnership, American Sports LLC, SportsChannel Ventures, Inc., Fox Sports Americas and Fox Sports Net and of Fox/Liberty or any of its Affiliates relating to Fox Sports Net, which relate to the business of each such entity prior to the Closing. Such term shall also mean any liabilities associated with the Rainbow Advertising Assets and the Fox/Liberty Advertising Assets which relate to the conduct of business in the period prior to the Closing other than the Advertising Accepted Liabilities.

            "Fox" and "Fox Inc." means Fox, Inc., a Colorado corporation.

            "Fox/Liberty Region" shall mean the geographic regions within the United States that are listed in Schedule 1.5.

            "Fox Sports Net" shall mean the business of Fox/Liberty heretofore conducted under the name "Fox Sports Net" and to be contributed to the National Sports Partnership as part of the Fox/Liberty National Contribution.

            "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time and as consistently applied.

            "Governmental Entity" shall mean any federal, state or local governmental authority, agency, commission, board or court.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Measurement Period" means the periods January 1 through June 30 and July 1 through December 31 in each calendar year, or portion thereof following the Closing Date.

            "National Advertising Partnership Agreement" shall mean the Agreement of General Partnership of the National Advertising Partnership, dated as of the date of the Closing Date, in the form attached as Annex C hereto.

            "National Sports Affiliation Agreements" shall mean the Affiliation Agreements executed and delivered pursuant to Section 6.1(vii) hereof.

            "National Sports Partnership Agreement" shall mean the Agreement of General Partnership of the National Sports Partnership, to be dated as of the Closing Date, in the form attached hereto as Annex B.

            "National Sports Service" shall mean a national Pay Television programming service whose programming in any Daypart in a Measurement Period exceeds 25% sporting events, shows relating to sporting events and other television programming relating to sports, including, without limitation, sports news and sports interviews; provided that a programming service shall not be deemed to be a National Sports Service if it exceeds the foregoing 25% test solely by virtue of the telecast of up to two (but not more than two) professional sports events per week in a Daypart so long as there is no other sports or sports related programming carried in that Daypart.

            "New Development Regions" shall mean the following DMAs:
Minneapolis, Minn.; Detroit and Grand Rapids, Michigan; and Green Bay, Appleton and Milwaukee, Wisconsin.

            "Partnership Agreement" shall mean the Agreement of General Partnership of Regional Programming Partners, to be dated as of the Closing Date, in the form attached hereto as Annex A.

            "Pay Television" shall mean any method, whether presently existing or hereafter developed, of distribution or dissemination (whether microwave, satellite, over-the-air, fiber-optics or otherwise) of video, audio and/or similar signals other than by means of conventional over-the-air broadcast television, and shall be deemed to include without limitation cable television, any other form of wire delivery, over-the-air pay television, multipoint distribution system television, direct to home satellite television, TVRO, DBS, subscription television, computer distribution (e.g., Internet), pay-per-view television, low power television and closed circuit television, whether positioned on a premium, basic or other basis.

            "Person" shall mean an individual, corporation, limited liability company, partnership, trust, unincorporated association or other entity.

            "Rainbow" shall mean Rainbow Media Sports Holdings, Inc., a Delaware corporation.

            "Rainbow Region" shall mean the geographic regions listed on
Schedule 1.6 hereto.

            "Region" shall mean a Fox/Liberty Region, a New Development Region or a Rainbow Region.

            "Regional" shall mean a Pay Television sports programming service featuring sporting events and other sports programming on a local or regional basis in regions in the United States, and in which Fox/Liberty or Rainbow (or their respective Affiliates), or both, has an ownership interest on the date hereof, or acquires an ownership interest after the date hereof in full compliance with Section 8.3 (whether or not the Option referred to therein has been exercised).

            "Regional Affiliation Agreements" shall mean the Affiliation Agreements executed and delivered pursuant to Section 6.1(viii).

            "Restriction Date" of a partnership is the day on which Rainbow or Fox/Liberty (or their respective Affiliates) ceases to be a partner in that partnership.

            "Transaction Documents" shall mean this Agreement and each other agreement and document listed on Schedule 1.7 hereto.

            "Transferred Assets" shall mean all of the assets pertaining to or used in the business of Fox Sports Net or owned by Fox Sports Net, which assets will include each of the agreements set forth in Schedule 1.8A hereto and all of the assets to be included in Schedule 1.8B as provided in Section 5.5 and, if and to the extent provided in Section 5.6, the assets of Fox Sports Americas.

            "Transferred Entity Interests" shall mean the direct or indirect ownership interests in each of the Contributed Businesses, other than American Sports LLC and SportsChannel Ventures, being transferred to the Partnership by Rainbow hereunder.

            "Unrestricted Date" in respect of any Regional which is an Unrestricted Regional on the date of this Agreement is the date on which such Regional ceases to be an Unrestricted Regional.

            "Unrestricted Regional" shall mean MSG, Florida Partnership, New England Partnership, the Sunshine Network, Fox Sports South and Home Team Sports, in each case, for so long as one or more current partners, stockholders or members (or persons currently holding an option or right to become a partner, stockholder or member) that are not Affiliates of Rainbow or Fox/Liberty remain as partners, stockholders or members (or become a partner, stockholder or member).

            The following terms, which are defined elsewhere in this Agreement, shall have the meanings assigned to such terms in the Sections noted below:

           Term                                             Section
           ----                                             -------

"American Sports LLC"                                       Preamble
"Acquiror"                                                  8.6
"Basket"                                                    9(a)
"Chicago Partnership"                                       Preamble
"Cincinnati Partnership"                                    Preamble
"Closing"                                                   2.2
"Closing Date"                                              2.2
"Code"                                                      3.1.10
"Covered Interest"                                          8.2
"Current MSG Agreement"                                     8.10(c)
"Designee"                                                  8.3(e)
"Employing Partnership"                                     8.8(a)
"Employment Period"                                         8.8(a)
"ERISA"                                                     3.1.10
"ERISA Affiliate"                                           3.1.10
"Financial Statements"                                      3.1.6
"Florida Partnership"                                       Preamble
"Fox/Liberty"                                               Preamble
"Fox/Liberty Advertising"                                   Preamble
"Fox/Liberty Advertising Assets"                            Preamble
"Fox/Liberty Basket"                                        9(b)
"Fox/Liberty ERISA Affiliate"                               4.1.10
"Fox/Liberty Indemnified Liability"                         9(a)
"Fox/Liberty Interests"                                     2.1
"Fox/Liberty Material Contracts"                            4.1.8
"Fox/Liberty National Advertising Interest"                 2.1
"Fox/Liberty National Contribution"                         Preamble
"Fox/Liberty National Sports Interest"                      2.1
"Fox/Liberty Partnership Contribution"                      Preamble
"Fox/Liberty Partnership Interest"                          2.1
"Fox/Liberty Pension Plan"                                  4.1.10
"Fox/Liberty Plans"                                         4.1.10
"Fox Sports Americas"                                       5.6
"Fox Sports Net ERISA Affiliate"                            4.1.10
"Indemnified Liability"                                     9(a)
"Indemnified Parties"                                       9(a)/9(b)
"Indemnifying Party"                                        9(c)
"Interests"                                                 2.1
"Liability Limit"                                           9(a)
"Material Contract"                                         3.1.8
"Metro Channel"                                             Preamble
"MSG"                                                       Preamble
"National Advertising Partnership"                          Preamble
"National Sports Partnership"                               Preamble
"New Development Entity"                                    8.3(b)
"New Development Interest"                                  8.3(a)
"New Development Party"                                     8.3(a)
"New England Partnership"                                   Preamble
"Offeree"                                                   8.3(a)
"Ohio Partnership"                                          Preamble

           Term                                             Section
           ----                                             -------

"Option"                                                    8.3(b)
"Option Closing"                                            8.3(c)
"Option Exercise Notice"                                    8.3(b)
"Option Period"                                             8.3(b)
"Pacific Partnership"                                       Preamble
"Partnership"                                               Preamble
"Pension Plan"                                              3.1.10
"Plans"                                                     3.1.10
"Prism Partnership"                                         Preamble
"Programming Rights"                                        8.2
"Prohibitory Action"                                        8.3(c)
"PSA Partnership"                                           Preamble
"Rainbow"                                                   Preamble
"Rainbow Advertising"                                       Preamble
"Rainbow Advertising Assets"                                Preamble
"Rainbow Indemnified Liability"                             9(b)
"Rainbow Interests"                                         2.1
"Rainbow National Advertising Interest"                     2.1
"Rainbow National Contribution"                             Preamble
"Rainbow National Sports Interest"                          2.1
"Rainbow Partnership Interest"                              2.1
"Regional Nonsports Interest"                               8.4
"Regional Nonsports Programming"                            8.4
"RGC"                                                       Preamble
"SCNY"                                                      8.10(d)
"Securities Act"                                            3.1.15
"Seller"                                                    8.13
"SportsChannel Ventures"                                    Preamble
"Third Party"                                               8.3(b)
"Transferred Employees"                                     8.8(a)
"Transferring Party"                                        14

            2. Formation.

            2.1 Contributions and Partnership Formation. On the terms and subject to the conditions hereinafter set forth, at the Closing, (a) in exchange for the contribution of the Transferred Entity Interests, Rainbow shall receive a 60% general partnership interest in the Partnership (the "Rainbow Partnership Interest"); (b) in exchange for the Rainbow National Contribution, Rainbow shall receive a 50% general partnership interest in the National Sports

Partnership (the "Rainbow National Sports Interest"), (c) in exchange for the Rainbow Advertising Assets, Rainbow shall receive a 50% general partnership interest in the National Advertising Partnership (the "Rainbow National Advertising Interest" and, together with the Rainbow Partnership Interest and the Rainbow National Sports Interest, the "Rainbow Interests") (d) in exchange for the Fox/Liberty Partnership Contribution, Fox/Liberty shall receive a 40% general partnership interest in the Partnership (the "Fox/Liberty Partnership Interest"), (e) in exchange for the Fox/Liberty National Contribution, Fox/Liberty shall receive a 50% general partnership interest in the National Sports Partnership (the "Fox/Liberty National Sports Interest") and (f) in exchange for the Fox/Liberty Advertising Assets, Fox/Liberty shall receive a 50% general partnership interest in the National Advertising Partnership (the "Fox/Liberty National Advertising Interest" and, together with the Fox/Liberty Partnership Interest and the Fox/Liberty National Sports Interest, the "Fox/Liberty Interests").

            2.2 Closing and Method of Payment. The closing ("Closing") of the formation of the Partnership, the National Sports Partnership and the National Advertising Partnership, the issuance of the Interests, and the execution and delivery of the Transaction Documents (other than this Agreement) shall take place on the later of (a) the fifth business day following the satisfaction of the conditions in Sections 6 and 7 (other than those which can only be satisfied at the Closing) or (b) the 60th day after the date of this Agreement (the "Closing Date"), at the offices of Sullivan & Cromwell at 125 Broad Street, New York, New York. At the Closing, Rainbow shall deliver or cause to be delivered the documents provided in Section 7.1 hereof, and Fox/Liberty shall deliver or cause to be delivered the documents and the payment provided in Section 7.2 hereof.

            3. Representations and Warranties of Rainbow.

            Rainbow represents and warrants to Fox/Liberty as follows:

                  3.1.1 Organization and Standing. Each of Rainbow, SportsChannel Ventures and RGC is each a corporation duly organized and validly existing in good standing under the laws of its state of incorporation, and each has full corporate power and authority to carry on its business as it is now being conducted and to own and operate its assets and properties and, in the case of Rainbow, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. Each Contributed Business that is a general or limited partnership is a partnership duly organized and existing under the laws of the state under which it is organized and has full partnership power and authority to carry on its business as it is now being conducted and to own and operate its assets and properties. Each Contributed Business that is a limited liability company is a limited liability company duly organized and validly existing as a limited liability company under the laws of the state of its organization and has full limited liability company power and authority to carry on its business as it is now being conducted and to maintain and operate assets and properties.

                  3.1.2 Authorization and Enforceability. The execution, delivery and performance by Rainbow of this Agreement and the execution, delivery and performance by Rainbow and each of its Affiliates of the Transaction Documents to which each of them is a party, the sale, conveyance, transfer and contribution by Rainbow to the Partnership of the Transferred Entity Interests, the sale, conveyance, transfer and contribution by Rainbow to the National Sports Partnership of the Rainbow National Contribution and the sale, conveyance, transfer and contribution by Rainbow to the National Advertising Partnership of the Rainbow Advertising Assets, have been duly authorized and approved by all necessary action as required by applicable law and its Certificate of Incorporation and By-Laws. This Agreement constitutes, and when executed and delivered, the Transaction Documents will constitute, valid and binding agreements of Rainbow and each of its Affiliates that is a party thereto, enforceable against it in accordance with its terms.

                  3.1.3 Absence of Restrictions. As of the Closing, the execution and delivery by Rainbow of this Agreement and the execution, delivery and performance by Rainbow and each of its Affiliates of the other Transaction Documents to which it or any such Affiliate is a party do not, and the consummation by it or any such Affiliate of the transactions contemplated hereby and thereby and the performance by it or any such Affiliate of its or such Affiliate's obligations hereunder and thereunder will not, violate any provision of its or such Affiliate's certificate of incorporation and by-laws, or comparable instruments in the case of noncorporate entities, or, except as set forth in Schedule 3.1.3, conflict with or result in a violation of or default (with or without notice or lapse of time or both) under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement or any instrument, permit, concession, franchise or license to which it or any of its Affiliates is a party or otherwise bound, or any judg ment, order or decree binding upon it or any such Affiliate, other than any such conflicts, violations or defaults which individually or in the aggregate will not have a material adverse effect on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership, or on the ability of Rainbow and its Affiliates to perform their respective obligations hereunder or thereunder or that have been waived; will not result (upon notice, with the lapse of time or otherwise) in the creation, imposition or right to exercise or foreclosure of a lien, charge, security interest, option, equity, claim or other encumbrance of any nature whatsoever upon the assets of the Partnership or any Contributed Businesses, of the National Sports Partnership or of the National Advertising Partnership, which will have a material adverse effect upon the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership, and will not conflict with, or result in any material violation of, any ordinance, statute, law, rule or regulation applicable to any of Rainbow or any of its Affiliates, any of the Contributed Businesses, the National Sports Partnership or the National Advertising Partnership, or by which any of them or their respective properties, assets or business may be bound or affected, which violation will have a material adverse effect upon the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of National Sports Partnership or of the National Advertising Partnership. Except as provided in Schedule 3.1.3 no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is necessary for the execution, delivery and performance by Rainbow of this Agreement or by Rainbow or any of its Affiliates of the Transaction Documents to which any of them is a party or the consummation by any of them of the transactions contemplated hereby or thereby. Rainbow, its Affiliates and the Contributed Businesses are each in compliance with all applicable laws, regulations, rules and orders of Governmental Entities, non-compliance with which would have a material adverse effect on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership, or on the ability of each of Rainbow and its Affiliates to perform its obligations hereunder or under the Transaction Documents to which it is a party.

                  3.1.4 Arrangements Concerning Interests Transferred. Except as expressly provided herein, in Schedule 3.1.4 and in the partnership agreement or limited liability company agreement of any Contributed Business, there are no outstanding or authorized options, warrants, calls, subscriptions, or other rights, commitments, contracts, arrangements, or understandings (whether oral or written) to grant, sell, issue or deliver any interest of Rainbow's or its Affiliates' in the Partnership, any Contributed Business, PSA Partnership, the National Sports Partnership or the National Advertising Partnership or any portion thereof, nor are there voting trusts or other written arrangements, agreements or understandings with respect to the ownership, transfer or voting of the interests in the Partnership, any Contributed Business, PSA Partnership, the National Sports Partnership or the National Advertising Partnership, or any portion thereof.

                  3.1.5 Ownership and Title. Except as provided in Schedule 3.1.5, as of the Closing (i) the Partnership will own the Transferred Entity Interests, (ii) the National Sports Partnership will own the Rainbow National Contribution, and (iii) the National Advertising Partnership will own the Rainbow Advertising Assets in each case subject to no lien, charge, pledge or other encumbrance whatsoever other than any created by Fox/Liberty or its Affiliates. Schedule 1.2, when delivered pursuant to Section 5.4, shall set forth a list of all of the material assets of Rainbow Advertising relating exclusively to the national advertising of the regional sports programming services in which Rainbow has an interest on the date hereof. Schedule 1.2B sets forth a list of all of the material assets of American Sports LLC as of the date hereof.

                  3.1.6 Financial Statements. Except as otherwise may be disclosed in the notes thereto, the financial statements of the Contributed Businesses (other than MSG and Florida Partnership) included in Schedule 3.1.6 (the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis for the periods presented therein, and fairly present in all material respects the financial position, results of operations, cash flows and changes in partners' capital or members' equity of the Contributed Businesses as of the dates and for the periods presented therein (subject, in the case of interim financial statements, to normal year-end adjustments). The Contributed Businesses do not have any off balance sheet financing.

                  3.1.7 Ownership of and Title to Assets of the Contributed Businesses. Except as set forth in Schedule 3.1.7 hereto and excluding any contract granting a counterparty a security interest in any license agreement or physical materials that are the subject of such contract, the assets of the Contributed Businesses, the Rainbow National Contribution and the Rainbow Advertising Assets are not subject to any lien, charge, pledge or other encumbrance, except liens, charges, pledges or other encumbrances which do not have a material adverse effect on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership and of the National Advertising Partnership.

                  3.1.8 Compliance with Applicable Laws and Material Contracts. Each of Rainbow, its Affiliates and each Contributed Business is in conformity with all applicable governmental or judicial laws, ordinances, regulations, rules and orders except where the failure to be in such conformity would not have a material adverse effect upon the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership, or upon the assets, liabilities or businesses of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership. Each of Rainbow, its Affiliates and Contributed Business has all requisite authority and other power and all governmental or judicial permits, certificates, licenses, approvals and other authorizations required to carry on and conduct its businesses and to own, lease, use and operate its properties at the places and in the manner in which its businesses are now conducted except where the failure to have such authority, power, licenses, approvals and authorizations does not have a material adverse effect on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership and of the National Advertising Partnership. Except as set forth in Schedule
      3.1.8 hereto, none of Rainbow, its Affiliates or the Contributed Businesses is bound by any order, injunction or decree of any court, governmental department, commission, board, agency or instrumentality which would prevent any of the Contributed Businesses or Rainbow Advertising from conducting its business in substantially the same manner as such business has heretofore been conducted, or from operating and leasing its assets, properties, structures and facilities and/or its buildings and improvements substantially as heretofore operated and leased, except for such orders, injunctions or decrees which do not have a material adverse effect on the financial condition of the Partnership and the

      Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership. Any and all reports and forms required to be filed with any Governmental Entity by Rainbow, its Affiliates or any Contributed Business have been duly filed, except for such reports and forms, the failure of which to be filed will not have a material adverse effect on the Partnership and the Contributed Businesses, taken as a whole, on the National Sports Partnership or on the National Advertising Partnership.

                  Schedule 3.1.8 lists each contract to which any of Rainbow, its Affiliates, Rainbow Advertising (insofar as the Rainbow Advertising Assets are concerned) or any Contributed Business is a party and which (a) currently obligates any Contributed Business or Rainbow Advertising (insofar as the Rainbow Advertising Assets are concerned) to pay an amount in excess of $1 million in the aggregate over a 12 month period; or (b) limits or restricts the right of any Contributed Business or Rainbow Advertising (insofar as the Rainbow Advertising Assets are concerned) to compete in any geographical area in any material manner (each of which shall be deemed to be a "Material Contract"). Each Material Contract is a valid and binding agreement; the relevant Contributed Business or

      Rainbow Advertising has duly performed in all material respects its obligations thereunder to the extent that such obligations to perform have accrued; and except as set forth on Schedule 3.1.8 no material breach or default or event that would (with the passage of time, notice or both) constitute a material breach or default thereunder by the relevant Contributed Business or Rainbow Advertising or, to the best knowledge of Rainbow, any other party or obligor with respect thereto, has occurred or as a result of the execution of this Agreement or consummation of the transactions contemplated hereby will occur. The transactions contemplated by this Agreement and the Transaction Documents will not terminate or give any Person the right to terminate any of the Material Contracts.

                  3.1.9 Taxes and Reports. Each Contributed Business and Rainbow Advertising has filed in a proper and timely (including permitted extensions) manner all Federal tax returns and all state and local tax returns which are required to be filed by it or on its behalf and has paid all taxes, interest, penalties, assessments and deficiencies attributable to it which have become due. Except as provided for in the Financial Statements or as otherwise disclosed in Schedule 3.1.9 hereto, there are no pending, or to the best knowledge of Rainbow, threatened, investigations, audits, deficiencies or assessments attributable to or relating to the assessment or collection of taxes of a Contributed Business or Rainbow Advertising. To the best knowledge of Rainbow, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal, state or local tax return of any Contributed Business or Rainbow Advertising for any period. Except as set forth on Schedule 3.1.9, no Contributed Business or Rainbow Advertising is a party to any action or proceeding by any Governmental Entity for the assessment or collection of taxes which have been asserted against it. Each Contributed Business and Rainbow Advertising has properly and timely (including permitted extensions) filed all other reports and returns required by any Governmental Entity where the failure to have filed any such report or return could adversely affect the ability of the Partnership, any Contributed Businesses, the National Sports Partnership or the National Advertising Partnership to conduct its business in the usual and ordinary course.

                  3.1.10 Benefit Plans. All "employee benefit plans", within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees or former employees of any Contributed Business or Rainbow

      Advertising (the "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the Internal Revenue Service.

                  No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Contributed Business or Rainbow Advertising with respect to any "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it or the single-employer plan of any entity which is considered one employer with such Contributed Entity or Rainbow Advertising under Section 4001 of ERISA (an "ERISA Affiliate"). No Contributed Business or Rainbow Advertising has incurred and none expects to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event", within the meaning of
      Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan.

                  No Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
      Section 302 of ERISA.

                  Under each Pension Plan as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material adverse change in the financial condition of such Plan since the last day of the most recent year.

                  3.1.11 Absence of Insolvency Proceedings. As of the date hereof there is no bankruptcy, reorganization or insolvency proceeding of any character, voluntary or involuntary, relating to Rainbow, any of its Affiliates, any Contributed Business or Rainbow Advertising or, to the best knowledge of Rainbow, affecting any partner in a Contributed Business which is pending or, to the best knowledge of Rainbow, threatened. None of Rainbow, any of its Affiliates, any Contributed Business or Rainbow Advertising has made any assignment for the benefit of creditors or taken any action with a view to, or which would constitute a basis for, the institution of a bankruptcy, reorganization or insolvency proceeding.

                  3.1.12 [Reserved]

                  3.1.13 Litigation. Except as set forth in Schedule 3.1.13, there is no action, suit, litigation, proceeding or investigation by or before any Governmental Entity pending or, to the best knowledge of Rainbow, threatened, against or relating to Rainbow, any of its Affiliates or any Contributed Business which, in each case, is reasonably likely to have a material adverse effect on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership, or which in any manner challenges or seeks injunctive or other non-monetary relief or seeks to prevent, enjoin, alter or delay any transaction contemplated hereby or by any of the Transaction Documents.

                  3.1.14 No Material Adverse Change. Except as provided in
      Schedule 3.1.14, there has been no material adverse change in the business or financial condition of any of the Contributed Businesses or Rainbow Advertising (insofar as the Rainbow Advertising Assets are concerned) since the latest dates for which information is set forth in Financial Statements and on or prior to the date of this Agreement.

                  3.1.15 Purchase for Own Account, Etc. Rainbow acknowledges that the Rainbow Interests acquired pursuant to this Agreement are being acquired without registration under the Securities Act of 1933, as amended ("Securities Act"), or under similar provisions of state law and represents and warrants to Fox/Liberty, the Partnership, the National Sports Partnership and the National Advertising Partnership that it is acquiring the Rainbow Interests for its own account, for investment and with no view to the distribution thereof, and agrees not to transfer or attempt to transfer any of the Rainbow Interests in the absence of registration under the Securities Act and any applicable state securities laws or an available exemption from such registration.

            3.2 Survival of Representations and Warranties. The representations of Rainbow set forth in this Agreement shall survive the Closing for a period of six months, except that the representations and warranties in the first sentence of Section 3.1.5 shall survive indefinitely; the representations and warranties in Section 3.1.9 shall survive until the expiration of the relevant statute of limitations; and the representations and warranties in Section 3.1.6 shall survive until one year after the date of this Agreement. The certifications required by Section 7.1.1 shall not survive the Closing except to the extent such certifications relate to representations and warranties that expressly survive the Closing pursuant to the first sentence of this Section 3.2 and as to such certifications, the same shall survive the Closing for so long as the related representation and warranty survives the Closing. Each representation and warranty of Rainbow in this Article 3 is made on the assumption that there are no facts or circumstances particularly applicable to Fox/Liberty or any of its Affiliates that is not an Affiliate of Rainbow and that no action (other than actions contemplated by the Agreement) has been taken by Fox/Liberty or any of its Affiliates that is not an Affiliate of Rainbow that would make such representation or warranty untrue.

            3.3 Florida Partnership Matters. The parties recognize and acknowledge that neither Rainbow nor any of its Affiliates is the managing partner of Florida Partnership and to the extent that any of the representations or warranties in Section 3.1 related to Florida Partnership Rainbow is making such representation and warranty solely on the basis of its knowledge without investigation or inquiry.

            4. Representations and Warranties of Fox/Liberty.

            Fox/Liberty represents and warrants to Rainbow as

follows:

                  4.1.1 Organization and Standing. Each of Fox/Liberty and Fox Sports Americas is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and has full limited liability company or limited partnership power and authority to carry on its business as it is now being conducted and to own and operate its assets and properties and, in the case of Fox/Liberty to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

                  4.1.2 Authorization and Enforceability. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party by Fox/Liberty and each of its Affiliates, the sale, conveyance, transfer and contribution to the Partnership of the Fox/Liberty Partnership Contribution, the sale, conveyance and transfer by Fox/Liberty to the National Sports Partnership of the Fox/Liberty National Contribution and the sale, conveyance, transfer and contribution by Fox/Liberty to National Advertising Partnership of the Fox/Liberty Advertising Assets, have been duly authorized and approved by all necessary action as required by applicable law and the respective certificates of incorporation and by-laws (or comparable organization documents of noncorporate entities) of Fox/Liberty and such Affiliates. This Agreement constitutes, and when executed and delivered the Transaction Documents will constitute valid and binding agreements of Fox/Liberty and each of its Affiliates that is a party thereto, enforceable against it, in accordance with its terms.

                  4.1.3 Absence of Restrictions. As of the Closing, the execution and delivery by Fox/Liberty of this Agreement and the execution, delivery and performance by Fox/Liberty and each of its Affiliates of the other Transaction Documents to which it is a party do not, and the consummation by it or any such Affiliate of the transactions contemplated hereby and thereby and the performance by it or any such Affiliate of its or such Affiliates' obligations hereunder and thereunder will not, violate any provision of its certificate of incorporation or by-laws (or comparable instruments in the case of noncorporate entities), or conflict with or result in a violation of or default (with or without notice or lapse of time or both) under any material loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement or any instrument, permit, concession, franchise or license to which it or any of such Affiliates is a party or otherwise bound, or any judgment, order or decree binding upon it or any such Affiliate, other than any such conflicts, violations or defaults which individually or in the aggregate will not have a material adverse effect on the assets or businesses included in the Fox/Liberty National Contribution, or on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of Fox Sports Net, of the National Sports Partnership or of the National Advertising Partnership or on the ability of Fox/Liberty and its Affiliates to perform their respective obligations hereunder or thereunder or that have been waived; will not result (upon notice, with the lapse of time or otherwise) in the creation, imposition or right to exercise or foreclosure of a lien, charge, security interest, option, equity, claim or other encumbrance of any nature whatsoever upon the assets included in the Fox/Liberty National Contribution, or the assets of the Partnership or any Contributed Businesses, of Fox Sports Net, of the National Sports Partnership or of the National Advertising Partnership, which will have a material adverse effect upon the assets or businesses included in the Fox/Liberty National Contribution or the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership and will not conflict with, or result in any material violation of, any ordinance, statute, law, rule or regulation applicable to Fox/Liberty, or any of its Affiliates, Fox Sports Net, the National Sports Partnership or the National Advertising Partnership or by which any of them or their respective properties, assets or businesses may be bound or affected, which violation will have a material adverse effect upon the assets or businesses included in the Fox/Liberty National Contribution or on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of Fox Sports Net, of the National Sports Partnership or of the National Advertising Partnership. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is necessary for the execution, delivery and performance by Fox/Liberty or any of its Affiliates of this Agreement or the Transaction Documents to which any of them is a party or the consummation by any of them of the transactions contemplated hereby and thereby. Each of Fox/Liberty, its Affiliates and Fox Sports Net are in compliance with all applicable laws, regulations, rules and orders of Governmental Entities, non-compliance with which would have a material adverse effect on the Fox/Liberty National Contribution or the financial condition of the Partnership and the

      Contributed Businesses, taken as a whole, of Fox Sports Net, of the National Sports Partnership, or of the National Advertising Partnership or on the ability of each of Fox/Liberty and each of its Affiliates to perform its obligations hereunder or under the Transaction Documents to which it is a party.

                  4.1.4 Arrangements Concerning Assets Transferred. Except as expressly provided herein or in Schedule 4.1.4, there are no outstanding or authorized options, warrants, calls, subscriptions, or other rights, commitments, contracts, arrangements, or understandings (whether oral or written) to grant, sell, issue or deliver any interest of Fox/Liberty's or its Affiliates' in the Partnership, any Contributed Business, PSA Partnership, the National Sports Partnership, the National Advertising Partnership, Fox Sports Net or the Fox/Liberty National Contribution or any portion thereof, nor are there voting trusts or other written arrangements, agreements or understandings with respect to Fox/Liberty's or its Affiliates' ownership, transfer or voting of the interests in the Partnership, any Contributed Business, PSA Partnership, the National Sports Partnership, the National Advertising Partnership, the Fox/Liberty National Contribution or Fox Sports Net or any portion thereof.

                  4.1.5 Ownership and Title. Except as provided in Schedule 4.1.5, as of the Closing (i) the National Sports Partnership will own the Fox/Liberty National Contribution and (ii) the National Advertising Partnership will own the Fox/Liberty Advertising Assets, in each case subject to no lien, charge, pledge, or other encumbrance whatsoever other than any created by Rainbow or any of its Affiliates. Schedule 1.3, when delivered pursuant to Section 5.4, shall set forth a list of all of the material assets of Fox/Liberty Advertising relating to the national advertising of each of the regional sports programming services in which any of Fox/Liberty and its Affiliates has an ownership interest on the date hereof and of Fox Sports Net. Schedule 1.8A sets forth a list of all of the programming contracts and all material nonprogramming contracts pertaining to or used in the business of Fox Sports Net or owned by Fox Sports Net on the date hereof included in the Transferred Assets and each of which is included in the Transferred Assets. The maximum annual rights fees payable under each of the programming contracts listed on Schedule 1.8A do not exceed the amounts specified in Schedule 1.8A. Schedule 1.8B, when delivered as provided in Section 5.5 will include all of the other assets used in the business of Fox Sports Net. The assets listed on Schedule 1.8A and Schedule 1.8B are sufficient to run the business of Fox Sports Net as it has been operated in the past and as it is now being operated and the Business Plan attached as Annex B to the National Sports Partnership Agreement reflects such assets. Schedule 1.8B will not include any assets not heretofore used in the business of Fox Sports Net.

                  4.1.6 [Reserved]

                  4.1.7 Ownership and Title. Except as set forth in Schedule
      4.1.7 hereto and excluding any contract granting a counterparty a security interest in any license agreement or physical materials that are the subject of such contract, the assets included in the Fox/Liberty National Contribution and the Fox/Liberty Advertising Assets are not subject to any lien, charge, pledge or other encumbrance, except liens, charges, pledges or other encumbrances which do not have a material adverse effect on the assets or businesses included in the Fox/Liberty National Contribution or on the financial condition of the National Sports Partnership or the National Advertising Partnership.

                  4.1.8 Compliance with Applicable Laws and Material Contracts. Each of Fox/Liberty, its Affiliates and Fox Sports Net is in conformity in all material respects with all applicable governmental or judicial laws, ordinances, regulations, rules and orders except where the failure to be in such conformity would not have a material adverse effect upon the assets or businesses included in the Fox/Liberty National Contribution or on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, Fox Sports Net, the National Sports Partnership or the National Advertising Partnership or upon the assets, liabilities or businesses of the Partnership and the Contributed Businesses, taken as a whole, Fox Sports Net, the Fox/Liberty National Contribution, the National Sports Partnership or the National Advertising Partnership. Each of Fox/Liberty and its Affiliates and Fox Sports Net has all requisite authority and other power and all governmental or judicial permits, certificates, licenses, approvals and other authorizations required to carry on and conduct its businesses and to own, lease, use and operate its properties at the places and in the manner in which its businesses are now conducted except where the failure to have such authority, power, licenses, approvals and authorizations does not have a material adverse effect on the assets or businesses included in the Fox/Liberty National Contribution, or on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of Fox Sports

      Net, of the National Sports Partnership or of the National Advertising Partnership. Except as set forth in Schedule 4.1.8 hereto none of Fox/Liberty, its Affiliates and Fox Sports Net is bound by any order, injunction or decree of any court, governmental department, commission, board, agency or instrumentality which would prevent Fox Sports Net, any of the Contributed Businesses, the National Sports Partnership or Fox/Liberty Advertising from conducting its business in substantially the same manner as such business has heretofore been conducted, or from operating and leasing its material assets, properties, structures and facilities and/or its buildings and improvements substantially as heretofore operated and leased, except for such orders, injunctions or decrees which do not have a material adverse effect on the assets or businesses included in the Fox/Liberty National Contribution or on the financial condition of the Partnership and the Contributed Businesses, taken as a whole, of Fox Sports Net, of the National Sports Partnership or of the National Advertising Partnership. Any and all reports and forms required to be filed with any Governmental Entity by Fox/Liberty and its Affiliates or Fox Sports Net have been duly filed, except for such reports and forms, the failure of which to be filed will not have a material adverse effect on the assets or businesses included in the Fox/Liberty National Contribution or on the Partnership and the Contributed Businesses, taken as a whole, Fox Sports Net, the National Sports Partnership or the National Advertising Partnership.

                  Schedule 4.1.8 lists each contract to which Fox/Liberty or any of its Affiliates, Fox/Liberty Advertising (insofar as the Fox/Liberty Advertising Assets are concerned), or Fox Sports Net, is a party and which
      (a) currently obligates Fox/Liberty (insofar as the assets and businesses included in the Fox/Liberty National Sports Contribution are concerned), Fox Sports Net or Fox/Liberty Advertising (insofar as the Fox/Liberty Advertising Assets are concerned) to pay an amount in excess of $1 million in the aggregate over a 12 month period or (b) limits or restricts the right of Fox/Liberty (insofar as the assets and businesses included in the Fox/Liberty National Sports Contribution are concerned), Fox Sports Net or Fox/Liberty Advertising (insofar as the Fox/Liberty Advertising Assets are concerned) to compete in any geographical area in any material manner (each of which shall be deemed to be a "Fox/Liberty Material Contract"). Each Fox/Liberty Material Contract is a valid and binding agreement; each of Fox/Liberty, Fox Sports Net or Fox/Liberty Advertising has duly performed in all material respects its obligations thereunder to the extent that such obligations to perform have accrued; and except as set forth on Schedule 4.1.8 no material breach or default or event that would (with the passage of time, notice or both) constitute a material breach or default thereunder by Fox/Liberty, Fox Sports Net, Fox/Liberty Advertising or, to the best knowledge of Fox/Liberty, any other party or obligor with respect thereto, has occurred or as a result of the execution of this Agreement or consummation of the transactions contemplated hereby will occur. The transactions contemplated by this Agreement and the Transaction Documents will not terminate or give any Person the right to terminate any of the Fox/Liberty Material Contracts.

                  4.1.9 Taxes and Reports. Fox/Liberty, (insofar as the assets and businesses included in the Fox/Liberty National Contribution are concerned) Fox Sports Net and Fox/Liberty Advertising have filed in a proper and timely (including permitted extensions) manner all Federal tax returns and all state and local tax returns which are required to be filed by it or on its behalf and has paid all taxes, interest, penalties, assessments and deficiencies attributable to it which have become due. Except as disclosed in Schedule 4.1.9 hereto, there are no pending, or to the best knowledge of Fox/Liberty, threatened, investigations, audits, deficiencies or assessments attributable to or relating to the assessment or collection of taxes of Fox/Liberty (insofar as the assets and businesses included in the Fox/Liberty National Contribution are concerned), Fox Sports Net or Fox/Liberty Advertising. To the best knowledge of Fox/Liberty, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal, state or local tax return of Fox/Liberty (insofar as the assets and businesses included in the Fox/Liberty National Contribution are concerned), Fox Sports Net or Fox/Liberty Advertising for any period. Except as set forth on Schedule 4.1.9, none of Fox/Liberty (insofar as the assets and businesses included in the Fox/Liberty National Contribution are concerned), Fox Sports Net or Fox/Liberty Advertising is a party to any action or proceeding by any Governmental Entity for the assessment or collection of taxes which have been asserted against it. Fox/Liberty, (insofar as the assets and businesses included in the Fox/Liberty National Contribution are concerned), Fox Sports Net and Fox/Liberty Advertising has each properly and timely (including permitted extensions) filed all other reports and returns required by any Governmental Entity where the failure to have filed any such report or return could adversely affect the ability of the Partnership, any Contributed Business, Fox Sports Net, the National Sports Partnership or the National Advertising Partnership to conduct its business in the usual and ordinary course.

                  4.1.10 Benefit Plans. All "employee benefit plans", within the meaning of Section 3(3) of ERISA, covering employees or former employees of Fox/Liberty (insofar as the assets and businesses included in the Fox/Liberty National Contribution are concerned), Fox Sports Net or Fox/Liberty Advertising (the "Fox/Liberty Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Fox/Liberty Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA ("Fox/Liberty Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service.

                  No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Fox/Liberty or Fox/Liberty Advertising with respect to any "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it or the single-employer plan of any entity which is considered one employer with Fox Sports Net or Fox/Liberty Advertising under Section 4001 of ERISA (a "Fox Sports Net ERISA Affiliate"). Neither Fox/Liberty (insofar as the assets and businesses included in the Fox/Liberty National Sports Contribution are concerned), Fox Sports Net nor Fox/Liberty Advertising has incurred and neither expects to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of a Fox Sports Net ERISA Affiliate). No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Fox/Liberty Pension Plan.

                  No Fox/Liberty Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA.

                  Under each Fox/Liberty Pension Plan as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Fox/Liberty Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Fox/Liberty Plan, and there has been no material adverse change in the financial condition of such Fox/Liberty Plan since the last day of the most recent year.

                  4.1.11 Absence of Insolvency Proceedings. As of the date hereof there is no bankruptcy, reorganization or insolvency proceeding of any character, voluntary or involuntary, relating to Fox/Liberty, any of its Affiliates, Fox Sports Net or Fox/Liberty Advertising or, to the best knowledge of Fox/Liberty, affecting any partner in Fox Sports Net which is pending or, to the best knowledge of Fox/Liberty, threatened. None of Fox/Liberty, any of its Affiliates, Fox Sports Net or Fox/Liberty Advertising has made any assignment for the benefit of creditors or taken any action with a view to, or which would constitute a basis for, the institution of a bankruptcy, reorganization or insolvency proceeding.

                  4.1.12 [Reserved]

                  4.1.13 Litigation. Except as set forth in Schedule 4.1.13, there is no action, suit, litigation, proceeding or investigation by or before any Governmental Entity pending or, to the best knowledge of Fox/Liberty, threatened, against or relating to Fox/Liberty, any of its Affiliates or Fox Sports Net, which, in each case, is reasonably likely to have a material adverse effect on the Fox/Liberty National Contribution or on the financial condition of Fox Sports Net or the Partnership and the Contributed Businesses, taken as a whole, of the National Sports Partnership or of the National Advertising Partnership, or which in any manner challenges or seeks injunctive or other non-monetary relief or seeks to prevent, enjoin, alter or delay any transaction contemplated hereby or by any of the Transaction Documents.

                  4.1.14 No Material Adverse Change Except as provided in
      Schedule 4.1.14, there has been no material adverse change in the business or financial condition of Fox Sports Net or Fox/Liberty Advertising (insofar as the Fox/Liberty Advertising Assets are concerned) since January 1, 1997 and on or prior to the date of this Agreement.

                  4.1.15 Purchase for Own Account, Etc. Fox/Liberty acknowledges that the Fox/Liberty Interests acquired pursuant to this Agreement are being acquired without registration under the Securities Act or under similar provisions of state law and represents and warrants to Rainbow, the Partnership, the National Sports Partnership and the National Advertising Partnership that they are acquiring the Fox/Liberty Interests for their own account, for investment and with no view to the distribution thereof, and agree not to transfer or attempt to transfer any of the Fox/Liberty Interests in the absence of registration under the Securities Act and any applicable state securities laws or an available exemption from such registration.

            4.2 Survival of Representations and Warranties. The representations of Fox/Liberty set forth in this Agreement shall not survive the Closing for a period of six months except that the representatives and warranties in the first sentence of Section 4.1.5 shall survive indefinitely; the representations and warranties in Section 4.1.9 shall survive until the expiration of the relevant statute of limitations; and the representations and warranties in Section 4.1.6 shall survive until one year after the date of this Agreement. The certifications required by Section 7.2.2 shall not survive the Closing except to the extent such certifications relate to representations and warranties that expressly survive the Closing pursuant to the first sentence of this Section 4.2 and as to such certifications, shall survive the Closing for so long as the related representation and warranty survives the Closing. Each representation and warranty made in this Article 4 is made on the assumption that there are no facts or circumstances particularly applicable to Rainbow or any of its Affiliates that is not an Affiliate of Fox/Liberty and that no action

(other than actions contemplated by this Agreement) has been taken by Rainbow or its Affiliates that is not an Affiliate of Fox/Liberty that would make such representation or warranty untrue.

            5. Agreements of the Parties.

            5.1 Access to Information. (a) Subject to any confidentiality obligations in existence on the date of this Agreement, prior to the Closing, Fox/Liberty may make such reasonable investigation of the Contributed Businesses (other than MSG) and the Rainbow Advertising Assets as Fox/Liberty may reasonably request. Rainbow shall cause the Contributed Businesses (other than MSG) and Rainbow Advertising to give to Fox/Liberty and their counsel, financial advisors, accountants and other representatives reasonable access, on reasonable notice during normal business hours throughout the period prior to the Closing to the offices, property, books, agreements, records and files of the Contributed Businesses (other than MSG) and of Rainbow Advertising (insofar as they relate to the Rainbow Advertising Assets), to their key management personnel and agents and to all documents and copies of documents and information concerning the businesses that are the subject of this Agreement as Fox/Liberty may reasonably request. Rainbow will cause the Contributed Businesses (other than MSG) and Rainbow Advertising to instruct their respective employees, counsel, financial advisors and accountants to cooperate with Fox/Liberty in their investigation of the Contributed Businesses (other than MSG) and the Rainbow Advertising Assets. Fox/Liberty shall hold, and cause its representatives to hold, all information and documents received pursuant to this Section 5.1(a) confidential and, if the transactions contemplated by this Agreement are not consummated for any reason, shall return to the Contributed Businesses all such information and documents and any copies as soon as practicable.

            (b) Subject to any confidentiality obligations in existence on the date of this Agreement, prior to the Closing, Rainbow may make such reasonable investigation of the assets and businesses included in the Fox/Liberty National Contribution, Fox Sports Net and the Fox/Liberty Advertising Assets as Rainbow may reasonably request. Fox/Liberty shall, and shall cause Fox Sports Net, Fox Sports Americas and Fox/Liberty Advertising to give Rainbow and its counsel, financial advisors, accountants and other representatives reasonable access, on reasonable notice during normal business hours throughout the period prior to the Closing to the offices, property, books, agreements, records and files of Fox/Liberty, Fox Sports Net, Fox Sports Americas and of Fox/Liberty Advertising (insofar as they relate to the Fox/Liberty Advertising Assets), to its key management personnel and agents and to all documents and copies of documents and information concerning their businesses that are the subject of this Agreement as Rainbow may reasonably request. Fox/Liberty will, and will cause Fox Sports Net, Fox Sports Americas and Fox/Liberty Advertising to instruct their employees, counsel, financial advisors and accountants to cooperate with Rainbow in its investigation of the assets and businesses included in the Fox/Liberty National Contribution, Fox Sports Net and the Fox/Liberty Advertising Assets. Rainbow shall hold, and cause its representatives to hold, all information and documents received pursuant to this Section 5.1(b) confidential and, if the transactions contemplated by this Agreement are not consummated for any reason, shall return to Fox/Liberty all such information and documents and any copies as soon as practicable.

            5.2 Conduct of Business Pending the Closing. From and after the date hereof, until the Closing, Rainbow shall cause the Contributed Businesses, PSA Partnership and Rainbow Advertising (insofar as the Rainbow Advertising Assets are concerned) to operate, and Fox/Liberty shall cause Fox Sports Net, Fox Sports Americas and Fox/Liberty Advertising (insofar as the Fox/Liberty Advertising Assets are concerned) to operate their respective businesses, and Fox/Liberty will operate its business (to the extent included in the Fox/Liberty National Contribution), in the ordinary course in a manner consistent with past practice. None of the Contributed Businesses, PSA Partnership, Rainbow

Advertising (insofar as the Rainbow Advertising Assets are concerned) or Fox/Liberty (insofar as the assets included in the Fox/Liberty National Contribution on concerned), Fox Sports Net or Fox/Liberty Advertising (insofar as the Fox/Liberty Advertising Assets are concerned) may take any action set forth in Sections 4.9(iii), (iv), (v), (vii) and (viii) of the form of Partnership Agreement of the Partnership (as if such entity were the Partnership). Nothing in this Section 5.2 shall (i) limit any action or require any action which is inconsistent with the terms of any partnership agreement, limited liability company agreement (or similar document) relating to a Contributed Business that includes one or more outside partners or investors (other than Affiliates of Rainbow and Fox/Liberty) or is inconsistent with the fiduciary or other obligations of any partner therein (ii) restrict any Contributed Business, PSA Partnership, Rainbow Advertising, Fox Sports Net or Fox/Liberty Advertising from distributing to its partners, members, or stockholders at any time, or from time to time, prior to the Closing cash on a basis generally consistent with past practice (although the timing of such distributions may vary from past practice), and a party to this Agreement will not be in breach of this Section 5.2 if acting or failing to act in reliance on clauses (i) or (ii). Rainbow will not permit the Contributed Businesses to incur additional indebtedness for borrowed money unless (i) as a result, the aggregate indebtedness for borrowed money of the Contributed Businesses outstanding on the Closing Date would not exceed $925 million plus any debt the incurrence of which is agreed to by Fox/Liberty and (ii) the proceeds from the incurrence of such indebtedness are used for repayment of debt or other business purposes but not distribution to the partners.

            5.3 Other Action. Each of the parties hereto shall use its reasonable best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to its obligations to consummate the transactions contemplated by this Agreement.

            5.4 Advertising Assets Schedules. Within 10 days following the date of this Agreement, Rainbow will deliver to Fox/Liberty Schedule 1.2 listing the Rainbow Advertising Assets and any related Advertising Accepted Liabilities. Fox/Liberty may reasonably object within five days to any assets or liabilities included or excluded from such schedule and such schedule shall be amended to accommodate any such reasonable objections. Within 10 days following the date of this Agreement, Fox/Liberty will deliver to Rainbow Schedule 1.3 listing the Fox/Liberty Advertising Assets and any related Advertising Accepted Liabilities. Rainbow may reasonably object within five days to any assets or liabilities included or excluded from such schedules and such schedules shall be amended to accommodate any such reasonable objection.

            5.5 Fox Sports Net Asset Schedule. Within ten days after the date of this Agreement Fox/Liberty will deliver to Rainbow Schedule 1.8B. Rainbow may reasonably object within five days to any assets included or excluded from such schedule and such schedule shall be amended to accommodate any such reasonable objections.

            5.6 Fox Sports Americas. Fox/Liberty will make available to Rainbow all relevant information concerning the business and operations of Fox Sports Americas - U.S. L.P., a Delaware limited partnership ("Fox Sports Americas"), within 10 days following the date of this Agreement and Rainbow shall have 30 days in which to decide whether the assets of Fox Sports Americas, or all of the LLC membership interests in Fox Sports Americas, should be included in the Fox/Liberty National Contribution. Rainbow shall furnish Fox/Liberty written notice of its election. The contribution will be structured in the most tax efficient manner.

            5.7 HSR Filings. If a filing under the HSR Act is required, promptly after the execution of this Agreement, Rainbow and its Affiliate and Fox/Liberty and their Affiliates will use their reasonable best efforts to complete, execute and file all notifications and reports required to be filed under the HSR Act, and will use their reasonable best efforts to provide all information requested by any Governmental Entity from time to time in connection with such notifications and filings.

            5.8 Advertising Budget and Business Plan. The Budget and Business Plan which is Annex B to the National Advertising Partnership Agreement shall be delivered in draft form by Fox/Liberty to Rainbow within 10 business days following the delivery of Schedules 1.2 and 1.3 as provided in Section 5.4 and Rainbow shall have 10 days to review and comment on such draft Budget and Business Plan and the parties shall work together to develop a final version of such Business Plan which is mutually agreeable to both parties. Only the mutually agreed version shall constitute the Budget and Business Plan for purposes of the National Advertising Partnership Agreement.

            5.9 Allocation Policies and Approved Agreements. The Allocation Policies for Indirect Expenses which are Annexes D to the National Sports Partnership Agreement and the National Advertising Agreement and the Approved Agreements schedules which are Annexes A to the National Sports Partnership Agreement and the National Advertising Agreement, shall be delivered in draft form by Fox/Liberty to Rainbow within 10 business days following the date of this Agreement and the parties hereto shall work in good faith to mutually agree upon the final form of such annexes. Only the mutually agreed versions shall constitute the

Allocation Policies and Approved Agreements schedules for purposes of the National Advertising Partnership Agreement and the National Sports Partnership Agreement.

            6. Conditions Precedent; Covenant as to Transaction Documents.

            6.1 Conditions Precedent To Both Parties' Obligations. The performance of the obligations of both of the parties hereto at the Closing is subject to the conditions that, prior to or simultaneously with the Closing:

            (i) the Partnership Agreement relating to the Partnership substantially in the form of Annex A shall have been executed and delivered by the parties thereto.

            (ii) the National Sports Partnership Agreement in substantially the form of Annex B shall have been executed and delivered by the parties hereto.

            (iii) the National Advertising Partnership Agreement in substantially the form of Annex C shall have been executed and delivered by the parties thereto.

            (iv) the Partnership and Fox shall have executed and delivered a Trademark/Tradename License Agreement relating to the use of the name "Fox" that is in form and substance mutually agreeable to the parties hereto.

            (v) each of the Regionals in which Rainbow or Fox/Liberty has an interest (other than an Unrestricted Regional) and Fox shall have executed and delivered a Trademark/Tradename Sublicense Agreement relating to the use of the name "Fox" that is in form and substance mutually agreeable to the parties hereto.

            (vi) the parties hereto or their appropriate Affiliates shall have delivered or caused to be delivered, the amendments to the partnership agreements of Chicago Partnership, Pacific Partnership, PSA Partnership and Prism Partnership in substantially the forms of Annexes E-1 through E-4.

            (vii) the National Sports Affiliation Agreements referred to in Annex F shall have been executed and delivered.

            (viii) the Regional Affiliation Agreements referred to in Annex G shall have been executed and delivered.

            (ix) the Reimbursement and Guarantee Agreement set forth as Annex H shall have been executed and delivered.

            (x) the Advertising Representation Agreements referred to in Annex I shall have been executed and delivered.

            (xi) the Options Reimbursement Agreement in substantially the form of Annex J shall have been executed and delivered by the parties thereto.

            (xi) the Transaction Documents (in addition to those listed above) shall have been executed and delivered by the parties thereto and such parties shall have performed all obligations required to be performed by this Agreement and under the Transaction Documents as of the Closing.

            (xii) the parties hereto shall have received all required regulatory and other third party consents, including approvals of the National Hockey League and the National Basketball Association, and any required waiting periods under the HSR Act shall have terminated.

            (xiii) There shall not be pending or threatened by any Governmental Entity any action, suit or proceeding (or by any other person any action, suit or proceeding which has a reasonable likelihood of success), challenging or seeking to restrain or prohibit consummation of the transactions contemplated to occur at the Closing or seeking to obtain in connection with such transactions any damages that are material in relation to the size of all the transactions to occur at the Closing.

            (xiv) the representations and warranties made by the other party hereto shall be true and correct in all material respects at and as of the Closing (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct on and as of such earlier date) and such party shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by such party.

            6.2 Obligation to Execute Transaction Documents. Upon the satisfaction of all applicable conditions, each party hereto will execute and deliver the Transaction Documents to which it is to be a party and each party will cause each of its Affiliates that is to be a party to a Transaction Document to execute and deliver each such Transaction Document.

            6.3 Frustration of Closing Conditions. Neither Rainbow nor Fox/Liberty may rely on the failure of any condition set forth in Article 6 or 7 to be satisfied if such failure was caused by its or its Affiliate's failure to act in good faith or to cooperate and use all reasonable efforts to cause the applicable Closing to occur as required by Section 5.3.

            7. Documents to Be Delivered at the Closing.

            7.1 By Rainbow.

                  7.1.1 To Fox/Liberty At Closing, Rainbow shall deliver, or shall cause to be delivered, to Fox/Liberty:

            (a) Certificate. A certificate executed by an executive officer of Rainbow stating that the representations and warranties made by Rainbow in this Agreement are true and correct in all material respects at and as of the Closing (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct on and as of such earlier date) and that all of the covenants and other obligations required by this Agreement and the Transaction Documents to be performed by Rainbow and its Affiliates on or prior to the Closing have been performed in all material respects.

            (b) Other Documents. Such other instruments, documents, certificates and opinions as may be reasonably requested by Fox/Liberty to confirm the satisfaction of the Closing conditions and to consummate this Agreement and the transactions contemplated hereby.

                  7.1.2 To the Partnership. At the Closing, Rainbow shall deliver to the Partnership valid and effective instruments of transfer conveying to the Partnership title to each of the Transferred Entity Interests.

                  7.1.3 To the National Sports Partnership. At the Closing Rainbow shall deliver to the National

      Sports Partnership valid and effective instruments of transfer conveying to the National Sports Partnership (i) all of the membership interests in American Sports LLC, (ii) a 50% general partnership interest in PSA Partnership and (iii) all of the outstanding capital stock of SportsChannel Ventures, Inc.

                  7.1.4 To the National Advertising Partnership. At the Closing Rainbow shall cause to be delivered to the National Advertising Partnership valid and effective instruments of transfer conveying to the National Advertising Partnership title to each of the Rainbow Advertising Assets.

            7.2 By Fox/Liberty.

                  7.2.1 To Rainbow. At the Closing Fox/Liberty shall deliver to
      Rainbow:

            (a) Certificates. Certificates executed by executive officers of Fox/Liberty stating that the representations and warranties made by Fox/Liberty in this Agreement are true and correct in all material respects at and as of the Closing (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct on and as of such earlier date) and that all of the covenants and obligations required by this Agreement to be performed by Fox/Liberty at or prior to the Closing have been performed in all material respects.

            (b) Other Documents. Such other instruments, documents, certificates and opinions as may be reasonably requested by Rainbow to confirm the satisfaction of the Closing conditions or to consummate this Agreement and the transactions contemplated hereby.

                  7.2.2 To the Partnership. At the Closing, Fox/Liberty shall deliver to the Partnership an official bank check or checks or wire transfer payable in immediately available funds to the Partnership in the amount of $850,000,000.

                  7.2.3 To the National Sports Partnership. At the Closing, Fox/Liberty shall cause to be delivered to the National Sports Partnership valid and effective instruments of transfer conveying to the National Sports Partnership (i) a 50% general partnership interest in PSA Partnership, (ii) title to all of the Transferred Assets, and (iii) if elected by Rainbow pursuant to Section 5.6, all of the partnership interests in Fox Sports Americas.

                  7.2.4 To the National Advertising Partnership. At the Closing, Fox/Liberty shall cause to be delivered to the National Advertising Partnership title to each of the Fox/Liberty Advertising Assets.

            8. Actions to Be Taken and Agreements to Be Performed After the Closing.

            8.1 Further Documentation. As promptly as practicable after the Closing, Rainbow and Fox/Liberty shall cooperate to prepare and cause to be filed and/or published in accordance with partnership law and other applicable laws, all such certificates, notices and other instruments as may be necessary or appropriate to reflect the changed interests in each of the Contributed Businesses and PSA Partnership resulting from the transactions contemplated hereby. From time to time each party shall execute and deliver, and cause its Affiliates to execute and deliver, such additional instruments of conveyance and transfer and shall, and shall cause its Affiliates, to fully cooperate and take such other actions as may be reasonably necessary to effect the transfers to the Partnership, the National Sports Partnership and the National Advertising Partnership contemplated hereby.

            8.2 Actions to Protect the National Sports Service. (a) Except as provided in Section 8.6, each of Rainbow and Fox/Liberty on behalf of itself and each of its Affiliates, agrees that from and after the Closing neither it nor any of its Affiliates (other than any Unrestricted Regional as provided in Section 8.7) will, directly or indirectly, bid for or acquire Pay Television programming rights to transmit professional sports events (other than the right to air brief highlights of such events) of professional sports teams whose "home" arena or stadium is located in a Covered Region ("Programming Rights"), or own any interest including, without limitation, an equity or profits interest in any other Person (but excluding any interest as a creditor of such Person under any loan or other agreement on an arm's-length basis) (a "Covered Interest"), that owns or bids for or acquires Programming Rights (including through ownership of an interest in a professional sports team).

            (b) The provisions of this Section 8.2 shall apply from and after the Closing and until the 731st day after the Restriction Date as to the National Sports Partnership.

            8.3 Development of New Regional Sports Interests. In the event that Rainbow or any of its Affiliates or Fox/Liberty or any of its Affiliates (other than an Unrestricted Regional as provided in Section 8.7) (a "New Development Party"), proposes to negotiate or bid for an interest in Programming Rights relating to, or a Covered Interest of an entity owning or bidding for Programming Rights relating to, all or any part of the New Development Region (a "New Development Interest") at any time, such New Development Party shall provide Rainbow or Fox/Liberty, as the case may be (the "Offeree"), with written notice of its intention to enter into such negotiations or bidding process.

            (b) Upon the acquisition of a New Development Interest, the New Development Party shall provide the Offeree with written notice of such acquisition. The Offeree shall have an option exercisable by notice to the New Development Party (the "Option Exercise Notice") within 90 days after it is given notice of the acquisition (the "Option Period") to acquire a 50% interest in the New Development Entity, as defined below (an "Option"), on the same terms and conditions as those on which the New Development Party acquired its interest in the New Development Entity. The purchase price for the interests to be purchased pursuant to the Option shall be an amount equal to the product of 50% of the total capital contributions (less distributions) made by any New Development Party in (or from) the New Development Entity prior to the purchase of such interests by the Offeree. The New Development Party shall take no actions that are designed to have the Option contain terms or conditions which it knows the Offeree cannot accept. The Offeree may exercise such Option by providing such New Development Party with the Option Exercise Notice. If there is a party in the New Development Entity other than the New Development Party that is not an Affiliate of the New Development Party (a "Third Party"), the legal entity through which the New Development Interest will be owned and exploited (the "New Development Entity") will be as agreed between the New Development Party and such Third Party, with the Offeree having the right to participate therein on the same terms as the New Development Party. If there is no Third Party at the commencement of the Option Period, and if the Offeree exercises such Option, the New Development Entity shall be a partnership or limited liability company, organized under the laws of the State of New York or Delaware pursuant to a partnership agreement or limited liability company operating agreement substantially in the form of the Second Amended and Restated General Partnership Agreement of SportsChannel Chicago Associates, dated as of July 1, 1991, as amended through the date hereof, with the New Development Party acting as the managing general partner or manager thereof.

            If the Offeree does not exercise such Option within such Option Period, such Option will lapse. The lapse of any Option under this Section 8.3 shall not impair the Offeree's right under this Section 8.3 to receive or exercise subsequent Options which arise as a result of the subsequent acquisition by any New Development Party of any New Development Interest.

            (c) The closing of the Option (the "Option Closing") shall take place at a mutually agreed location, on the later of (i) the twentieth business day following the receipt by such New Development Party of the Option Exercise

Notice or (ii) the third business day following the date of receipt of all necessary consents and approvals of Governmental Entities and the expiration of any waiting period under the Hart-Scott-Rodino Act. The purchase price for the interest in the New Development Entity will be paid to an entity designated by the New Development Entity at the Option Closing in immediately available funds. Each party's obligation to consummate an Option Closing shall be conditioned upon (x) no action or proceeding having been instituted and remaining in effect at the time such consummation would otherwise have occurred against the New Development Entity or any of the owners of or investors in the New Development Entity or their parent entities, partners, directors or officers by or before any Governmental Entity to restrain, enjoin, prohibit or otherwise challenge, or to obtain substantial damages or other relief in respect of, the formation of such New Development Entity or the acquisition by it of the New Development Interest and which in the good faith opinion of such party would make it inadvisable to consummate such transactions; and (y) any waiting period imposed by any statute or regulation of a Governmental Agency which must expire, or any approval or consent of any Governmental Agency which must be obtained, prior to consummation of the formation of such New Development Entity shall not have expired or been obtained within 270 days following the receipt by such New Development Party of the

Option Exercise Notice despite the reasonable best efforts of the parties responsible therefor (each of the events described in this sentence is referred to as a "Prohibitory Action"). If it is determined that filings under the HSR Act are required in connection with the exercise of an Option, the parties will coordinate and cooperate with one another in exchanging such information and assistance as the others may reasonably request, and in responding to any subsequent inquiries that may be made.

            (d) Except as provided in the next sentence, each of Rainbow and Fox/Liberty covenant and agree that if it is a New Development Party it will, until the expiration of the Option Period or if an Option Exercise Notice has been given, until the Option Closing or the termination or surrender of the Option, keep the interests in any New Development Entity subject to an Option available for transfer pursuant to such Option, and free from any lien, charge, pledge or other encumbrance that would not be released upon transfer of such interest pursuant to this Section 8.3. Nothing in this Section 8.3 shall restrict a New Development Party from transferring all or a portion of its interest in any New Development Entity in one or more transactions during the Option Period and prior to the Option Closing; provided, that if a New Development Party transfers any of its interest in any New Development Entity, then, as a condition to such transfer, the transferee shall agree, in a writing reasonably satisfactory to the Offeree to be bound by the provisions of this Section 8.3.

            (e) The provisions of this Section 8.3 shall apply from and after the Closing and until the Restriction Date as to the National Sports Partnership.

            8.4 Development of New Regional Nonsports Interests. In the event that Rainbow or any of its Affiliates or Fox/Liberty or any of its Affiliates (other than an Unrestricted Regional as provided in Section 8.7) acquire or develop a new Pay Television network, featuring programming other than sports or sports related programming, having a particular appeal to one region or local area and closely related to any business of the Partnership and operating in a Covered Region in which the Partnership owns an interest in a Regional ("Regional Nonsports Programming") or a Covered Interest in any other Person that owns or bids for or acquires Regional Nonsports Programming (a "Regional Nonsports Interest"), such party or its Affiliate, as the case may be, shall immediately offer the Partnership the right to acquire such Regional Nonsports Programming or such Covered Interest on the same terms on which such party or its Affiliate acquired such Regional Nonsports Programming. The Partnership shall have 30 days to accept or reject such offer and an additional 60 days (or longer if required to obtain all necessary approvals and consents but in any event not more than 270 days from the date of acceptance of the offer) to consummate such purchase. The provisions of the third and fourth sentences of Section 8.4(c) shall apply to a transaction under this Section 8.4. This Section 8.4 shall apply from and after the Closing and until the Restriction Date as to the Partnership.

            8.5 Network Interests. From and after the Closing and until the Restriction Date as to the National Sports Partnership, if any of the parties hereto or any of their Affiliates starts or acquires a National Sports Service or any network distributed in the United States that is Controlled by such party or any of its Affiliates at any time is a National Sports Service, then the other party hereto or any of its Affiliates designated by such party will have an option to acquire one-half (1/2) of the interest owned by such entities at its Fair Market Value (as such term is defined in the Partnership Agreement) on the terms and conditions and in accordance with the procedures set forth in
Section 8.3 hereof.

            8.6 Excepted Transactions. The provisions of Section 8.2, 8.3, 8.4 and 8.5 shall not prohibit or restrict the following, except as provided in this
Section 8.6: (a) a party or its Affiliates from owning or acquiring a Covered Interest in any Person that directly or through one or more subsidiaries or other entities owns a professional sports franchise or the Programming Rights to the sports events of a professional sports franchise, so long as (i) such franchise or Programming Rights are not a principal business of such Person and
(ii) the professional sports franchises and Programming Rights to sports events of professional sports franchises owned by such Person (directly or through one or more subsidiaries) were owned on the date of initial acquisition of the Covered Interest therein by the party or its Affiliates and (iii) if as a result of such ownership or acquisition the party and its Affiliates Control such Person, the acquisition of the Covered Interest is treated as a New Development Interest (whether or not the Covered Interest would otherwise meet the definition of New Development Interest) and, in any event, all actions by such Person while it is Controlled by such party and its Affiliates shall be subject to Sections 8.2, 8.3, 8.4 and 8.5; or (b) a party or its Affiliates from owning or acquiring a Covered Interest in a professional sports franchise but no Programming Rights with respect to the events of that professional sports franchise may be owned by any entity in which such party or such Affiliate, or any of its Affiliates, has a direct or indirect ownership interest other than a Regional in which Fox/Liberty and Rainbow both have a direct or indirect ownership interest, or (c) a Regional from bidding for or acquiring Programming Rights including through ownership of an interest in a sports franchise in its own Covered Region or owning or acquiring a Covered Interest in any Person that directly or through one or more subsidiaries or other entities owns Programming Rights in that Regional's own Expanded Covered Region; or (d) prohibit or restrict any party or its Affiliates from acquiring, solely as an investment and through private and market purchases, or owning securities of any corporation which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and which are publicly traded, so long as such party and its Affiliates are not a part of any Control group of such corporation and such securities constitute (after conversion, exchange or exercise, in the case of any such securities that are convertible into, or exercisable or exchangeable for, voting securities) less than 15 percent of the outstanding voting power of that public company or prohibit or restrict such corporation from bidding for or acquiring Programming Rights; or (e) any party or its Affiliates from owning or acquiring any Covered Interest in the National Sports Partnership or any other "national" sports programming network so long as the National Sports Partnership or such successor or other network, as the case may be, is operating as a "national" sports programming network and is not acquiring Programming Rights for the sole or primary purpose of distributing such programming through Pay Television to a Covered Region; or (f) any Person (an "Acquiror") from acquiring an interest in a party or any of its Affiliates after the date of this Agreement and continuing to own such interest and conduct its existing businesses and activities and its Affiliates' conducting their existing business and activities notwithstanding that such ownership or conduct of business and activities would violate the restrictions on Affiliates contained in Sections 8.2, 8.3, 8.4 or 8.5; provided that (i) this clause (f) shall not authorize any actions, ownership or activities by Rainbow Media, Fox, Inc. or Liberty Media Corporation or any entities Controlled by any of them or by their successors and (ii) this clause (f) shall not authorize an Acquiror or its Affiliates to engage in new activities or enter into, acquire or develop new businesses in violation of Sections 8.2, 8.3, 8.4 and 8.5; or (g) any Person that is a cable television operator or an Affiliate thereof from developing and distributing Regional Nonsports Programming to cable systems provided that no license fee is paid by such cable systems for such programming.
Section 8.2 shall not apply to Programming Rights relating to professional sports teams that are not (i) Major League Baseball teams, (ii) National Football League teams, (iii) National Hockey League teams, (iv) Major League Soccer teams or (v) National Basketball Association teams, in each case in a Covered Region and whose games are currently carried on a Regional other than the Regional in whose Covered Region such team has its "home" arena or stadium.

            8.7 Unrestricted Regionals, Etc. The provisions of Sections 8.2, 8.3, 8.4 and 8.5 shall not apply to any Unrestricted Regional, however, each party agrees that it and its Affiliates will not cause an Unrestricted Regional to engage in conduct that is contrary to such sections so long as not causing the Unrestricted Regional to do so would be consistent with such party's or Affiliate's fiduciary and other obligations to the partners, stockholders or other outside equity investors in such Unrestricted Regional. Subject to Section
8.6 and subject to each party's and its Affiliate's fiduciary and other obligations, when Sections 8.2, 8.3, 8.4 and 8.5 apply to Affiliates of a party, such party shall be required to cause each such Affiliate to act in accordance with such provision and shall be fully responsible to the other party for any failure by its Affiliates to so act, whether or not such party in fact had the power to cause such Affiliate to so act.

            8.8 Employees and Employee Benefits.

            (a) Subject to the right to terminate employees for cause, the National Sports Partnership and the National Advertising Partnership, as the case may be (the "Employing Partnership"), shall, for a period of one year after the Closing Date (the "Employment Period"), continue the employment of the employees of Rainbow Advertising, PSA Partnership and American Sports LLC (the "Transferred Employees"), in all cases at substantially the same rate of compensation (including bonuses and commissions), position and place of employment held by the Transferred Employees immediately prior to the Closing Date.

            (b) The Employing Partnership shall maintain during the Employment Period, without interruption, employee compensation and benefit plans, programs and policies and fringe benefits (including bonuses, commissions, vacations and severance arrangements) that provide benefits to the Transferred Employees that are no less favorable than those provided by the Employing Partnership to comparable employees of the Employing Partnership.

            (c) Transferred Employees shall be given credit for all service with Rainbow Advertising, PSA Partnership, American Sports LLC and their Affiliates, in each case under all employee benefit plans, programs and policies (including vacation and severance arrangements) and fringe benefits in which they become participants as provided in Section 8.8(b) for purposes of eligibility, vesting and benefit accrual and no Transferred Employee will be subjected to any waiting periods or limitations on benefits for pre-existing conditions. Each Transferred Employee will be credited with the amount of vacation time accrued by such Transferred Employee through 12:01 a.m. on the Closing Date.

            (d) Subject to applicable law, during the Employment Period, the Employing Partnership shall only have the right to terminate the employment of any Transferred Employee if such termination is for cause.

            8.9 "Fox" Branding; Trademarks. Rainbow and Fox/Liberty agree that from and after the Closing they shall cooperate to cause all Regionals in which they have an interest (other than MSG and SportsChannel New York and any Unrestricted Regional) to operate under the name "Fox Sports [insert region]" not later than a reasonable period of time after each Regional begins carrying the national programming service of the National Sports Partnership. Fox shall license each such Regional to use the "Fox" name under a Trademark/Tradename License Agreement that is in form and substance mutually agreeable to the parties hereto.

            8.10 Use of Investment Proceeds. The net proceeds to the Partnership from the Fox/Liberty Partnership Contribution shall be used as described in a letter from Fox/Liberty to Rainbow dated the date hereof.

            8.11 Right of First Refusal. If any party hereto or any of its Affiliates shall wish to transfer, directly or indirectly, any interest in any Regional (other than a Regional in which the Partnership has an interest), the party (or its Affiliates, as the case may be (the "Seller") shall first consult with the other party to this Agreement to determine whether it is possible to reach agreement on selling that interest to such party or its Affiliates but with no obligation on the part of either entity to reach such agreement.

            9. Indemnification.

            (a) Indemnification by Rainbow. Rainbow will indemnify Fox/Liberty and its officers, directors and Affiliates (the "Fox/Liberty Indemnified Parties" and, together with the Rainbow Indemnified Parties, as hereinafter defined, the "Indemnified Parties") against any loss or damage suffered by any of them as a result of (i) a breach of any representation and warranty of Rainbow hereunder of which no Fox/Liberty Indemnified Party has knowledge of as of Closing, (ii) any Excluded Liability of American Sports LLC or SportsChannel Ventures, Inc. and (iii) any taxes imposed with respect to any taxable period ending on or before the Closing pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of any state or local law imposing several liability upon the members of a consolidated, combined, affiliated or unitary group) on the National Sports Partnership or Liberty/Fox as a result of SportsChannel Ventures, or any other corporation which is part of a Contributed Business, having joined with Cablevision Systems Corporation (or its Affiliates) in the filing of a consolidated, combined or unitary tax return during any taxable period ending on or prior to the Closing. (each such loss or liability being hereinafter referred to as an "Fox/Liberty Indemnified Liability"). Rainbow's obligation to indemnify the Fox/Liberty Indemnified Parties as provided in this
Section 9 shall be subject to the following limitations: (I) Rainbow shall not, in any case, be obligated to indemnify against any loss or damage from Fox/Liberty Indemnified Liabilities to the extent the amount thereof, excluding any claims under, or for breach of, Section 11, does not exceed in the aggregate $10,000,000 (the "Basket") and shall only be liable for amounts in excess of the Basket; (II) the claims under this Section 9(a) shall not, in any event, exceed $510 million (the "Liability Limit"); (III) Fox/Liberty must assert any claim for indemnification against Rainbow within six months following the Closing except that if such claim is in respect of a breach of any representation or warranty, such claim may be asserted until the date on which such representation and warranty ceases to survive as provided in Section 3.2; and (IV) the Fox/Liberty Indemnified Liabilities shall not include any loss or damage that any Fox/Liberty Indemnified Party would have suffered had this Agreement not been executed and delivered, including as a direct or indirect partner in any Contributed Business. Subject to the immediately preceding sentence, loss or damage suffered by Fox/Liberty with respect to any loss in a Contributed Business shall be equal to, without limitation, the incremental indirect interest in any Fox/Liberty Indemnified Loss obtained as a result of the incremental ownership interest acquired hereunder by Fox/Liberty, but shall not include any diminution in the value of any asset other than as a result of the assertion of a Fox/Liberty Indemnified Liability that directly reduces the value of an asset by offset or otherwise.

            (b) Indemnification by Fox/Liberty. Fox/Liberty will indemnify Rainbow and its officers, directors and Affiliates (the "Rainbow Indemnified Parties" and together with the Fox/Liberty Indemnified Parties, the "Indemnified Parties") against any loss or damage suffered by any of them as a result of (i) a breach of any representation and warranty of Fox/Liberty hereunder of which no Indemnified Party has knowledge of as of Closing and (ii) any Excluded Liability of or relating to Fox Sports Americas or Fox Sports Net (each such loss or liability being hereinafter referred to as a " Rainbow Indemnified Liability"). The obligation of Fox/Liberty to indemnify the Rainbow Indemnified Parties as provided in this Section 9 shall be subject to the following limitations: (I) Fox/Liberty shall not, in any case, be obligated to indemnify against any loss or damage from Rainbow Indemnified Liabilities to the extent the amount thereof does not exceed in the aggregate $1,000,000 (the "Fox/Liberty Basket" and, together with the Rainbow Basket, the "Basket") and shall only be liable for amounts in excess of the Fox/Liberty Basket; (II) the claims under this Section 9(b) shall not, in any event, exceed $50 million (the "Fox/Liberty Liability Limit" and, together with the Rainbow Liability Limit, the "Liability Limit"); (III) Rainbow must assert any claim for indemnification against Fox/Liberty within six months following the Closing except that if such claim is in respect of a breach of any representation or warranty, such claim may be asserted until the date or which such representation and warranty ceases to survive as provided in Section 4.2; and (IV) the Rainbow Indemnified Liabilities shall not include any loss or damage that any Rainbow Indemnified Party would have suffered had this Agreement not been executed and delivered.

            (c) Indemnification Procedures. The Indemnified Party shall notify the party such claim is being made against (the "Indemnifying Party") in writing within 45 days after the Indemnified Party actually becomes aware of any event, or discovers any facts, which in its opinion entitle or may entitle it to indemnification hereunder from the Indemnifying Party. The Indemnified Party's failure to do so shall not (except as stated in the above section) preclude it from seeking indemnification hereunder except to the extent such failure materially prejudices the Indemnifying Party's ability to defend as provided herein. With respect to any threatened or asserted claims of third parties, the defense of such claims shall be managed as follows: (i) for claims against the Indemnified Party falling wholly within the Basket and as to which the Indem-nified Party will not seek indemnity, in whole or in part, the Indemnified Party may, if it chooses, defend such claim by counsel of its own choosing reasonably satisfactory to the Indemnifying Party and the Indemnifying Party shall cooperate with the Indemnified Party in the defense of such claim and the Indemnifying Party may at its own expense participate in the defense of such claim by counsel of its own choosing; (ii) for all other claims, the Indemnifying Party shall promptly defend such claim by counsel of its own choosing reasonably satisfactory to the Indemnified Party and the Indemnified Party shall cooperate with the Indemnifying Party in the defense of such claim and the Indemnified Party may participate at its own expense in the defense of such claim by counsel of its own choosing; provided, however, that with regard to claims seeking a remedy other than monetary damages, or if the Indemnified Party has defenses available to it that are not available to the Indemnifying Party, the Indemnified Party may, without waiving any rights, participate in the defense of such claim and any such participation shall be at the Indemnified Party's expense. The Indemnified Party shall be entitled to direct or control the defense of such claim under clause (ii) above if the Indemnified Party waives all right to indemnification it may have in respect of such claim under this Section 9. Unless the Indemnified Party has assumed the defense of a claim as provided in the preceding sentence, the Indemnified Party shall concur in the settlement of any matter on the basis stipulated by the Indemnifying Party (with the Indemnifying Party being responsible for all costs and expenses of such settlement).

            If the Indemnifying Party fails to defend the Indemnified Party within a reasonable time after it is given notice of a third-party claim, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Indemnifying Party with counsel of the Indemnified Party's choosing. If the Indemnified Party has undertaken the defense of a claim pursuant to the preceding sentence, the Indemnifying Party may assume the defense of such claim at any time prior to the settlement, compromise or final determination thereof as provided in and subject to the provisions of the immediately preceding paragraph.

            Any payment under this Section 9 shall be treated by the parties hereto and thereto as an adjustment to the contributed capital for the Partnership Interest.

            10. Termination.

            10.1 Termination Rights. This Agreement may be terminated and the transactions contemplated herein may be abandoned, (a) by mutual consent of the parties hereto, or (b) by any party by notice to the other party if the Closing Date shall not have occurred on or before March 31, 1998.

            10.2 No Liabilities in Event of Termination. In the event of any termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of any of the parties hereto or their respective officers or directors, except that termination shall not preclude any party from bringing an action against another party for breach of any covenant or agreement contained herein that occurs prior to termination, including for breach of any of the confidentiality obligations herein.

            11. Brokerage. Each of Fox/Liberty and Rainbow represents to and agrees with each other that it has not retained any broker or finder in the negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby, other than the retention of Bear, Stearns & Co. Inc. by Rainbow (whose fees and expenses shall be paid by the Partnership at the Closing). Each of Fox/Liberty and Rainbow shall indemnify and save harmless the other from and against any and all claims, liabilities or obligations (including legal fees) with respect to brokerage or finders' fees or commissions in connection with this transaction asserted by any Person on the basis of any communication alleged to have occurred between or on behalf of such party and such Person, other than with respect to Bear, Stearns & Co. Inc.

            12. Non-Recourse. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed by the parties hereto that no representation, undertaking or agreement made in this Agreement on the part of Rainbow or Fox/Liberty was made or intended to be made as a personal or individual representation, undertaking or agreement on the part of any incorporator, stockholder, director, officer, agent, or partner (past, present or future), of Rainbow or Fox/Liberty, and no personal or individual liability or responsibility is assumed by, nor shall any recourse at any time be asserted or enforced against, any such incorporator, stockholder, director, officer, agent, or partner, all of which recourse (whether in common law, in equity, by statute or otherwise) is hereby forever waived and released.

            13. Expenses. Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement and the consummation of the transactions contemplated hereby and the preparation therefor. Without limiting the foregoing, no expenses incurred by any party hereto shall be borne directly or indirectly by the Partnership, any Contributed Business, the National Sports Partnership, PSA Partnership or Fox Sports Net, except as provided in Section
11. Any real property transfer taxes shall be borne by the transferee of the assets or interests giving rise to such tax.

            14. Assignment and Binding Effect. Except as otherwise provided herein, this Agreement shall not be assignable by any party without the prior written consent of the other parties hereto; provided, that the rights and obligations of a party (the "Transferring Party") under this Agreement (including without limitation the provisions of Section 9) may be transferred to the transferee in connection with a merger with, or sale of all or substantially all the assets of such Transferring Party to an entity under direct or indirect common Control with such Transferring Party prior to the Closing as a part of a reorganization or restructuring involving the Transferring Party; provided, that the beneficial ownership of Rainbow or Fox/Liberty, as the case may be, in the affiliated entity after such transaction will not be less than the direct and indirect beneficial ownership of Rainbow or Fox/Liberty, as the case may be, in such Transferring Party; provided, further, that the assignee shall expressly assume the obligations of the Transferring Party hereunder in a writing delivered to the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            15. Construction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

            16. Notices. All notices, demands, requests and other communications required or permitted to be given hereunder shall be given in writing and shall be deemed duly given on the date sent by facsimile transmission with machine answerback mailed by registered mail, postage prepaid and, pending the designation of another address, addressed as follows:

      If to Rainbow:

              Rainbow Media Holdings, Inc.
              150 Crossways Park West
              Woodbury, New York  11797
              Attn: President

           cc:  Executive Vice President,
              Legal and Business Affairs
              Rainbow Program Enterprises
              150 Crossways Park West
              Woodbury, New York  11797

           cc:  Cablevision Systems Corporation
              One Media Crossways
              Woodbury, New York  11797
              Attn: Executive Vice President
                    and General Counsel

      If to Fox/Liberty:

              Fox Sports Net, LLC
              1440 South Sepulveda Blvd.
              Suite 218
              Los Angeles, CA  90025
              Attention:  Tony Ball
              Telecopy: (310) 445-4335

      With copies to:

              Liberty Media Corporation
              8101 E. Prentice Avenue
              Suite 500
              Englewood, CO  80111
              Attention:  President
              Telecopy: (303) 721-5415
      and:

              Tele-Communications, Inc.
              5619 DTC Parkway
              Englewood, CO  80111
              Attention: Legal Department
              Telecopy:  (303) 488-3245

      and:

              Sherman & Howard L.L.C.
              3000 First Interstate Tower North
              633 Seventeenth Street
              Denver, Colorado  80202
              Attention: Charles Y. Tanabe, Esq.
              Telecopy:  (303) 298-0940

      and:

              The News Corporation Limited
              1211 Avenue of the Americas
              New York, New York  10036
              Attention: Arthur M. Siskind, Esq.
                         Senior Executive Vice President
                         and Group General Counsel
              Telecopy:  (212) 768-2029

      and:

              Fox Television
              10201 West Pico Boulevard
              Los Angeles, California  90035
              Attention: Jay Itzkowitz, Esq.
                         Senior Vice President
                         Legal Affairs
              Telecopy:  (310) 369-2572

      and:

              Squadron, Ellenoff, Plesent & Sheinfeld, LLP
              551 Fifth Avenue
              New York, New York  10176
              Attention: Joel Papernik, Esq.
              Telecopy:  (212) 697-6686

            17. Benefit. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any Person other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof (other than pursuant to Sections 3.1.15, 4.1.15, 9 and 12 hereof), all of which shall be for the sole and exclusive benefit of the parties hereto.

            18. Press Releases. All press releases or other public communications of any sort relating to the subject matter of this Agreement and the method of the release shall be subject, except as otherwise required by law, to the prior approval of Rainbow and Fox/Liberty which approval shall not be unreasonably withheld.

            19. Headings. The headings of the Sections of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any Section.

            20. Schedules. All schedules and annexes delivered pursuant to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

            21. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each were to the same Agreement.

            22. Entire Agreement. This Agreement, including the schedules and annexes hereto, represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof (except with respect to the matters covered by the other Transaction Documents and except for any contemporaneous writing signed by both parties which specifically refers to this Agreement), and supersedes all prior negotiations among the parties hereto with respect to such subject matter. This Agreement can be amended, modified, supplemented, extended, terminated, discharged or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by the party against whom enforcement of any such amendment, modification, supplement, extension, termination, discharge or change is sought.

            23. Confidentiality. No party to this Agreement shall, during the period when any provision of this Agreement is in effect and for a period of two years after the date of this Agreement, disclose any information (that is not publicly available or generally known other than by breach of the provisions of this Section) obtained by such party pursuant to or in connection with the negotiation, operation, delivery and performance of this Agreement to any person, except (i) with the prior written consent of the other party; (ii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys and any stock exchange upon which its parent's securities are listed; provided, that such party shall be liable for any breach by such parent company, auditors or attorneys of any provision of this Section 23; (iv) in connection with the enforcement of such party's rights hereunder; (v) disclosures to an Affiliate of, or to a professional advisor to, such party in connection with the performance by such party of its obligations hereunder; provided, that such party shall be liable for any breach by such Affiliate or professional advisor of any provision of this Section 23; and (vi) to a prospective purchaser of such party or of all or a portion of such party's interest in one or more of the entities that are the subject of this Agreement; provided, that such party shall be liable for any breach by such prospective purchaser of any provision of this Section 23.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed in its name and on its behalf, all as of the date first above written.

                                 RAINBOW MEDIA SPORTS HOLDINGS, INC.


                                 By:  /s/ Marc Lustgarten
                                     ------------------------------------

                                 FOX SPORTS NET, LLC


                                 By:  /s/ Jay Itzkowitz
                                     ------------------------------------

                                                                         ANNEX A


================================================================================


                          GENERAL PARTNERSHIP AGREEMENT

                        OF REGIONAL PROGRAMMING PARTNERS


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I
     DEFINITIONS

ARTICLE II
     FORMATION OF GENERAL PARTNERSHIP
     2.1  Formation...........................................................17
     2.2  Name................................................................18
     2.3  Compliance with Partnership and Other Laws..........................18
     2.4  Principal Place of Business.........................................18
     2.5  Purpose.............................................................19
     2.6  Term of Partnership.................................................19
     2.7  Qualification in other Jurisdictions................................19
     2.8  Ownership of Property...............................................20

ARTICLE III
     PARTNERSHIP CAPITAL
     3.1  Capital Contributions...............................................20
     3.2  Failure to Make Capital Contributions...............................21
     3.3  Capital Accounts....................................................28
     3.4  Allocation of Items of Partnership Income,
            Gain, Loss, Deduction and Credit..................................31
     3.5  Distributions.......................................................36
     3.6  Partnership Funds...................................................37
     3.7  Borrowings..........................................................38

ARTICLE IV
     MANAGEMENT OF THE PARTNERSHIP
     4.1  Management of the Partnership's Business............................39
     4.2  Partners' Committee.................................................42
     4.3  Budget and Business Plan............................................44
     4.4  Limitation on Agency................................................46
     4.5  Managing Partner's Services and Expenses............................48
     4.6  Liability of Partners' Committee and
            Managing Partner..................................................48
     4.7  Indemnification.....................................................50
     4.8  Approved Agreements.................................................51
     4.9  Unanimous Actions by Partners.......................................52
     4.10  Removal of Managing Partner........................................55

ARTICLE V
     BOOKS AND RECORDS; REPORTS TO PARTNERS
     5.1  Books and Records...................................................57
     5.2  Financial Reports...................................................58
     5.3  Tax Returns and Information.........................................61

ARTICLE VI
     PLEDGES, TRANSFERS, ADMISSIONS, WITHDRAWALS

                                                                            Page
                                                                            ----
     6.1  Transfer by Partners................................................66
     6.2  Buy-Out Procedure...................................................72
     6.3  Additional Provisions Relating to Transfer..........................76
     6.4  Effect of Attempted Transfer; Withdrawals
            and Admissions Generally..........................................79
     6.5  Tax Allocation Adjustments; Distributions
            After Transfer....................................................79
     6.6  Certain Affiliate Transferee Transactions
            Not Deemed Transfers..............................................80
     6.7  IPO-Call Procedure..................................................82

ARTICLE VII
     EVENTS OF DEFAULT
     7.1  Events of Default...................................................86
     7.2  Remedies of Non-Defaulting Partners.................................87

ARTICLE VIII
     DURATION AND TERMINATION OF THE PARTNERSHIP
     8.1  Events of Termination...............................................90
     8.2  Winding-Up..........................................................90
     8.3  Purchase Option Upon Bankruptcy of a Partner........................94

ARTICLE IX
     COVENANTS, REPRESENTATIONS AND WARRANTIES
     9.1  Compliance with Applicable Law......................................96
     9.2  No Restrictive Covenants............................................96
     9.3  Indemnification of Partners; Contribution...........................97
     9.4  Notice of Change in Control and Indirect
            Transfer..........................................................98

ARTICLE X
     MISCELLANEOUS
     10.1  Waiver of Partition................................................99
     10.2  Modification; Waivers..............................................99
     10.3  Entire Agreement..................................................100
     10.4  Severability......................................................100
     10.5  Notices...........................................................101
     10.6  Successors and Assigns............................................103
     10.7  Counterparts......................................................103
     10.8  Headings; Cross-references........................................103
     10.9  Construction......................................................104
     10.10  Property Rights; Confidentiality.................................104
     10.11  Non-Recourse.....................................................107
     10.12  Further Actions..................................................107
     10.13  Survival.........................................................108
     10.14  Governing Law....................................................108
     10.15  No Right of Set-Off..............................................108
     10.16  Expenses of the Parties..........................................108
     10.17  Unregistered Interests...........................................109

                                                                            Page
                                                                            ----
ANNEXES

A    Approved Agreements of the Partnership
B    Budget and Business Plan
C    Form of Subordinated Note
D    Allocation Policy for Indirect Expenses

            THIS GENERAL PARTNERSHIP AGREEMENT (the "Agreement") of Regional Programming Partners, a general partnership organized under the laws of the State of New York (the "Partnership"), made as of [insert Effective Date], is entered into by and between Rainbow Regional Holdings, Inc., a Delaware corporation ("Rainbow Partner"), and Fox Sports RPP Holdings LLC, a Delaware limited liability company ("Fox/Liberty Partner").

                              W I T N E S S E T H:

            WHEREAS, Rainbow Partner and Fox/Liberty Partner desire to form the Partnership to, among other things, own interests in regional sports programming networks, programming networks of local interest and Madison Square Garden.

            WHEREAS, pursuant to the Formation Agreement, dated as of June 22, 1997, between Rainbow Media Sports Holdings, Inc. and Fox/Liberty Networks, LLC (the "Formation Agreement"), Rainbow Partner is contributing its interests in certain regional sports programming networks, programming networks of local interest and Madison Square Garden and Fox/Liberty Partner is contributing cash, in each case, to the Partnership in exchange for an Interest in the Partnership.

            WHEREAS, Rainbow Partner and Fox/Liberty Partner wish to set forth their respective rights and obligations with respect to the formation of the Partnership under the Partnership Law of the State of New York.

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            As used herein, the following terms have the meanings assigned to them in this Article (except as otherwise expressly provided) and include the plural as well as the singular, and all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, as in effect from time to time and any capitalized term used herein and not defined in this
Article is defined in the provision of this Agreement where such term is first used:

            Adjusted Capital Account Deficit: With respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant taxable period, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts that such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the next-to-last sentences of Treasury Regulations Section 1.704-2(g)(1) and Treasury Regulations Section 1.704-2(i)(5), and (ii) debit to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4),
      (5) and (6).

            Affiliate: As to any Person, any other Person that directly or indirectly through one or more intermediaries is Controlled by, Controls or is under common Control with, such Person. For purposes of this definition, (x) so long as Liberty owns, directly or indirectly, an interest in Fox/Liberty Partner, any Affiliate of Fox/Liberty Partner shall be deemed an Affiliate of Liberty, and Liberty shall be deemed an Affiliate of Fox/Liberty Partner and any Affiliate of Liberty shall be deemed an Affiliate of Fox/Liberty Partner, (y) so long as Fox owns, directly or indirectly, an interest in Fox/Liberty Partner, any Affiliate of Fox/Liberty Partner shall be deemed an Affiliate of Fox, and Fox shall be deemed an Affiliate of Fox/Liberty Partner and any Affiliate of Fox shall be deemed an Affiliate of Fox/Liberty Partner, and (z) Twentieth Holdings Corporation and its Subsidiaries shall be deemed to be Affiliates of Fox. Notwithstanding the foregoing, (i) neither the Partnership nor any Person Controlled by the Partnership shall be deemed to be an "Affiliate" of any Partner or of any Affiliate of any Partner, (ii) no Partner or any Affiliate thereof shall be deemed to be an "Affiliate" of any other Partner or any Affiliate thereof solely by virtue of its Interest in the Partnership, and (iii) neither Liberty or its Affiliates (other than Liberty Partner) on the one hand nor Fox or its Affiliates (other than Liberty Partner) on the other hand shall be deemed to be an "Affiliate" of the other solely by virtue of their ownership of Fox/Liberty Partner.

            Affiliate Transferee: As defined in Section 6.6(a).

            Agreement: This General Partnership Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

            Allocated Interest Offer Price: In the case of any proposed sale of an Offered Interest (as defined in Section 6.1(b)) in conjunction with other property owned by a Partner or an Affiliate of a Partner an amount equal to the product of the aggregate consideration, including, without limitation, the assumption of debt and any contractual payments to be received for all such property and a fraction, the numerator of which is equal to the Fair Market Value of the Offered Interest and the denominator of which is equal to the Fair Market Value of all such property to be sold.

            Appraiser: An independent investment banking firm appointed in accordance with the terms of this Agreement that (a) is not (i) an Affiliate, or an officer, director, employee or holder of any voting securities of the Partnership or any Partner or (ii) an officer, director, employee or holder of more than 5% of the voting securities of any Affiliate of any Partner, and (b) is engaged as a regular part of its business in the valuation of business entities.

            Approved Agreements: The agreements listed in Annex A to this Agreement as the same may be amended from time to time in accordance with the provisions hereof and thereof.

            Arm's-length basis: As to any transaction, agreement or other arrangement, being on terms that would be reached by unrelated parties not under any compulsion to contract.

            Bankruptcy: The "Bankruptcy" of a Partner shall be deemed to have occurred and a Partner shall be "Bankrupt" for purposes of this Agreement upon the happening of any of the following:

                  (a) The valid appointment of a receiver or trustee to
            administer all or a substantial portion of a Partner's assets or a Partner's Interest in the Partnership;

                  (b) The filing by a Partner of a voluntary petition for relief under the Bankruptcy Code or of a pleading in any court of record admitting in writing its inability to pay its debts generally as they become due;

                  (c) The making by a Partner of a general assignment for the benefit of creditors;

                  (d) The filing by a Partner of an answer admitting the
            material allegations of, or its consenting to or defaulting in answering, a petition for relief filed against it in any proceeding under the Bankruptcy Code; or

                  (e) The entry of an order, judgment or decree by any court of competent jurisdiction, granting
            relief against a Partner in a proceeding under the Bankruptcy Code, and such order, judgment or decree continuing unstayed and in effect for a period of thirty (30) days after such entry.

            Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended from time to time, any successor federal statute or any state law for the relief of debtors.

            Bona Fide Offer: As defined in Section 6.1(b).

            Budget: At any time, the then-effective annual operating and capital budget for the Partnership. The 1997 Budget is annexed hereto as Annex B.

            Business Day: Each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York City are authorized or obligated by law to close.

            Business Plan: The business plan for the Partnership for the period from January 1, 1997 through December 31, 2001, a copy of which is annexed hereto as Annex B, or the then-effective five-year business plan for the Partnership.

            Buying Partners: As defined in Section 6.2(a).

            Buy-Out Closing Date: As defined in Section 6.2(d).

            Buy-Out Commencement Date: (i) The later of (a) the third anniversary of the Effective Date or (b) the date on which a Buy-Out Trigger occurs and (ii) the date on which Fox/Liberty Partner gives a notice to remove the Managing Partner pursuant to Section 4.10.

            Buy-Out Price: As defined in Section 6.2(b).

            Buy-Out Procedure: As defined in Section 6.2.

            Buy-Out Trigger: The date on which Fox/Liberty Partner shall have voted against a second separate matter submitted by Rainbow Partner to either the Partners' Committee pursuant to Section 4.2 or to all Partners for unanimous consent pursuant to Section 4.9. Rainbow Partner agrees that it shall not submit any matter to the Partners' Committee pursuant to
      Section 4.2 or all Partners for unanimous consent pursuant to Section 4.9 with knowledge that no reasonable Partner would approve such matter.

            Call Price: As defined in Section 6.7(b).

            Capital Account: As defined in Section 3.3(a).

            Cash Flow Businesses: (i) Each business (other than those referred to in clause (ii)) of the Partnership, or in which the Partnership has a direct or indirect investment, that produces positive Free Cash Flow for the relevant period and (ii) Madison Square Garden LP and each regional sports programming business in which the Partnership has a direct or indirect interest.

            Change in Control: As to any Partner, a change, shift or transfer of Control with respect to such Partner (including any change in the Control of any entity Controlling such Partner). Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to (i) Rainbow Partner as a result of a change, shift or transfer of Control with respect to RMH or any Person Controlling RMH; (ii) Fox/Liberty Partner as a result of a change, shift or transfer of Control with respect to Liberty or any Person Controlling Liberty; or (iii) Fox/Liberty Partner as a result of a change, shift or transfer of Control with respect to Fox or any Person Controlling Fox.

            Code: The United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes to the Internal Revenue Code of 1986.

            Complying Partner: As defined in Section 3.2(a).

            Contributing Partner: As defined in Section 3.2(a).

            Contribution Date: As defined in Section 3.1(a).

            Control: As to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership interests, by contract or otherwise.

            Corporation: a Person succeeding to the business of the Partnership by merger or otherwise for the purpose of facilitating an Initial Public Offering, the ownership of which immediately following such reorganization or restructuring is in the same relative proportion to the Sharing Percentages of the Partners immediately prior thereto; provided, that the securities issued to each Partner are of the same class of securities to be issued in the Initial Public Offering.

            CSC: Cablevision Systems Corporation, a Delaware corporation.

            Current Market Price: Shall mean, per share or unit of Marketable Securities on any date specified, the average of the daily market prices of such Marketable Securities for the 20 consecutive Business Days ending on the second Business Day prior to such date. The daily market price of Marketable Securities on any Business Day will be (a) the last sale price on such day on the principal stock exchange on which such share or unit of Marketable Securities is then listed or admitted to trading (including the Nasdaq National Market System if such Marketable Securities are admitted to trading thereon), or (b) if no sale takes place on such date on any exchange on which such share or unit of Marketable Securities is listed or admitted to trading, the average of the reported closing bid and asked prices on such day as officially noted on any exchange.

            Damages: As defined in Section 7.2.

            Defaulting Partner: As defined in Section 7.1(a).

            Delinquent Partner: As defined in Section 3.2(c).

            Designee: An Affiliate of an Offeree designated by the Offeree to purchase an Interest.

            Effective Date: [insert the Closing Date of the transactions contemplated by the Formation Agreement].

            Event of Default: As defined in Section 7.1.

            Event of Termination: As defined in Section 8.1.

            Excess Contribution: As defined in Section 3.2(a).

            Fair Market Value: As to any property, the price at which a willing seller would sell and a willing buyer would buy such property having full knowledge of the facts, and assuming each party acts on an

      Arm's-length basis with the expectation of concluding the purchase or sale within a reasonable time. Except as provided herein, in any case where there is a dispute as to the Fair Market Value of any property, such dispute shall be determined by an Appraiser selected jointly by the applicable Partners or, if the applicable Partners are not able to agree on an Appraiser, each applicable Partner shall select an Appraiser and the Appraisers so selected shall select another Appraiser, which shall determine the Fair Market Value of the property in question. For purposes of valuing Partnership Interests under Sections 6.2 and 6.7, an Appraiser shall assume that there shall remain in place long term affiliation agreements between Cablevision Systems Corporation and SportsChannel Chicago Associates, SportsChannel Ohio Associates, SportsChannel New York Associates and Madison Square Garden L.P.

            Fiscal Year: As defined in Section 5.1(c).

            Forfeited Partner: As defined in Section 3.2(c).

            Fox: Fox Inc., a Colorado corporation, and any entity succeeding to all or substantially all of the assets of Fox Inc.

            Fox/Liberty Partner: Fox Sports RPP Holdings LLC, a Delaware limited liability company.

            Free Cash Flow: Earnings before interest expense, taxes, depreciation and amortization (adjusted to reflect cash payments in excess of book expenses) plus capital expenditures for the relevant Person for such period on an unconsolidated basis.

            GAAP: Generally accepted accounting principles as in effect in the United States from time to time and consistently applied.

            Indirect Transfer: With respect to an Interest, a transfer of Control of the Partner directly owning such Interest or of any Affiliate of a Partner more than 50% of the Fair Market Value of which is attributable, directly or indirectly, to such Interest; provided, that, any transaction which is not a Change in Control by virtue of the second sentence of the definition of "Change in Control" shall similarly not be an Indirect Transfer.

            Initial Capital Account Balance: The Initial Capital Account Balance of each Partner shall be as follows:

            Rainbow Partner:                   $1,275,000,000
            Fox/Liberty Partner:               $  850,000,000

            Initial Public Offering: As to the Partnership or the Corporation, an initial public offering of the securities of the Partnership or the Corporation pursuant to a registration statement filed pursuant to the Securities Act of 1933 that results in a class of securities of the Partnership or the Corporation being required to be registered pursuant to
      Section 12 of the Securities Exchange Act of 1934.

            Interest: As to each Partner, such Partner's rights to participate in the income, gains, losses, deductions and credits of the Partnership, together with all other rights and obligations of such Partner under this Agreement.

            IPO-Call Closing Date: As defined in Section 6.7(d).

            IPO-Call Notice: As defined in Section 6.7(a).

            IPO-Call Notice Window: (i) the 30 days following the fifth anniversary of the Effective Date, (ii) the 30 days following each third anniversary of the fifth anniversary of the Effective Date, (iii) the 30 days following receipt of notice of the initiation of any Buy-Out Procedure; provided that in every case there shall not be an IPO-Call Notice Window if an Initial Public Offering of the Partnership or the Corporation has occurred prior to such date.

            IPO-Call Procedure: As defined in Section 6.7(a).

            Liberty: Liberty Media Corporation, a Delaware corporation, and any entity succeeding to all or substantially all of its assets.

            Losses: As defined in Section 3.4(a).

            MSG: Madison Square Garden, L.P., a Delaware limited partnership.

            Make-up Amount: As defined in Section 3.2(c).

            Make-up Contribution: As defined in Section 3.2(c).

            Management Overhead: Expenses of Related Persons with respect to the Managing Partner, a portion of which are allocated to the Partnership and any Related Persons with respect to the Managing Partner pursuant to
      Section 4.5.

            Managing Partner: The Managing Partner of the Partnership shall be Rainbow Partner, unless and until changed in accordance with the provisions of this Agreement.

            Marketable Securities: Shall mean registered securities of a Person that are freely tradeable without federal securities laws restrictions and that are listed on a national securities exchange in the United States of America or are authorized for inclusion in the Nasdaq National Market System, and which represent less than 50% of the securities of such class and securities convertible or exchangeable into such class.

            Material Asset: (i) any interest in a Regional (as defined in the Formation Agreement), (ii) any asset of the Partnership designated as a "Material Asset" by the Partners' Committee, or (iii) any asset with a Fair Market Value in excess of $25 million.

            Minimum Gain Attributable to Partner Nonrecourse Debt: That amount determined in accordance with the principles of Treasury Regulations
      Section 1.704- 2(i)(3).

            Minimum Interest: As to any Person, (i) 50% of the voting securities or (ii) 50% of each of (a) all of the general partnership or membership interests in such Person and (b) all of the partnership or membership interests in such Person.

            Nonbankrupt Partner: As defined in Section 8.3.

            Non-Cash Flow Business: Each business of the Partnership or in which the Partnership has a direct or indirect investment that is (i) not included in the definition of Cash Flow Business, and (ii) the acquisition or formation of which was not in the initial Budget or approved by all the Partners.

            Non-Defaulting Partner: As defined in Section 7.2.

            Nonrecourse Deductions: Any and all items of loss or deduction or expenditure, including those described in Section 705(a)(2)(B) of the Code that in accordance with the principles of Treasury Regulations Section 1.704-2(b)(1) are attributable to a Nonrecourse Liability.

            Nonrecourse Liability: Has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

            Offered Interest: As defined in Section 6.1(b).

            Offeree: As defined in Section 6.1(b).

            Offer Notice: As defined in Section 6.1(b).

            Partner: Rainbow Partner, Fox/Liberty Partner or any other Person hereafter admitted to the Partnership in accordance with the terms hereof, but excluding any Person that ceases to be a Partner in accordance with the terms hereof.

            Partner Nonrecourse Debt: Has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

            Partner Nonrecourse Deductions: Any and all items of loss or deduction or expenditure, including those described in Section 705(a)(2)(B) of the Code that in accordance with the principles of Treasury Regulations Section 1.704-2(i)(2), are attributable to Partner Nonrecourse Debt.

            Partners' Committee: As defined in Section 4.2.

            Partner's Loan: A loan by a Partner or a Related Person of a Partner to the Partnership in respect of which repayment of principal and interest shall be subordinated to the repayment of the principal of, and interest on, the indebtedness of the Partnership to third party lenders. All Partner's Loans shall bear interest, payable quarterly, at the Prime Rate and shall be unsecured and recourse thereunder shall be limited to the assets of the Partnership, and, except as otherwise provided in Section 6.3(b), the note evidencing the same shall be non-negotiable and non-transferable (except to a Permitted Transferee of an Interest) and shall be in substantially the form annexed hereto as Annex C.

            Partnership: As defined in the Recitals.

            Partnership Minimum Gain: That amount determined in accordance with the principles of Treasury Regulations Section 1.704-2(d).

            Partnership Property: As defined in Section 2.8.

            Permitted Investment: An investment of any of the following types:
      (a) United States Treasury bills and notes; (b) securities guaranteed by the United States or an agency of the United States and backed by the full faith and credit of the United States; (c) certificates of deposit, banker's acceptances or time deposits issued by any commercial bank or branch thereof chartered by the United States or any State thereof or by the District of Columbia and having its long-term debt obligations rated A- or better by Standard & Poor's Ratings Group ("Standard & Poor's"); (d) commercial paper rated A-3 or better by Standard & Poor's; (e) repurchase agreements with financial institutions the long-term debt obligations of which are rated A- or better by Standard & Poor's; (f) Eurodollar deposits with direct subsidiaries of any commercial bank chartered by the United States or any State thereof or by the District of Columbia and having its long-term debt obligations rated A- or better by Standard & Poor's; or (g) other instruments and investments approved by the Partners' Committee.

            Person: An individual or a corporation, partnership, limited liability company, trust, unincorporated association or other entity.

            Prime Rate: A rate of interest equal to the rate per annum announced from time to time by The Chase Manhattan Bank, at its principal office as its prime rate (which rate shall change when and as such announced prime rate changes) but in no event more than the maximum rate of interest permitted to be collected from time to time under applicable usury laws.

            Profits: As defined in Section 3.4(a).

            Rainbow Partner: Rainbow Regional Holdings, Inc., a Delaware corporation.

            Refusing Partner: As defined in Section 3.2(a).

            Related Party Transaction: As defined in Section 4.9(a).

            Related Person: As to each Partner, (i) such Partner, (ii) each Affiliate of such Partner, (iii) each director, officer or general partner of, or any stockholder or limited partner known to the Partner to own an equity interest greater than 10% in, such Partner or any Affiliate of such Partner, or (iv) each Person other than the Partnership in which such Partner or, to the knowledge of such Partner, any Affiliate of such Partner has an equity interest greater than 10%, excluding any business in which the Partnership has an interest, directly or indirectly.

            Restricted Person: Each Person listed on a writing executed by the parties hereto on the date of the Formation Agreement.

            Restrictive Covenants: As defined in Section 9.2.

            RMH: Rainbow Media Holdings, Inc., a Delaware corporation, and any entity succeeding to all or substantially all of its assets.

            Selling Partner: As defined in Section 6.1(b).

            Senior Credit Agreement: Any instrument creating or otherwise evidencing indebtedness of the Partnership to a third party lender that is
      (x) approved by the Partners' Committee or (y) incurred for one or more of the purposes described in Section 4.9(ix).

            Sharing Percentage: Subject to adjustment pursuant to Section 3.2 hereof the Sharing Percentage of each Partner in the Partnership shall be as follows:

                  Rainbow Partner:                   60%
                  Fox/Liberty Partner:               40%

            Tax Matters Partner: As defined in Section 5.3(a).

            TCI: Tele-Communications, Inc., a Delaware corporation.

            Term: As defined in Section 2.3.

            Timely Partner: As defined in Section 3.2(c).

            Transfer: To sell, assign, transfer, pledge or otherwise dispose of, or encumber (voluntarily, involuntarily or by operation of law); provided, that a "Transfer" shall not include any bona fide assignment, hypothecation, pledge or encumbrance to any unaffiliated third party lender in a financing transaction.

            Transfer Agreement: The Partnership Interest Transfer Agreement, dated as of April 15, 1997, by and among ITT Corporation, ITT Eden Corporation, ITT MSG Inc., CSC, RMH, Rainbow Garden Corp., Garden L.P. Holding Corp., MSG Eden Corporation and MSG.

            Undistributed Cash: For any period, 25% of the excess of "attributable" positive Free Cash Flow of each Cash Flow Business, over the "attributable" negative Free Cash Flow of each of the Non-Cash Flow Businesses. "Attributable" for purposes of this definition means the Partnership's percentage interest in the profits and income of the relevant business.

                                   ARTICLE II

                        FORMATION OF GENERAL PARTNERSHIP

            2.1 Formation.

            (a) Pursuant to the terms and conditions contained in this Agreement, Rainbow Partner is hereby admitted to the Partnership as a Partner owning a 60% Sharing Percentage and Fox/Liberty Partner is hereby admitted to the Partnership as a Partner owning a 40% Sharing Percentage.

            (b) The name and mailing address of each Partner and the amount credited to each Partner's Capital Account shall be listed on Schedule A attached hereto. The Managing Partner shall update and distribute to the other Partners Schedule A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement that requires the consent of the Partners. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

            2.2 Name. The name of the Partnership shall be Regional Programming Partners or any other name designated by the Partners' Committee upon compliance with all applicable laws.

            2.3 Compliance with Partnership and Other Laws. The Partners will use their reasonable best efforts to take the actions required to cause the Partnership to comply with all applicable partnership laws, assumed name acts, fictitious name acts, and similar statutes in effect in each jurisdiction or political subdivision in which the Partnership does business from time to time, and the Partners agree to execute appropriate documents requested by the Managing Partner with the advice of counsel to comply with such laws. All actions to be taken pursuant to this Section 2.3 by the Partnership and by the Partners shall be at Partnership expense.

            2.4 Principal Place of Business. The principal place of business of the Partnership shall be a place in the United States designated by the Managing Partner from time to time.

            2.5 Purpose. The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which partnerships may be formed under the laws of the State of New York and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing, including, without limitation, acquiring, holding, managing, operating and disposing of real and personal property.

            2.6 Term of Partnership. The term of the Partnership (the "Term") shall continue for ninety-nine (99) years from the Effective Date, unless the Partnership is sooner dissolved and terminated as provided in Article VIII.

            2.7 Qualification in other Jurisdictions. The Partners shall cause the Partnership to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Partnership transacts business. The Managing Partner shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership wishes to conduct business.

            2.8 Ownership of Property. Except to the extent the Managing Partner deems it to be in the best interests of the Partnership to use nominees from time to time, legal title to all assets, rights and property, whether real, personal or mixed, owned by the Partnership (collectively, the "Partnership Property") shall be acquired, held and conveyed only in the name of the Partnership.

                                   ARTICLE III

                               PARTNERSHIP CAPITAL

            3.1 Capital Contributions.

            (a) Unless otherwise agreed by all Partners, all capital contributions (other than any initial capital contribution) shall be in cash. Except as provided in Sections 4.9 and 6.2(c), the Managing Partner shall from time to time during the Term give notice to each Partner of any capital contribution due in accordance with the Budget not less than 30 nor more than 90 days prior to the date on which such capital contribution is due. Such notice shall set forth the amount to be contributed by each Partner, the date (the "Contribution Date") on which the contribution is to be made, and the account of the Partnership to which such funds are to be transmitted. There shall be no more than one capital call in any calendar month.

            (b) All capital contributions to be made by the Partners shall be in proportion to their respective Sharing Percentages (determined, in each case, at the time the notice contemplated by Section 3.1(a) is given).

            3.2 Failure to Make Capital Contributions.

            (a) Upon the failure of any Partner (the "Refusing Partner") to make all or a portion of a capital contribution required of it pursuant to this Agreement on or before any Contribution Date, any other Partner (each a "Complying Partner") may, at its option exercised by giving notice to the other Partners, make up the defaulted capital contribution or any portion thereof by making a capital contribution to the Partnership in an amount not exceeding the amount of the required capital contribution which the Refusing Partner failed to make. If more than one Complying Partner wishes to contribute all or any portion of the unpaid amount of the Refusing Partner's required capital contribution, and the aggregate amount which such Complying Partners wish to contribute exceeds the unpaid amount of the Refusing Partner's required capital contribution, then the Complying Partners shall determine among themselves the amount that each such Complying Partner shall contribute to the Partnership, or, in the event the Complying Partners cannot agree, each Complying Partner shall contribute to the Partnership an amount equal to its pro rata share (based on the proportion that each Complying Partner's Sharing Percentage bears to the aggregate Sharing Percentages on the relevant Contribution Date of all the Complying Partners that wish to contribute) of the Refusing Partner's required additional capital contribution. Each Complying Partner that makes a capital contribution pursuant to this Section 3.2 shall be referred to herein as a "Contributing Partner." Any contribution by a Contributing Partner of such additional amount as a capital contribution pursuant to this
Section 3.2(a) shall be deemed an additional capital contribution of such Contributing Partner (an "Excess Contribution").

            (b) Whenever pursuant to this Section 3.2 with respect to any capital call, a Refusing Partner has not, within 15 days after the related Contribution Date, made capital contributions in an amount equal to the product of such Refusing Partner's Sharing Percentage and the total amount of such capital call, then the Sharing Percentage of such Refusing Partner in the Partnership shall be reduced, with effect from the related Contribution Date, so that such Sharing Percentage equals the quotient (expressed as a percentage) of
(x) the sum of (i) the Initial Capital Account Balance of such Refusing Partner and (ii) all capital contributions made by such Refusing Partner less all distributions of capital to the Refusing Partner following the Effective Date and prior to the related Contribution Date divided by (y) the sum of (a) the Initial Capital Account Balances of all Partners and (b) all the capital contributions of all Partners less all distributions of capital to all Partners following the Effective Date and prior to the related Contribution Date (including any capital contributions made in respect of such capital call pursuant to Section 3.2(a), regardless of when made); and the Sharing Percentage of each Complying Partner shall be increased, with effect from the related Contribution Date, by an amount equal to the product of (I) the amount by which the Sharing Percentage of such Refusing Partner has been reduced pursuant to this sentence and (II) the quotient of (A) the sum of (X) the Initial Capital Account Balance of such Complying Partner and (Y) all capital contributions made by such Complying Partner less all distributions of capital to such Complying Partner following the Effective Date and prior to the related Contribution Date (including any additional capital contribution made by such Complying Partner pursuant to
Section 3.2(a), regardless of when made) divided by (B) the sum of (aa) the Initial Capital Account Balances of all of the Complying Partners and (bb) all the capital contributions of all Complying Partners less all distributions of capital to all Complying Partners following the Effective Date and prior to the related Contribution Date (including any additional capital contributions made in respect of such capital call pursuant to Section 3.2(a), regardless of when made).

            (c) If at any time any Partner's Sharing Percentage is less than two-fifths of such Partner's Sharing Percentage as of the Effective Date (appropriately adjusted to reflect any admissions of additional Partners) such

Partner shall forfeit (i) all voting rights (including the voting rights, if any, of its representatives on the Partners' Committee), except as otherwise required by law and except as provided in Section 4.9(b) and (ii) such Partner's right to consent (or withhold consent) to Transfers under (and as defined in)
Section 6.1(a) and such Partner's right of first refusal pursuant to Section 6.1(b) hereof. A Partner that has forfeited its voting and other rights under this paragraph is referred to as a "Forfeited Partner" for and during the period such rights are so forfeited. Except as otherwise specifically provided in this
Section 3.2(b), a Forfeited Partner shall continue to be a Partner in all other respects and shall not, by virtue of becoming a Forfeited Partner, be released from any of its obligations as a general partner in the Partnership or under this Agreement (including its obligations with respect to required additional capital contributions). The forfeiture by any Partner of certain of its rights pursuant to this Section 3.2(b) shall not prejudice the right of such Partner to any claim that such Partner may have at law against the Managing Partner in the case of a breach by the Managing Partner of any provision of this Agreement or of the duties of care and of loyalty owed by the Managing Partner to the Partnership.

            In the event that any Partner (the "Delinquent Partner") fails to make a capital contribution on or before the Contribution Date specified in the notice of the Managing Partner, but does make its contribution within 15 days after such Contribution Date, each Partner (each, a "Timely Partner") that made its capital contribution on or before the Contribution Date shall be entitled to receive interest at a rate per annum equal to the Prime Rate (calculated on the basis of a year of 360 days) from the Delinquent Partner (and not from the Partnership) from the date of payment of its capital contribution to the date the Delinquent Partner made its capital contribution.

            Notwithstanding the foregoing provisions of this Section 3.2, if the Sharing Percentage of any Partner other than the Managing Partner has been reduced pursuant to Section 3.2(b) for failure to make a capital contribution such Partner may, at any time prior to the date that is 270 days after such capital contribution was due, make a capital contribution to the Partnership or a payment to each Contributing Partner, as provided below (each, a "Make-up Contribution"), in an amount equal to the Make-up Amount (as hereinafter defined). Upon the making of a Make-up Contribution by such Partner in the full amount of the Make-up Amount, the Sharing Percentages of the Partners shall be adjusted to give effect to such Make-up Contribution so as to restore to such Refusing Partner and the Complying Partners the respective Sharing Percentages they would have had but for and solely based on the default of the Refusing Partner.

            The "Make-up Amount" shall be the amount of the defaulted capital contribution of the Refusing Partner, plus interest thereon at a rate per annum equal to the Prime Rate plus 1% calculated on the basis of a year of 360 days from the Contribution Date until the date of payment of the Make-up Contribution. In the event that no Complying Partner has made up any portion of the defaulted capital contribution of such Refusing Partner pursuant to Section 3.2(a), the full Make-up Amount shall be paid by the Refusing Partner to the Partnership. In the event that a Contributing Partner has, pursuant to Section 3.2(a), made up all or a portion of the defaulted capital contribution of such Refusing Partner through additional capital contributions, such Refusing
Partner shall pay directly to each Contributing Partner an amount equal to the Make-up Amount multiplied by the quotient of (x) the portion of all Excess Contributions paid by such Contributing Partner, divided by (y) the total amount of the relevant defaulted capital contribution, and after such payment the Refusing Partner shall contribute the remainder (if any) of the Make-up Amount to the Partnership.

            3.3 Capital Accounts.

            (a) A separate capital account (each a "Capital Account") shall be maintained for each Partner. The Initial

Capital Account Balance of each Partner shall be as specified in Article I. Subject to the provisions of paragraphs (b), (c) and (d) of this Section 3.3, the Capital Account of each Partner shall be (i) increased by (A) the amount of cash and the Fair Market Value of other property contributed to the Partnership by such Partner as a capital contribution (net of liabilities of such Partner assumed by the Partnership and liabilities to which such contributed property is subject) (including any Excess Contribution reimbursed by a Refusing Partner to a Contributing Partner) and (B) Profits and any other items of income allocated to such Partner pursuant to Section 3.4 and (ii) decreased by (A) the amount of cash and the Fair Market Value of any property distributed to such Partner (net of liabilities of the Partnership assumed by such Partner and liabilities to which such distributed property is subject), (B) any Excess Contributions for which such Partner has been reimbursed by a Refusing Partner, and (C) items of Loss and any other deductions allocated to such Partner pursuant to Section 3.4. Capital Accounts otherwise shall be maintained in accordance with Treasury Regulations in order for the allocation of Profits and Losses pursuant to Section 3.4 hereof to have substantial economic effect within the meaning of Section 704(b) of the Code.

            (b) Immediately prior to the distribution of any property (other than cash) to a Partner, the Capital Account of each Partner shall be increased or decreased, as the case may be, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e), to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property that has not previously been reflected in the Capital Accounts would be allocated among the Partners if there were a taxable disposition of such property for its Fair Market Value on the date of the distribution.

            (c) Immediately prior to:

            (i) a contribution of money or other property to the Partnership by a new or existing Partner as consideration for an Interest, or

            (ii) a distribution of money or other property by the Partnership to a retiring or continuing Partner as consideration for an Interest,

the Capital Account of each Partner shall be increased or decreased, as the case may be, to reflect the Fair Market Value of all the Partnership Property. Such adjustment shall reflect the manner in which the unrealized income, gain, loss or deduction inherent in such property that has not previously been reflected in the Capital Accounts would be allocated among the Partners if there were a taxable disposition of such property for its Fair Market Value on the date of the contribution or distribution and shall otherwise be made in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

            (d) Except as set forth in Section 3.2, no Partner shall be entitled to interest on its capital contributions or on the positive balance in its Capital Account and no such interest shall accrue.

            3.4 Allocation of Items of Partnership Income, Gain, Loss, Deduction and Credit.

            (a) For purposes of this Agreement, the terms "Profits" and "Losses" shall mean, respectively, the net profits and net losses of the Partnership determined on an annual basis in accordance with the method of accounting used by the Partnership for Federal income tax purposes, except that (i) the items included in the calculation of Profits and Losses shall not include any items specially allocated under Section 3.4(c), (ii) where property is reflected in the Capital Accounts at a book basis different from the basis of such property for Federal income tax purposes, all gain, loss, depreciation and amortization on such property shall be determined for purposes of adjusting Capital Accounts based on the book basis of such property in accordance with Treasury Regulations
Section 1.704-1(b)(2)(iv)(g), (iii) income received by the Partnership which is exempt for Federal income tax purposes shall be included, and (iv) expenses of the Partnership which are not capitalizable and not deductible or deemed not capitalizable and not deductible for Federal income tax purposes (i.e.,

Section 705(a)(2)(B) expenditures) shall be taken into account.

            (b) (i) Except as provided in paragraph (a) of this Section 3.4, clause (ii) of this paragraph (b), and Section 5.3(d), and after giving effect to the special allocations required by paragraph (c) of this Section 3.4, all Partnership Profits and Losses and other items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with their Sharing Percentages, taking into account both the amount or amounts of such Sharing Percentages and the portions of the year during which such Sharing Percentages were held.

            (ii) If, at the end of any taxable period, any Partner's Capital Account would have an Adjusted Capital Account Deficit (determined after taking into account all other allocations and distributions with respect to such period), then there shall be allocated to such Partner for such taxable period items of gross income in an amount sufficient to eliminate such Adjusted Capital Account Deficit.

            (c) Notwithstanding any other provision of this Section 3.4, the following special allocations shall be made for each taxable period in descending order of priority:

            (i) If there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be specially allocated items of income and gain of the Partnership for such period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Sections 1.704-2(f) and 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). The Partnership may, however,
      (i) waive the chargeback of items of income and gain required by this
      Section 3.4(c)(i) and (ii) apply to the Commissioner of the Internal Revenue Service for approval of such waiver in the event that (x) the Partners have made Capital Contributions or received income allocations that have restored any previous Nonrecourse Deductions claimed or any distributions attributable to the proceeds of a Nonrecourse Liability, and (y) the Minimum Gain chargeback requirement would distort the Partners' economic arrangement as reflected in this Agreement and as evidenced over the term of the Partnership by the Partnership's allocations and distributions and the Partners' Capital Contributions and it is not expected that the Partnership will have sufficient other income to correct that distortion. This Section 3.4(c)(i) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith;

            (ii) If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any Partnership taxable period, any Partner with a share of Minimum Gain Attributable to Partner Nonrecourse Debt at the beginning of such taxable period (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) shall be allocated items of the Partnership income and gain for such period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Sections 1.704-2(g)(2) and 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(5), 1.704-2(i)(4) and 1.704-2(j)(2)(ii) and (iii). This Section 3.4(c)(ii) is
      intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith. In addition, rules consistent with the provisions of Treasury Regulations Sections 1.704-2(f)(2), (3), (4) and (5) will apply to the special allocation required by this Section 3.4(c)(ii);

            (iii) In the event that any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner (in respect of its Capital Account) in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 3.4(c)(iii) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this
      Article III have been tentatively made as if this Section 3.4(c)(iii) were not in the Agreement;

            (iv) Nonrecourse Deductions for any taxable period shall be specially allocated among the Partners in accordance with their Sharing Percentages;

            (v) Partner Nonrecourse Deductions for any taxable period shall be specially allocated to the Partner that bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Partner bears the economic risk of loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such economic risk of loss; and

            (vi) To the extent that any allocation is made in any taxable period to any Partner pursuant to the provisions of clauses (i) through (v) of this Section 3.4(c), such Partner shall thereafter be specially allocated items of Partnership gross income or deduction in order to negate the above-described allocations in the same taxable period if sufficient items of gross income or deduction are available and, if not available, in each succeeding taxable period until the aggregate amount of the above-described allocations are fully negated.

            3.5 Distributions.

            (a) Except as provided in Sections 6.2 or 6.7, no Partner shall have the right to withdraw any amount from its Capital Account. No Partner shall have the right, except as otherwise provided in Section 3.5(b), to demand or receive any distribution, without the approval of the Managing Partner. Except as otherwise provided in Article VIII, no Partner shall have the right to receive a distribution of property other than cash from the Partnership, unless otherwise agreed by all the Partners.

            (b) The Partnership shall, subject to any restrictions contained in Senior Credit Agreements, distribute cash to the Partners in amounts that the Managing Partner determines are in excess of the amounts reasonably necessary for the continued efficient operation of the business of the Partnership, including reasonable reserves; provided, that (i) subject to the Managing Partner's discretion to retain amounts necessary for the continued efficient operation of the business of the Partnership in accordance with this Section 3.5(b), such distributions shall be made not less often than quarterly and (ii) the Managing Partner shall be permitted in its sole discretion to retain Undistributed Cash and the Managing Partner shall be permitted to use in any fiscal year all Undistributed Cash for such fiscal year that the Managing Partner reasonably believes will be available for such fiscal year, for purposes that are unrelated to the Partnership's business (as it shall determine, such determination to be made in accordance with Section 4.1 hereof), so long as such use is generally related to the media or entertainment business, subject only to Section 2.5. To the extent that Undistributed Cash is not used in any fiscal year, such unused amount shall not be carried forward for use in any subsequent year. To the extent that the Managing Partner expends Undistributed Cash in excess of that available for a fiscal year, such amount will be deducted from Undistributed Cash for the next fiscal year. Any such distributions shall be made in accordance with the Partners' Sharing Percentages. The Partnership shall repay principal and accrued interest on Partners' Loans (in the order of payment contemplated by subparagraph (c)(iii) of Section 8.2 hereof) prior to making any cash distributions to the Partners. The Managing Partner shall also act to cause distributions of cash from the businesses in which the Partnership has a Controlling interest, on a basis similar to the foregoing policy, subject to applicable legal, contractual and fiduciary constraints.

            (c) For purposes of Sections 3.2(b) and 6.2(b), distributions shall be deemed made first from profits and then from capital.

            3.6 Partnership Funds. The funds of the Partnership shall be deposited in such bank accounts or invested in such Permitted Investments as shall be determined by the Managing Partner, or if there is no Managing Partner the Partners' Committee. The Partnership's funds shall not be commingled with funds not belonging to the Partnership, except to the extent the Partnership's cash management plan permits such commingling, and shall be used only for the affairs or business of the Partnership. The Managing Partner shall establish a cash management plan pursuant to which the funds of the Partnership will be managed.

            3.7 Borrowings. Subject to any applicable approval required by
Section 4.9 hereof, if the Partnership uses reasonable efforts to obtain third-party financing but is unable to do so, (i) the Partnership may borrow funds from any Person that is not a Related Person with respect to any Partner and may pledge on a non-recourse basis only the Partnership properties or the income therefrom to secure the repayment of such loans and (ii) the Partnership may borrow funds in the form of Partners' Loans from any Partner or any Related Person with respect to a Partner.

                                   ARTICLE IV

                          MANAGEMENT OF THE PARTNERSHIP

            4.1 Management of the Partnership's Business. Except for actions and determinations which pursuant to this Agreement or applicable law can be taken or made only with the consent of all of the Partners or the Partners'

Committee, the business and affairs of the Partnership shall be directed and controlled by the Managing Partner. The Managing Partner shall manage the business of the Partnership so as to maximize the Partnership's profitability or asset value in a manner consistent with the development plans and policy decisions reflected in the then-applicable Business Plan and the then-applicable Budget. Without limiting the generality of the foregoing, the Managing Partner at the Partnership's expense, consistent with the Budget shall cause the Partnership to obtain and maintain in effect during the Term comprehensive insurance insuring the Partnership against all risks and perils customarily insured against in the businesses conducted by the Partnership. Nothing contained in this Article IV shall impose any obligation on any Person doing business or dealing with the Partnership to inquire as to whether the Managing Partner has exceeded its authority in executing any contract or other instrument on behalf of the Partnership, and any such Person shall be fully protected in relying upon the authority of the Managing Partner. The Managing Partner shall keep the Partners' Committee informed with respect to all matters of material interest to the Partners and shall in any event report to the Partners' Committee not less frequently than once each quarter with respect to the business and affairs of the Partnership. Except as otherwise provided in Section 4.5, the Managing Partner shall serve without compensation for its services. The Managing Partner may delegate such of its powers and authority to managers, employees and agents of the Partnership as the Managing Partner shall deem necessary or appropriate for the conduct of the Partnership's business. Except insofar as such arrangements are embodied in Approved Agreements or are otherwise approved pursuant to the provisions of
Section 4.9, all arrangements for the employment of managers, employees or agents on behalf of the Partnership that are Related Persons with respect to any Partner shall be on an Arm's-length basis.

            Nothing in this Agreement shall (i) limit any action or require any action which is inconsistent with the terms of any partnership agreement, limited liability company agreement (or similar document) relating to a Contributed Business (as defined in the Formation Agreement) that includes one or more outside partners or investors (other than Affiliates of Rainbow Partner and Fox/Liberty Partner) or is inconsistent with the fiduciary or other obligations of any partner therein and a Partner shall not be in breach of this Agreement if acting or failing to act in reliance on this sentence, (ii) prevent the Managing Partner from determining the manner in which the programming services held directly or indirectly by the Partnership shall be offered, including, without limitation, whether they are offered on basic, premium, tier, pay-per-view, exclusive or other licensing terms; provided, that the Partnership receives reasonable value in connection with any service that exhibits solely sports programming offered on an exclusive basis, or (iii) permit any Partner other than the Managing Partner to exercise any management or voting rights (including any veto rights) with respect to SportsChannel Florida Associates, MSG, the New York Rangers professional hockey team and the New York Knickerbockers professional basketball team.

            4.2 Partners' Committee. Each of Fox/Liberty Partner and Rainbow Partner shall designate two individuals to serve on a committee (the "Partners' Committee") which shall be responsible for taking all action required under this Agreement to be taken by the Partners' Committee. Irrespective of the number of representatives attending any meeting of the Partners' Committee, each of Fox/Liberty Partner and Rainbow Partner shall have the right to one vote at such meetings (except as otherwise provided below and in Section 3.2 hereof with respect to a Forfeited Partner), such vote to be exercised in such manner as such Partner shall direct. The Partners' Committee shall meet by telephone or, at the request of any Partner, in person, not less frequently than (i) quarterly to receive the report of the Managing Partner contemplated by Section 4.1 and to review development plans, the financial position of the Partnership, the status of negotiations for the purchase and sale of programming rights, financial projections, and any other material matters relating to the business of the Partnership, (ii) annually to review the annual Budget and the Business Plan, and (iii) as often as shall be necessary to take any other action required to be taken or approved by the Partners' Committee. Any action that may be taken at a meeting of the Partners' Committee may be taken without a meeting by written consent of the number of Partners needed to authorize the action; provided, that all Partners, regardless of whether all Partners are entitled to vote, are given notice of such written consent at least 15 Business Days prior to its effective date.

            Except as otherwise provided herein, any action required or permitted to be taken by the Partners' Committee must be by the approving vote of Partners entitled to vote and having Sharing Percentages aggregating at least 66 2/3% of the Sharing Percentages of all Partners entitled to vote; provided, that, if the Managing Partner has been removed pursuant to Section 4.10, until a new Managing Partner shall have been appointed in accordance with Section 4.10, any action required or permitted to be taken by the Partners' Committee must be by the approving vote of each Partner entitled to vote.

            Any member of the Partners' Committee may be removed without cause and replaced at any time by the Partner who designated such member. If at any time a Partner removes one or both of its representatives on the Partners' Committee or any representative of such Partner resigns from the Partners' Committee or dies, such Partner shall give notice to the other Partners of such removal, resignation or death and of a successor representative. In the absence of notice to the contrary, either representative of any Partner shall be conclusively presumed to have the authority to take action by written consent or vote in the name and on behalf of such Partner. Members of the Partners' Committee shall serve as such without compensation.

            4.3 Budget and Business Plan. The Managing Partner shall submit annually to the Partners' Committee at least 30 days prior to the start of each Fiscal Year, beginning with the Fiscal Year commencing January 1, 1998, (i) a budget (a "Budget") for the forthcoming Fiscal Year including an income statement prepared on an accrual basis which shall show in reasonable detail the projected revenues and expenses and a cash flow statement and detailed schedule of proposed capital expenditures which shall show in reasonable detail the projected receipts and disbursements and the amount of any expected cash deficiency or surplus, any required capital contributions, a summary of the services included in Management Overhead allocated to the Partnership in the Budget and any contemplated borrowings of the Partnership, and (ii) a revised five-year business plan (a "Business Plan") for the Fiscal Year covered by the

Budget and the succeeding four Fiscal Years containing substantially the same categories of information in substantially the same detail as the Business Plan attached hereto as Annex B. Such Budget and Business Plan shall be prepared on a basis consistent with the Partnership's audited financial statements and GAAP and may be amended during a Fiscal Year by submitting to the Partners' Committee a revised Budget and Business Plan in accordance with this Section 4.3. Prior to or simultaneously with the submission of such Budget and Business Plan, the Managing Partner shall disclose to the Partners' Committee any additional information (including financial projections for years after the next Fiscal
Year) in its possession or reasonably available to it (with or without cost to the Partnership) which could assist the Partners' Committee in evaluating such Budget and Business Plan, subject to any confidentiality and fiduciary restrictions to which such additional information may be subject, including, without limitation, confidentiality and fiduciary restrictions with respect to SportsChannel Florida Associates, MSG, the New York Rangers professional hockey team and the New York Knickerbockers professional basketball team. In addition, the Managing Partner shall meet with the Partners' Committee to discuss such Budget and Business Plan. Budgets and Business Plans submitted to the Partners' Committee shall supersede any previous Budget or Business Plan, as the case may be.

            4.4 Limitation on Agency. Except as expressly provided herein, the Managing Partner shall have exclusive authority to act for the Partnership. No other Partner shall have any authority to act for, or to assume any obligation or responsibility on behalf of, another Partner or the Partnership (or to authorize any other Person to do so) except (i) as otherwise expressly provided herein or as expressly approved by written consent of all Partners, (ii) if the Managing Partner is a Defaulting Partner, to the extent necessary to permit the Non-Defaulting Partners to exercise on behalf of the Partnership any remedies available to the Partnership against the Managing Partner, or (iii) if the Managing Partner fails to perform its management duties hereunder (including its duty to give the notices contemplated by Section 3.1(a) hereof), to the extent necessary to permit the Non-Defaulting Partners to continue the business of the Partnership. In addition to the other remedies specified in this Agreement, each Partner agrees to indemnify and hold each other Partner harmless from and against any claim, demand, loss, damage, liability or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable legal expenses) incurred by or made against such other Partner and arising out of or resulting from any action taken by the indemnifying Partner in violation of this Section 4.5.

            4.5 Managing Partner's Services and Expenses. The Managing Partner shall provide or cause to be provided to the Partnership such management and other services as may be necessary or appropriate to the conduct of the business of the Partnership from time to time as contemplated by the Business Plan and the Budget. All reasonable and necessary direct and indirect expenses (including, but not limited to, human resource expenses, out-of-pocket expenses, overhead, salary, rent, utility costs and similar expenses) incurred by the Managing Partner and by and from its Related Persons in furtherance of the businesses of the Partnership shall be paid or reimbursed (but not in amounts exceeding the amounts provided in the Business Plan and Budget) by the Partnership; provided, that all indirect expenses incurred by the Managing Partner and by and from its Related Persons in the management of the Partnership shall be allocated pursuant to the Allocation Policy for Management Overhead set forth in Annex D hereto.

            4.6 Liability of Partners' Committee and Managing Partner. Neither the individuals constituting the Partners' Committee nor the Managing Partner shall be liable, in damages or otherwise, to the Partnership or any Partner for any act or failure to act on behalf of the Partnership by such individuals or Managing Partner, which act was within the scope of the authority conferred on the Managing Partner or the individuals constituting the Partners' Committee, as the case may be, by this Agreement, unless such act or omission constituted fraudulent or willful misconduct, was performed or omitted in bad faith or constituted gross negligence or a violation of law. The individuals comprising the Partners' Committee and the Managing Partner shall be indemnified by the Partnership against liability for any claim, demand, loss, damage, liability or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable legal expenses) resulting from any threatened, pending or completed action, suit or proceeding naming any of them as a defendant by reason of acts or omissions by them within the scope of their authority as set forth in this Agreement, provided their actions were in good faith and did not constitute gross negligence, fraud or willful misconduct or a violation of law.

            4.7 Indemnification. Any Person asserting a right to indemnification under Section 4.4, Section 4.6 or Section 9.3 shall give notice to the Partnership or the indemnifying Partner(s). If the facts giving rise to such indemnification involve any actual or threatened claim or demand by or against a third party, the indemnifying Person shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified Person, with counsel reasonably satisfactory to the indemnified Person, if the indemnifying Person notifies the indemnified Person in writing of its intention to do so within twenty (20) days after the receipt of such notice by the indemnifying Person, without prejudice, however, to the right of the indemnified Person to participate therein through counsel of the indemnified Person's own choosing, which participation shall be at the indemnified Person's sole expense unless (i) the indemnified Person shall have been advised by its counsel that use of the same counsel to represent both the indemnifying Person and the indemnified Person would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified Person which is different from or additional to those available to the indemnifying Person), in which case the indemnifying Person shall not have the right to direct the defense of such action on behalf of the indemnified Person, or (ii) the indemnifying Person shall fail diligently to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying Person chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith. The indemnifying Person shall not settle or permit the settlement of any such third party claim or action without the prior written consent of the indemnified Person, which consent shall not be unreasonably withheld.

            4.8 Approved Agreements. Notwithstanding any provision of this Agreement to the contrary, no action by the Partners' Committee or any Partner shall be required in order to authorize the Partnership to enter into and perform any of the Approved Agreements or to renew any Approved Agreement pursuant to an automatic renewal provision of such Approved Agreement or on terms no less favorable to the Partnership than those prevailing prior to such renewal. Each Approved Agreement shall, for purposes of this Agreement, be deemed to be on an Arm's-length basis.

            4.9 Unanimous Actions by Partners. (a) The Partners' Committee or the Managing Partner may make a recommendation, but shall have no power, without the prior written consent of all Partners (other than a Forfeited Partner):

            (i) to amend this Agreement;

            (ii) to admit any Person as a Partner in the Partnership except as a result of a Transfer permitted by this Agreement;

            (iii) to merge or consolidate the Partnership with any other Person, other than in connection with an Initial Public Offering;

            (iv) to dissolve and wind up the Partnership other than in connection with an Initial Public Offering, except as otherwise provided in Sections 8.1 and 8.2;

            (v) to Transfer all or substantially all of the assets of the Partnership other than in connection with an Initial Public Offering; or

            (vi) to make any capital calls other than the capital calls relating to (a) the exercise of the rights or satisfaction of obligations to purchase, or cause MSG to redeem, limited partnership interests in MSG pursuant to the Transfer Agreement, (b) the exercise of the rights or satisfaction of obligations to purchase interests in SportsChannel Chicago Associates or SportsChannel Pacific Associates from the other partners in such partnerships or (c) any other investments or disbursements referenced in a writing between the parties hereto dated the date of the Formation Agreement referring to this Section;

            (vii) to purchase or sell any Material Asset of the Partnership other than (a) transactions related to the sale of a direct or indirect interest in a Region in connection with the acquisition of major professional sports programming rights or (b) any other purchase or sale of a Material Asset referenced in a writing between the parties dated the date of the Formation Agreement referring to this Section; provided, that nothing in this clause (vii) shall limit the Managing Partner's ability to purchase any Material Asset with the Partnership's Undistributed Cash;

            (viii) to directly acquire any substantial interest or participation in any other Person other than (a) a reorganization or restructuring transaction relating to one or more of the Contributed Businesses or (b) any acquisition of an interest referenced in a writing between the parties hereto dated the date of the Formation Agreement referring to this Section; provided, that nothing in this clause (viii) shall limit the Managing Partner's ability to acquire any substantial interest or participation in any other Person with the Partnership's Undistributed Cash; or

            (ix) to incur indebtedness other than indebtedness for borrowed money of the Partnership relating to (a) the exercise of the rights or satisfaction of obligations to purchase, or cause MSG to redeem, limited partnership interests in MSG pursuant to the Transfer Agreement, (b) the exercise of rights or satisfaction of obligations to purchase interests in SportsChannel Chicago Associates or SportsChannel Pacific Associates from the other partners in such partnerships, (c) the direct or indirect acquisition of programming rights relating to professional sports, (d) any other investments or disbursements referenced in writing between the parties hereto dated the date of the Formation Agreement referring to this Section, or (e) a Partner's Loan.

            Except as otherwise provided in this Agreement and except for Approved Agreements and any renewals or extensions thereof, the Partnership shall not be permitted to enter into a material transaction with a Related Person of any Partner (a "Related Party Transaction") unless such Related Party Transaction is approved by each Partner or is on an Arm's-length basis when compared to similar types of transactions. The Managing Partner shall notify each other Partner at least 10 Business Days prior to the Partnership entering into a Related Party Transaction and shall provide therewith a reasonable summary of such Related Party Transaction. If any Partner notifies the Managing Partner within 5 Business Days of receiving such notice that such Partner reasonably determines that a Related Party Transaction is not on an Arm's-length basis when compared to similar types of transactions (furnishing the Managing Partner with the reasons for making its determination that such transaction is not an Arm's-length basis when compared to similar types of transactions) and such Partner does not approve such Related Party Transaction, the Managing Partner shall be permitted to restructure such Related Party Transaction on an Arm's-length basis.

            If the Partnership is presented with an Option with respect to a New Development Interest under Section 8.3 of the Formation Agreement or the opportunity to acquire Regional Nonsports Programming or a Regional Nonsports Interest under Section 8.4 of the Formation Agreement, and if the Managing Partner recommends that the Partnership exercise such Option or pursue such opportunity, no other Partner that is the party making such Offer or an Affiliate thereof may exercise its rights under this Section 4.9 to block such transaction.

            (b) In addition to the approvals required under Section 4.9(a), the prior written approval of any Forfeited Partner shall be required before any of the actions referred to in Section 4.9(a)(v) or 4.9(a)(vi), and before this Agreement may be amended in any respect that could reasonably be expected to materially adversely affect such Forfeited Partner.

            (c) The Managing Partner shall not take any actions, or permit the taking of any actions at SportsChannel Chicago, SportsChannel Pacific and SportsChannel Prism Associates (so long as the Partnership does not own all of the partnership interests therein) which would have required a unanimous decision under this Section 4.9 if taken by the Partnership, except that the Partnership shall not be deemed to be a Related Person of such other partnership for purposes of the penultimate paragraph of

Section 4.9(a). Subject to fiduciary and contractual obligations to third party partners, stockholders and investors in partnerships and other businesses in which the Partnership has an interest, the Managing Partner, to the extent it Controls such partnerships and other businesses, shall not permit such partnerships or other businesses to enter into instruments creating or evidencing indebtedness of such partnership or other business which restrict or eliminate the right of such partnerships or other businesses to make distributions to the Partnership; provided that this sentence shall not apply to such instruments or agreements which evidence indebtedness incurred by such partnership or other business solely for one or more of the purposes described in Section 4.9(ix).

            4.10 Removal of Managing Partner. If any Restricted Person shall Control RMH, Rainbow Partner may be removed as Managing Partner at the request of any other Partner (other than a Defaulting Partner) by written notice by the requesting Partner to the Managing Partner within 60 days of such Change in Control; provided, that there shall be no such right of removal of Rainbow Partner as the Managing Partner if Rainbow Partner is the Managing Partner and Rainbow Partner has initiated the Buy-Out Procedure within 30 days of the receipt of the request referred to in this Section 4.10, unless the Buy-Out Procedure is abandoned by mutual agreement of the parties.

            Upon the removal of the Managing Partner, a new Managing Partner shall be appointed from among the Partners by the unanimous vote of the Partners excluding any Partner that is a Forfeited Partner at the time of such decision. Until a successor Managing Partner has been appointed, the Partnership shall be managed by the Partners' Committee in accordance with Section 4.2.

            The removal of the Managing Partner shall not, of itself, affect the Managing Partner's Interest or Sharing Percentage in the Partnership or the right of its representatives to vote (except as provided in the preceding paragraph) on the Partners' Committee or its rights under Section 4.9.

                                    ARTICLE V

                     BOOKS AND RECORDS; REPORTS TO PARTNERS

            5.1 Books and Records.

            (a) At all times during the Term, the Managing Partner, or in the event there is no Managing Partner the Partners' Committee, shall keep or cause to be kept full and complete books of account and business records in which shall be entered fully and accurately each transaction of the Partnership.

            (b) All such books of account and business records shall at all times be maintained at the principal office of the Partnership or such other place the Partners'

Committee may determine. Each Partner or its duly authorized representatives shall have the right, upon reasonable notice, at its own expense, to examine, inspect and copy, during normal business hours and for any lawful purpose related to the affairs of the Partnership or the investment in the Partnership by such Partner, any of the books of account, business records, properties and operations of the Partnership; provided, that Fox/Liberty Partner shall not have the right to examine, inspect or copy any records relating to SportsChannel Florida Associates, the New York Rangers professional hockey team or the New York Knickerbockers professional basketball team or which is subject to a confidentiality or fiduciary obligation. Such examination, inspection and copying may be conducted by the Partner's employees, its independent certified public accountants, or its other agents. Any information obtained by any Partner during such an inspection shall be treated as confidential to the extent required by Section 10.11 hereof. The Partnership's books of account and business records shall be preserved for a period of at least five years or such longer period as is required by law.

            (c) The Partnership's books of account shall be kept on an accrual basis in accordance with GAAP. The fiscal year (the "Fiscal Year") of the Partnership shall end on December 31, or on such other date as shall be determined by the Partners' Committee.

            5.2 Financial Reports. The Managing Partner, or in the event there is no Managing Partner the Partners' Committee, shall deliver to each Partner, no later than 30 days after the end of each calendar month, a statement of income (loss), balance sheet, statement of capital expenditures and subscriber data for the Partnership for such month prepared, in the case of financial information, in accordance with GAAP. The Managing Partner, or in the event there is no Managing Partner the Partners' Committee, shall deliver to each Partner, no later than 45 days after the close of each of the first three quarters of the Partnership's Fiscal Year, and 75 days after the end of each such Fiscal Year, a financial report of the business and operations of the Partnership prepared in accordance with GAAP (and, if required by any Partner for purposes of reporting under the Securities Exchange Act of 1934, in accordance with Regulation S-X or any successor regulation), relating to such period, which report shall include a balance sheet as of the end of such period, a statement of income (loss) and partners' capital (deficiency) and cash flows (including sources and uses of funds) for the period then ended, and in each case a comparison of the period then ended with the corresponding period in the Fiscal Year immediately preceding such period, which, in the case of the report furnished after the close of the Fiscal Year, shall be audited by the Partnership's independent certified public accountants. The monthly and quarterly financial statements shall be accompanied by an analysis, in reasonable detail, of the variance between the Partnership's operating results and the corresponding amounts in the then-current Budget. The monthly and quarterly financial reports may in each case be subject to normal year-end adjustments. In addition to the foregoing financial statements, the financial report furnished after the close of each Fiscal Year shall also include a statement of cash flows, and allocations to the Partners of the Partnership's taxable income, gains, losses, deductions and credits. The financial report required to be furnished after the close of the Fiscal Year may be delivered in preliminary form, without footnotes; provided, that the final form of the required financial statements, audited by the Partnership's independent certified public accountants, must be delivered within 90 days after such year-end. Additionally, the Partnership shall provide an estimate of annual net income (loss) to each Partner no later than 21 days after the close of each Fiscal Year and shall provide any other available financial information which any Partner reasonably requests; provided, that no Partner other than the Managing Partner shall have any right to receive any financial information (i) that is subject to a confidentiality or fiduciary obligation or (ii) with respect to SportsChannel Florida Associates, the New York Rangers professional hockey team or the New York Knickerbockers professional basketball team other than a statement of the aggregate net income
(loss) of the New York Knickerbockers or the New York Rangers. The Partnership will initially engage KPMG Peat Marwick LLP as its independent certified public accountants. The Partnership shall bear the cost of each annual audit and, except as otherwise provided in Section 4.6, the cost of any other services furnished to the Partnership by its independent certified public accountants as provided herein.

            5.3 Tax Returns and Information.

            (a) Until further action by the Partners' Committee, the Managing Partner is designated as Tax Matters Partner under ss.6231(a)(7) of the Code. The Tax Matters Partner will take no action which is reasonably expected to have a material adverse effect on one or more of the Partners unless such action is approved by each such Partner. The Tax Matters Partner will be responsible for notifying all Partners of ongoing proceedings, both administrative and judicial, and will represent the Partnership throughout any such proceeding. The Partners will furnish the Tax Matters Partner with such information as it may reasonably request to provide the Internal Revenue Service with sufficient information to allow proper notice to the Partners. If an administrative proceeding with respect to a partnership item under the Code has begun, and the Tax Matters Partner so requests, each Partner will give notice to the Tax Matters

Partner of its treatment of any partnership item on its federal income tax return, if any, which is inconsistent with the treatment of that item on the partnership return for the Partnership. Any settlement agreement with the Internal Revenue Service will be binding upon the Partners only as provided in the Code. The Tax Matters Partner will not bind any other Partner to any extension of the statute of limitations or to a settlement agreement without such Partner's written consent. Any Partner who enters into a settlement agreement with respect to any partnership item will give notice to the other Partners of such settlement agreement and its terms within 30 days after the date of settlement. If the Tax Matters Partner does not file a petition for readjustment of the partnership items in the Tax Court, federal District Court or Claims Court within the 90-day period following a notice of a final partnership administrative adjustment, any notice partner or 5-percent group (as such terms are defined in the Code) may institute such action within the following 60 days. The Tax Matters Partner will timely give notice to the other Partners in writing of its decision. Any notice partner or 5-percent group will give notice to the other Partners of its filing of any petition for readjustment.

            (b) The Tax Matters Partner shall cause income and other required Federal, state and local tax returns for the Partnership to be prepared and sent (together with related work papers) to each Partner for review at least 15 business days prior to filing, and will cause such returns to be timely filed with the appropriate authorities. The Tax Matters Partner shall make or maintain in effect an election under Section 754 of the Code to adjust the basis of the Partnership Property under Sections 734 and 743 of the Code for taxable years after the Effective Date if it deems such election to be in the best interests of the Partnership or of any Partner. Subject to Section 4.3, the Tax Matters Partner shall make such other elections as it shall deem to be in the best interests of the Partnership and the Partners. The cost of preparation of such returns by outside preparers, if any, shall be borne by the Partnership.

            (c) The Tax Matters Partner shall cause to be provided to each Partner no later than July 1 of each year information concerning the Partnership's projected taxable income or loss and each class of income, gain, loss, deduction or credit which is relevant to reporting a Partner's share of the Partnership income, gain, loss, deduction or credit for purposes of Federal or state income tax. Information required for the preparation of a Partner's income tax returns shall be furnished to the Partners as soon as possible after the close of the Partnership's Fiscal Year.

            (d) For Federal income tax purposes, all gain, loss, depreciation or amortization with respect to property which is reflected in the Capital Accounts of the Partners at a basis different from the tax basis of such property shall be allocated pursuant to the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder. All other items of income or deduction shall be allocated for Federal income tax purposes in the same way such items are allocated to the Capital Accounts of the Partners. All tax credits shall be allocated to the Partners based upon the Sharing Percentage of the Partners as of the time the expenditure giving rise to the credit was incurred.

            (e) The Tax Matters Partner shall from time to time upon request of any other Partner cause the Partnership's attorneys and accountants to confer with attorneys and accountants for such other Partner on any matters relating to any Partnership tax return or tax election.

                                   ARTICLE VI

                   PLEDGES, TRANSFERS, ADMISSIONS, WITHDRAWALS

            6.1 Transfer by Partners.

            (a) Except for Transfers made pursuant to Section 6.1(b), 6.2, 6.6,
6.7 or 8.3, without the prior written consent of all of the Partners (other than a Forfeited Partner), no Partner shall have the right to Transfer all or any part of its Interest, or to suffer to occur a Change in Control of such Partner or an Indirect

Transfer as to such Partner, and any such Transfer shall be void and of no force or effect.

            (b) Other than in connection with Transfers pursuant to Section 6.2, 6.6, 6.7 and 8.3, no Partner (a "Selling Partner") shall have the right to Transfer all or any part of its Interest or to suffer to occur a Change in Control of such Partner or an Indirect Transfer as to such Partner, without first offering to the remaining Partners (other than a Forfeited Partner) (each an "Offeree" and collectively the "Offerees") a right of first refusal to purchase the portion of such Selling Partner's Interest that is proposed to be so Transferred or, in the case of a Change in Control or an Indirect Transfer, all of such Partner's Interest (the "Offered Interest"), all on the terms hereinafter set forth. The Offered Interest must be offered by means of a notice (an "Offer Notice") given by the Selling Partner to each Offeree at a price and upon terms no less favorable to the Offerees than those which the Selling Partner is willing to accept from a bona fide third party purchaser pursuant to an offer from such third party purchaser (or, in the case of a Change in Control or an Indirect Transfer, the value of the Offered Interest, as determined by multiplying the Fair Market Value of the Partnership by the Sharing Percentage represented by the Offered Interest) (a "Bona Fide Offer"); provided, that regardless of the terms of the Bona Fide Offer, the Offered

Interest shall be offered to the Offerees on terms that permit the Offerees 90 days within which to complete the purchase. The Offer Notice shall state the identity of, and the price and other terms offered by, such third party for the purchase of the Offered Interest (or, in the case of a Change in Control or an Indirect Transfer, the identity of the Person that will acquire Control of the Partner or the Interest as a result of the proposed transaction). In any case where a Bona Fide Offer has been made in respect of an Offered Interest in conjunction with other property, the price in respect of the Offered Interest shall be the Allocated Interest Offer Price. Within 15 days after receipt of such offer notice, each Offeree shall accept, in whole or in part, or reject such offer for the Offered Interest by delivering a notice to each of the other Partners and, if any Partner rejects such offer, it shall state in writing whether it consents to the proposed Transfer under Section 6.1(a). Within 15 days after the receipt of such offer notice such Offeree shall give notice that it accepts or rejects such offer in writing, and, if it rejects such Offer, it shall state in writing whether it consents to the proposed Transfer under
Section 6.1(a). If pursuant to this Section 6.1(b) the Partners have agreed to purchase, in the aggregate, the entire Offered Interest, then the entire Offered Interest shall be purchased by the Partners that accepted all or a portion of the Offered

Interest in accordance with the terms offered by the Selling Partner and no consent to such Transfer shall be required under Section 6.1(a). If Rainbow Partner is the Offeree purchasing an Offered Interest pursuant to this Section 6.1(b), the purchase price shall be payable at the option of Rainbow Partner either (i) by wire transfer of funds or by certified or cashier's check drawn to the order of Fox/Liberty Partner or (ii) in the form of a promissory note of Rainbow Partner secured, pursuant to a pledge or collateral assignment agreement in form reasonably acceptable to Fox/Liberty Partner, by the Interest purchased, maturing on the third anniversary of the date of the closing of the purchase of the Offered Interest and bearing interest, payable semi-annually, at a rate per annum equal to the Prime Rate plus one-half of one percent (1/2%). If all of the Offered Interest has not been accepted and no Partner has delivered a writing in which it refused to consent to the proposed Transfer, then the Selling Partner may, within 90 days after the offer notice is given, Transfer the entire Offered Interest but not a portion thereof to such third party at a price not less than the price at which, and on other terms no more favorable to the third party than those contained in the Bona Fide Offer (or, in the case of a Change in Control or an Indirect Transfer, suffer the completion of such Change in Control or Indirect Transfer). If the Offered Interest is not so disposed of within such

90-day period, then the Selling Partner shall, before Transferring all or any portion of its Interest (or suffering the completion of a subsequent Change in Control or Indirect Transfer), again be obligated to offer the right of first refusal contained in this Section 6.1(b) to the other Partners. The sale of an Interest pursuant to a Bona Fide Offer in accordance with this Section 6.1(b) shall not be effective without the prior written consent (which shall not be unreasonably withheld) of the Partners (other than a Forfeited Partner) and any such purported sale shall be void and of no force or effect.

            (c) After any Transfer of an Interest permitted hereby, the Transferee shall be admitted as a Partner, with appropriate amendments being made to this Agreement, the Transferred Interest shall continue to be subject to all the provisions of this Agreement including, without limitation, the provisions of this Article VI.

            (d) Except as otherwise provided in Section 6.6, a Transfer will be deemed to occur for the purpose of this Article VI in respect of the Interest of a Partner in the event of a Change in Control of such Partner or an Indirect Transfer with respect to such Partner. In the event of any such deemed Transfer of an Interest, (i) if such Transfer is made in compliance with the first sentence of Section 6.1(a), the Interest deemed Transferred shall continue to be subject to all the provisions of this Agreement and, upon request by any other Partner, the deemed Transferring Partner shall cause each deemed Transferee to assume and agree to perform in writing all of such deemed Transferring Partner's duties and obligations as a Partner under this Agreement, including, without limitation, the obligations imposed by this
Article VI; and (ii) if such deemed Transfer is not made in compliance with
Section 6.1(a), then the other Partners shall be entitled to make the elections and exercise the remedies available to Non-Defaulting Partners under Section 7.2 of this Agreement against the deemed Transferring Partner and its deemed Transferee.

            6.2 Buy-Out Procedure.

            (a) The procedure set forth in this Section 6.2 (the "Buy-Out Procedure") may be initiated by Rainbow Partner from and after the Buy-Out Commencement Date at the Buy-Out Price. The Buy-Out Procedure shall be initiated by notice from Rainbow Partner to each other Partner.

            (b) For 45 days after receipt of the notice of Rainbow Partner given pursuant to Section 6.2(a), Rainbow Partner, on the one hand, and Fox/Liberty Partner, on the other hand, shall negotiate in good faith to determine the Fair Market Value of all of the Interests. If such Partners are not able to agree on the Fair Market Value prior to such 45th day, each shall select an Appraiser. Within 15 days after the selection of the Appraisers, the Appraisers so selected shall jointly select a third Appraiser. Within

30 days after its selection, the third Appraiser shall determine the value of the Interests held by Fox/Liberty Partner by determining the Fair Market Value of all of the Interests and multiplying such Fair Market Value by the Sharing Percentage of Fox/Liberty Partner. Within 60 days of the determination of the Fair Market Value of all of the Interests, Rainbow Partner shall be obligated to purchase, and Fox/Liberty Partner shall be obligated to sell, all of the Interests in the Partnership owned by Fox/Liberty Partner for a purchase price (the "Buy-Out Price") equal to the greater of (i)(A) $2,125,000,000 (increased by all capital contributions and reduced by all distributions of capital) times the Sharing Percentage of Fox/Liberty Partner as in effect at the commencement of the Buy-Out Procedure plus (B) a rate of return on the amount in clause (A) at a per annum rate equal to 8% calculated on the basis of a year of 360 days; or (ii) the Fair Market Value of such Interests (as calculated in accordance with the preceding sentence).

            (c) Rainbow Partner may elect to have its purchase effected by a Designee and, if Fox/Liberty Partner so elects, Rainbow Partner shall guarantee the performance of its Designee. The business affairs of the Partnership shall continue to be conducted in the ordinary course as provided in this Agreement during the pendency of and unaffected by the Buy-Out Procedure; provided, that no calls for capital contributions shall be made after the receipt by

Fox/Liberty Partner of a notice from Rainbow Partner pursuant to Section 6.2(a) and prior to the Buy-Out Closing Date whether or not such capital contribution would otherwise be required pursuant to any provision hereof, including Section
3.1. If, at any time following the receipt of Rainbow Partner's notice pursuant to Section 6.2(a), the Managing Partner or the Partners' Committee determines in its reasonable discretion that, but for the provisions of the immediately preceding sentence, a capital contribution would be required to be made pursuant to any provision hereof including Section 3.1, the Managing Partner may require Rainbow Partner to grant to the Partnership a Partner's Loan having a principal amount equal to the amount of Rainbow Partner's pro rata share of the capital contribution that would otherwise be required and bearing interest at the Prime Rate plus 1%. The purchase price to be paid by Rainbow Partner shall not be reduced by the amount of such Partner's Loan.

            (d) The closing of any purchase and sale of an Interest under this
Section 6.2 shall be held at a mutually acceptable place on a mutually acceptable date (the "Buy-Out Closing Date") not more than 60 days after the date of determination of the Fair Market Value of Fox/Liberty Partner's Interest; provided, that if any governmental approvals are required to consummate such purchase and sale, the Buy-Out Closing Date shall be the date on which the last such approval is obtained but in any event not more than 180 days after the election or deemed election pursuant to Section 6.2(a). At such closing, Fox/Liberty Partner shall assign to Rainbow Partner the Interests to be sold, free and clear of all liens, claims and encumbrances, and shall execute such documents as may be necessary to effectuate the sale. Unless otherwise agreed by Rainbow Partner and Fox/Liberty Partner, the purchase price shall be payable at the option of Rainbow Partner either (i) by wire transfer of funds or by certified or cashier's check drawn to the order of Fox/Liberty Partner or (ii) in the form of a promissory note of Rainbow Partner secured, pursuant to a pledge or collateral assignment agreement in form reasonably acceptable to Fox/Liberty Partner, by the Interest purchased, maturing on the third anniversary of the Buy-Out Closing Date and bearing interest, payable semi-annually, at a rate per annum equal to the Prime Rate plus one-half of one percent (1/2%).

            6.3 Additional Provisions Relating to Transfer.

            (a) In the case of any Transfer under Section 6.1, 6.2, 6.6, 6.7 or 8.3:

            (i) Except as provided therein, the Transfer of an Interest shall not affect the Approved Agreements; provided, however, that if the Transferring Partner is the Managing Partner, then, with respect to any agreements between the Partnership and the Transferring Managing Partner or any Related Person with respect to the Transferring Managing Partner for the provision of management and other services of the type described in Annex D to this Agreement (whether or not such agree-ments are Approved Agreements), the other Partners (acting by a majority of such Partners' Sharing Percentages) shall have the option, by giving 30 days' notice to the Transferring Managing Partner or such Related Person, as the case may be, to (A) elect to terminate any or all of such agreements or (B) elect to cause any or all of such agreements to be assigned to the Transferee or its Designee or, if there is more than one Transferee, to any Person jointly designated by such Transferees. Upon the written request of the non-Transferring Partners, the Managing Partner and its Affiliates shall continue to provide to the Partnership for a period of 90 days following the date of Transfer any management and other services of the type described in Annex D that were being provided by them immediately prior to the Transfer, and the Managing Partner and its Affiliates shall continue to be compensated for such services and reimbursed for their costs in accordance with the provisions of Sections
      4.1 and 4.5 hereof, or in accordance with the provisions of any applicable agreement, as the case may be. Upon any such termination, the Transferring Managing Partner shall cooperate and shall cause its Affiliates to cooperate with the Transferee or Transferees, as the case may be, in order to effect an orderly transition of management services; and

            (ii) The Transferee or Transferees of an Interest, as the case may be, shall be required to pay any and all filing and recording fees, fees of counsel and accountants and other costs and expenses reasonably incurred by the Partnership as a result of such Transfer.

            (b) In connection with the Transfer of any Interest pursuant to
Section 6.1, 6.2, 6.7 or 8.3, the Transferor and its Affiliates will be obligated to sell to the Transferee, and the Transferee will be obligated to buy from the Transferor and its Affiliates, all (or in the case of a partial Transfer, an appropriate portion of) evidences of indebtedness (including Partner's Loans) of the Partnership held directly or indirectly by the Transferor and its Affiliates for an amount, payable in cash, equal to the outstanding principal amount thereof at the time of Transfer plus interest thereon then accrued and unpaid; provided, that in connection with a Transfer pursuant to a Bona Fide Offer the terms of the Bona Fide Offer will govern the disposition of such evidences of indebtedness.

            (c) The Transferee of an Interest hereunder shall assume in writing in form and substance reasonably satisfactory to the non-Transferring Partners the obligations of the Transferring Partner under this Agreement arising from and after the effective date of the Transfer in respect of the Transferred Interest and the Transferring Partner shall be released therefrom except for those obligations or liabilities of the Transferring Partner based on events occurring, arising or maturing prior to the date of Transfer and except those obligations arising out of a breach of this Agreement by the Transferring Partner or pursuant to Section 4.4, 4.6 or 9.3.

            (d) If required by any non-Transferring Partner, the Transferee shall deliver to the Partnership an opinion, satisfactory in form and substance to the non-Transferring Partners, of counsel reasonably satisfactory to such non-Transferring Partners to the effect that the Transfer of the Interest in question is in compliance with applicable state and federal securities laws.

            (e) No Transfer shall be recognized for any purpose as between a Transferring Partner and the

Partnership or as between a Transferring Partner and the other Partners until the Transferee shall have executed written instruments satisfactory to the Partners' Committee to become a party to this Agreement and assume the rights and obligations of the Transferring Partner hereunder.

            (f) Upon completion of any Transfer pursuant to Section 6.1, 6.2,
6.7 or 8.3 or a change of ownership in compliance with Section 6.6(a), the Transferee of an Interest (if not already a Partner) shall be admitted as a Partner without any further action upon compliance with the provisions of
Section 6.3.

            6.4 Effect of Attempted Transfer; Withdrawals and Admissions Generally. An attempted Transfer of any Interest or any portion thereof in violation of any provision of this Agreement shall be void. No Partner shall withdraw from the Partnership, except by a Transfer of an Interest permitted by this Agreement or with the written consent of the other Partners.

            6.5 Tax Allocation Adjustments; Distributions After Transfer. In the event of a Transfer of any Interest, regardless of whether the Transferee becomes a substitute Partner, all items of income, gain, loss, deduction and credit for the fiscal period in which the Transfer occurs shall be allocated for Federal income tax purposes between the Transferor and the Transferee on the basis of the ownership of the Interest at the time the particular item is taken into account by the Partnership for Federal income tax purposes, except to the extent otherwise required by Section 706(d) of the Code. Distributions made on or after the effective date of Transfer shall be made to the Transferee, regardless of when such distributions accrued on the books of the Partnership.

            6.6 Certain Affiliate Transferee Transactions Not Deemed Transfers.
(a) Notwithstanding anything in this Agreement to the contrary, a transaction shall not be deemed to constitute a direct or indirect sale, assignment, transfer or other disposition of an Interest, a Change in Control or an Indirect Transfer, if the transferee and the transferor are Affiliate Transferees. A transferor and a transferee shall be deemed to be "Affiliate Transferees" if (i) the same Person owns more than a Minimum Interest in both the transferor and the transferee immediately prior to the transaction in question or (ii) Fox, Twentieth Holdings Corporation or Liberty collectively own all of the direct or indirect interests in both the transferor and the transferee immediately prior to the transaction in question. Fox/Liberty Partner hereby agrees to consult in good faith with Rainbow Partner prior to engaging in any transaction which has the effect of reallocating between Fox and Liberty their direct or indirect ownership interests in the Partnership.

            (b) Notwithstanding anything in this Agreement to the contrary, none of the following transactions shall be deemed to constitute a direct or indirect sale, assignment, transfer or other disposition of an Interest, a Change in Control or an Indirect Transfer: (i) a change, shift or transfer of Control that shall be deemed not to be a Change in Control pursuant to the second sentence of the definition thereof; or (ii) the transfer directly or indirectly of all or any portion of the equity interests in, or assets of, Rainbow Partner to the stockholders of RMH as a class (it being understood that such transfer may include the transfer to different classes of stockholders of RMH of different classes of equity interests reflecting the same relative rights and privileges as the different classes of stock of RMH) or to any group of public equity holders (including, without limitation, a transfer by means of a registered public offering).

            6.7 IPO-Call Procedure. (a) The procedure set forth in this Section
6.7 (the "IPO-Call Procedure") may be initiated by Fox/Liberty Partner during any IPO-Call Notice Window. Such IPO-Call Procedure shall be initiated by written notice (the "IPO-Call Notice") from Fox/Liberty Partner to Rainbow Partner in accordance herewith. Except as provided below, upon the giving of the IPO-Call Notice, Rainbow Partner shall be obligated to purchase, and Fox/ Liberty Partner shall be obligated to sell, all (but not less than all) of the Interests of Fox/Liberty Partner at the Call Price (as defined below) in accordance with the terms hereof.

            (b) For 45 days after receipt of an IPO-Call Notice, Rainbow Partner, on the one hand, and Fox/Liberty Partner, on the other hand, shall negotiate in good faith to determine the Fair Market Value of all of the Interests. If such Partners are not able to agree on such Fair Market Value, prior to such 45th day, each shall select an Appraiser. Within 15 days after the selection of the Appraisers, the Appraisers so selected shall jointly select a third Appraiser. Within 30 days after its selection, the third Appraiser shall determine the value of the Interests held by Fox/Liberty Partner by determining the Fair Market Value of all of the Interests and multiplying such Fair Market Value by the Sharing Percentage of Fox/Liberty Partner (the "Call Price"). Within 30 days after determination of the Call Price, Rainbow Partner shall give written notice to Fox/Liberty Partner of its election either (i) to purchase the Interests of Fox/Liberty Partner for, at the election of Rainbow Partner, (A) a number of Marketable Securities of CSC or RMH (or any combination thereof) calculated by dividing the Call Price by the Current Market Price of such Marketable Securities, or (B) a promissory note of Rainbow Partner secured, pursuant to a pledge or collateral assignment agreement in form reasonably acceptable to Fox/Liberty Partner, by the Interest purchased, maturing on the third anniversary of the IPO-Call Closing Date and bearing interest, payable semi-annually, at a rate per annum equal to the Prime Rate plus one-half of one percent (1/2%) in aggregate principal amount equal to the Call Price or (ii) to consummate an Initial Public Offering of the Partnership or the Corporation within 180 days of the IPO Call Notice. If a purchase of Interests is to be effected pursuant to this Section, at Fox/Liberty Partner's request, the parties shall negotiate in good faith to structure the transaction as a tax-free transaction, provided, that (i) Fox/Liberty Partner will not be required to accept, in exchange for its Interests, securities which are not Marketable Securities, (ii) structuring the transaction in such a manner as shall not cause any adverse consequences to Rainbow Partner or the issuer of such Marketable Securities, and (iii) Rainbow Partner shall not be required to change its election with respect to the Marketable Securities being issued. Securities issued in such transaction may be voting, nonvoting or convertible into voting securities at the election of the issuer.

            (c) Rainbow Partner may elect to have its purchase effected by a Designee and, if Fox/Liberty Partner so elects, Rainbow Partner shall guarantee the performance of its Designee. The business affairs of the Partnership shall continue to be conducted in the ordinary course as provided in this Agreement during the pendency of and unaffected by the IPO-Call Procedure.

            (d) In the event that an Initial Public Offering of the Partnership or the Corporation is not consummated within 180 days after the determination of the Call Price, the closing of any purchase and sale of an Interest under this
Section 6.7 shall be held at a mutually acceptable place on a mutually acceptable date (the "IPO-Call Closing Date") not more than 180 days after the date of determination of the Call Price; provided, that if any governmental approvals are required to consummate such purchase and sale, the IPO-Call Closing Date shall be the date on which the last such approval is obtained but in any event not more than 240 days after the determination of the Call Price. At such closing, Fox/Liberty Partner shall assign to Rainbow Partner the Interests to be sold, free and clear of all liens, claims and encumbrances, and shall execute such documents as may be necessary to effectuate the sale.

            (e) In order to effectuate an Initial Public Offering, notwithstanding Section 4.9, Rainbow Partner shall be permitted to effect a reorganization or restructuring of the Partnership into the Corporation, without any consent of any other Partner.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

            7.1 Events of Default.

            (a) An "Event of Default" shall be considered to have occurred with respect to a Partner (the "Defaulting Partner") if:

            (i) Such Partner Transfers all or any part of its Interest, or suffers to occur a Change in Control of such Partner or an Indirect Transfer as to such Partner, except as permitted in this Agreement; provided, that no Event of Default shall be considered to have occurred for 30 days following the involuntary encumbrance of all or any part of such Interest if during such 30-day period such Partner acts diligently to, and does, remove any such encumbrance, including, but not limited to posting a bond to prevent foreclosure; or

            (ii) Such Partner or any Affiliate of such Partner fails to perform or violates any other material term or condition of this Agreement (including, without limitation, a failure to pay any amounts due under Sections 6.1, 6.2 or 6.3 but excluding any failure to meet any capital call) or a material term or condition of any Approved Agreement (or
      Section 8.2, 8.3, 8.4 or 8.5 of the Formation Agreement) and such failure or violation continues for 45 days after such Partner has been given notice thereof by any other Partner; provided, however, that (other than in the case of a breach of Section 8.2, 8.3, 8.4 or 8.5 of the Formation Agreement) if the failure or violation is not a failure to pay money and is of such a nature that it cannot reasonably be cured within such 45-day period, but if it is curable and such Partner in good faith begins efforts to cure it within such 45-day period and continues diligently to do so, it shall have a reasonable additional period thereafter to effect the cure.

            7.2 Remedies of Non-Defaulting Partners.

            Upon the occurrence and during the continuance of an Event of Default, the remedies that may be elected by the Non-Defaulting Partners are:

            (i) to seek to enjoin such default or to obtain specific performance of a Defaulting Partner's obligations or sue for Damages (as hereinafter defined) in respect of such Event of Default; or

            (ii) to dissolve the Partnership as provided in Section 8.1(e), in which event the affairs of the Partnership shall be wound up as provided in Section 8.2.

            The election of a remedy specified in clause (i) above may be made by any Partner that is not a Defaulting Partner (a "Non-Defaulting Partner") or a Forfeited Partner and the remedy specified in clause (ii) above may be made by unanimous vote of the Non-Defaulting Partners that are not Forfeited Partners, by giving notice to the Defaulting Partner within 60 days (one year in the case of an action to recover Damages) after obtaining actual knowledge of the occurrence of such Event of Default; provided, that if an election pursuant to clause (i) above is made to seek an injunction, specific performance or other equitable relief and a final judgment in such action is rendered denying such equitable remedy, then, by notice given within ten days thereafter the Non-Defaulting Partners may elect to pursue any or all of the remedies specified in clause (i) or (ii) of this Section 7.2 unless, prior to the giving of such notice, the Defaulting Partner has cured the Event of

Default in question in full and no other Event of Default with respect to such Partner has occurred and is continuing or the final judgment denying equitable relief specifically held that there was no Event of Default.

            The foregoing remedies shall not be deemed mutually exclusive, and selection or resort to any thereof shall not preclude selection or resort to the others.

            The resort to any remedy pursuant to clauses (i) or (ii) of this
Section 7.2 shall not for any purpose be deemed to be a waiver of any other remedy available hereunder or under applicable law; provided, that the failure to elect a remedy within the time period provided in the preceding paragraph shall be conclusively presumed to be a waiver of such Event of Default.

            Unless any Event of Default has been waived as set forth in the immediately preceding paragraph, the Defaulting Partner shall be liable to the Partnership and to the Non-Defaulting Partners for any and all damages, losses and expenses (including attorneys' fees and disbursements) (collectively, "Damages") suffered or incurred by the Partnership or the Non-Defaulting Partners as a result of such Event of Default; provided, that neither the Partnership nor the Non-Defaulting Partners shall have or assert any claim against the Defaulting Partner for lost profits, exemplary, punitive, indirect, special or consequential

Damages suffered or incurred by the Partnership or the Non-Defaulting Partners as a result of an Event of Default.

                                  ARTICLE VIII

                   DURATION AND TERMINATION OF THE PARTNERSHIP

            8.1 Events of Termination. The Partnership shall be dissolved and its affairs wound up pursuant to Section 8.2 upon the first to occur of any of the following events (each an "Event of Termination"):

                  (a) the expiration of the Term (provided, that the Partners may at any time prior to such expiration amend this Agreement to extend the Term);

                  (b) the execution by all of the Partners of a unanimous written consent to dissolution;

                  (c) the sale or other disposition of substantially all of the assets of the Partnership;

                  (d) the Bankruptcy of a Partner, unless such Partner's Interest is purchased pursuant to Section 8.3 or the other Partners consent to a continuation of the Partnership with the successor of such Bankrupt Partner admitted as a new Partner; or

                  (e) the election of the Non-Defaulting Partners pursuant to
      Section 7.2(ii) to terminate the Partnership upon the occurrence and during the continuance of an Event of Default.

            8.2 Winding-Up. Upon the occurrence of an Event of Termination, if the Partnership is not continued as provided herein, the Partnership's affairs shall be wound up as follows:

                  (a) The Managing Partner, or in the event there is no Managing Partner the Partners' Committee, shall cause to be prepared a statement of the assets and liabilities of the Partnership as of the date of dissolution.

                  (b) The assets and properties of the Partnership shall be liquidated as promptly as possible, and receivables collected, all in an orderly and businesslike manner so as not to involve undue sacrifice. Notwithstanding the foregoing, the Partners' Committee may determine not to sell, or authorize the sale of, all or any portion of the assets and properties of the Partnership, in which event such assets and properties shall be distributed in kind pursuant to Section 8.2(c).

                  (c) The proceeds of liquidation under Section 8.2(b) and all other assets and properties of the Partnership shall be applied and distributed as follows in the following order of priority:

                (i) to the payment of the debts and liabilities of the
             Partnership (excluding any amounts which may be owed to any Partner or any Affiliate of a Partner in respect of Partner's Loans, but including all other amounts owed to any Partner or any Affiliate of a Partner) and the expenses of liquidation;

                (ii) to establish any reserves that the Managing Partner, or in the event there is no Managing Partner the Partners' Committee, in accordance with sound business judgment, deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, which reserves may be paid over by the Managing Partner or the Partners' Committee, as applicable, to an escrow agent selected by it to be held by such agent for the purpose of
             (x) distributing such reserves in payment of the aforementioned contingencies and (y) upon the expiration of such period as the Managing Partner or the Partners' Committee, as applicable, may deem advisable, distributing the balance thereof in the manner provided in this Section 8.2(c);

                (iii) to pay the accrued and unpaid interest and unpaid
             principal amount of Partner's

             Loans in the proportion that the aggregate outstanding amount of such Partner's Loans of each Partner and its Affiliates, including accrued and unpaid interest, bears to the total of all such outstanding Partner's Loans, including accrued and unpaid interest, of all the Partners and their Affiliates;

                (iv) to the Partners in proportion to the positive balance of each Partner's Capital Account; provided, that if any assets are to be distributed in kind, they will be valued at their Fair Market Value before the distribution. This adjustment to Fair Market Value will be reflected in an adjustment to the Partners' Capital Accounts in accordance with the principles of Section 3.4 immediately prior to any liquidating distribution. No Partner shall have any obligation to make any contribution or payment in respect of a negative balance in its Capital Account. Distributions pursuant to this paragraph may be distributed to a trust established for the benefit of the Partners for the purposes of liquidating the Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of any Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Partners' Committee, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement.

                  (d) The Partners and former Partners shall look solely to the Partnership's assets for the return of their Capital Contributions, and if the assets of the Partnership remaining after payment of or due provision for all debts, liabilities and obligations of the Partnership are insufficient to return such Capital Contributions, the Partners and former Partners shall have no recourse against the Partnership or any other Partner.

                  (e) If the value of the Partnership assets, including profits from any sale thereof, is insufficient to pay the liabilities of the Partnership (other than any Partners' Loans and Capital Contributions), then such additional liabilities and reserve needs shall be funded by the Partners in accordance with their respective Sharing Percentages without giving effect to any reduction or increase in the Sharing Percentage of any Partner pursuant to Section 3.2(b) resulting from one or more defaults under
      Section 3.1.

                  (f) The Partners shall comply with all requirements of applicable law pertaining to the winding-up of the Partnership.

                  (g) The Partners acknowledge that this Section 8.2 may establish distribution priorities different from those set forth under applicable law and agree that they intend, to the extent legally permissible, to vary those provisions by this Agreement.

            8.3 Purchase Option Upon Bankruptcy of a Partner. Upon the Bankruptcy of a Partner, any other Partner that is not a Defaulting Partner or Bankrupt (a "Nonbankrupt Partner") shall have the right, but not the obligation, by notice given to all the Partners within 45 days after such Nonbankrupt Partner obtains actual knowledge of the occurrence of such Bankruptcy, to elect to purchase or cause its Designee to purchase all or a portion of its pro rata share (based on the relative Sharing Percentages of the Nonbankrupt Partners) of the Bankrupt Partner's Interest. If any Nonbankrupt Partner elects not to purchase its pro rata portion, the remaining Nonbankrupt Partners, if any, will have the right to elect to purchase the portion declined. Unless the entire Interest of the Bankrupt Partner is purchased pursuant to this Section 8.3, no portion of its Interest shall be purchased. If the Nonbankrupt Partners purchase the entire Interest of the Bankrupt Partner, the business of the Partnership shall be continued as a successor business entity without liquidation of the Partnership's affairs. The purchase price payable for the Bankrupt Partner's Interest pursuant to this Section 8.3 shall be 100% of the product of the Fair Market Value of the Partnership times such Bankrupt Partner's Sharing Percentage. To the extent there is any disagreement among the Partners as to the value of the Bankrupt Partner's Interest, such dispute shall be determined by an Appraiser selected jointly by the Nonbankrupt Partners, on the one hand, and the Bankrupt Partner, on the other hand. If the Partners are not able to agree on an Appraiser, the Nonbankrupt Partners shall jointly select an Appraiser and the Bankrupt Partner shall select an Appraiser and the Appraisers so selected shall jointly select a third Appraiser, and the Appraiser so selected shall be the Appraiser for purposes of determining the value of such Interest; provided, that if the Bankrupt Partner shall fail to select an Appraiser, the Appraiser selected by the Nonbankrupt Partners shall be the Appraiser for purposes of determining the value of such Interest. If more than one eligible Partner elects to purchase a Bankrupt Partner's Interest pursuant to this Section but any Partner fails to tender its share of the purchase price therefor at the closing, then the tendering Partner(s) may elect to purchase the Interest that was to be purchased by such nontendering Partner and shall have an additional 15 days in which to tender payment for the share of the Bankrupt Partner's Interest that was to be purchased by the nontendering Partner(s). Any such election by the tendering Partner(s) shall not excuse the default by the nontendering party.

                                   ARTICLE IX

                    COVENANTS, REPRESENTATIONS AND WARRANTIES

            9.1 Compliance with Applicable Law. Each Partner shall comply with all applicable laws, regulations, rules and orders of governmental authorities the non-compliance with which would have a material adverse effect on the business affairs or financial condition of the Partnership.

            9.2 No Restrictive Covenants. No Partner shall enter into or become subject to any contract, agreement, restriction or covenant (other than an Approved Agreement) which would impair or inhibit the Partnership's ability to obtain financing without recourse to the Partners (collectively, "Restrictive Covenants"), and each Partner represents and warrants to the other Partners that, on the Effective Date, it is not subject to any Restrictive Covenants.

            9.3 Indemnification of Partners; Contribution. The Partnership shall indemnify and hold each Partner harmless from and against any claim, demand, loss, damage, liability or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable legal expenses) incurred by or against such Partner and arising out of or resulting from any act or omission of the Partnership. As among the Partners, no Partner shall be liable or bear responsibility for more than its proportionate share (based on its Sharing Percentage) of the liabilities and obligations of the Partnership. For the purposes of the preceding sentence, a Partner's Sharing Percentage shall be determined on the date the relevant liability or obligation is incurred, without giving effect to any reduction or increase in such Partner's Sharing Percentage pursuant to Section 3.2(b) resulting from one or more defaults under Section 3.1. In the event that (whether before or following any dissolution of the Partnership) any Partner shall be required to pay, discharge or otherwise bear responsibility for any liability or obligation of the Partnership in excess of such Partner's proportionate share thereof, each other Partner hereby agrees to indemnify, hold harmless and reimburse (directly or through the Partnership) such Partner against and for such other Partner's respective proportionate share of such excess. It is the intention of the Partners that, following the operation of this clause, each Partner will have borne exactly its proportionate share of the liability or obligation of the Partnership at issue determined with reference to such Partner's Sharing Percentage, determined in accordance with the third sentence of this Section 9.3.

            9.4 Notice of Change in Control and Indirect Transfer. In addition to any other notification requirements under this Agreement, each Partner agrees that promptly following the occurrence of an event which constitutes a Change in Control or an Indirect Transfer it will give notice to the other Partners of the Change in Control or Indirect Transfer.

                                    ARTICLE X

                                  MISCELLANEOUS

            10.1 Waiver of Partition. Except as may be otherwise provided by law in connection with the winding-up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership Property.

            10.2 Modification; Waivers. This Agreement may be modified or amended only with the written consent of each Partner. Except as otherwise specifically provided herein, no Partner shall be released from its obligations hereunder without the written consent of the other Partners. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise specifically provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

            10.3 Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement among the Partners with respect to the subject matter hereof and supersede any prior agreement or understanding between or among the Partners with respect to such subject matter.

            10.4 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other Persons or circumstances shall not be affected thereby; provided, that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

            10.5 Notices. All notices, requests, demands, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand, on the date transmission by telecopy is confirmed by machine answer-back or on the third business day after such notice is mailed by registered or certified mail, postage prepaid, and, pending the designation by notice of another address, addressed as follows:

                     If to Fox/Liberty Partner:

                     Fox Sports Net, LLC
                     1440 South Sepulveda Blvd.
                     Suite 218
                     Los Angeles, CA  90025
                     Attention:  Tony Ball
                     Telecopy: (310) 445-4335

                     With copies to:

                     Liberty Media Corporation
                     8101 E. Prentice Avenue
                     Suite 500
                     Englewood, CO  80111
                     Attention:  President
                     Telecopy:  (303) 721-5415

                     and:

                     Tele-Communications, Inc.
                     5619 DTC Parkway
                     Englewood, CO  80111
                     Attention:  Legal Department
                     Telecopy:  (303) 488-3245

                     and:

                     Sherman & Howard L.L.C.
                     3000 First Interstate Tower North
                     633 Seventeenth Street
                     Denver, Colorado  80202
                     Attention:  Charles Y. Tanabe, Esq.
                     Telecopy:  (303) 298-0940

                     and:

                     The News Corporation Limited
                     1211 Avenue of the Americas
                     New York, New York  10036
                     Attention:  Arthur M. Siskind, Esq.
                         Senior Executive Vice President
                         and Group General Counsel
                     Telecopy:  (212) 768-2029

                     and:

                     Fox Television
                     10201 West Pico Boulevard
                     Los Angeles, California  90035
                     Attention:  Jay Itzkowitz, Esq.
                         Senior Vice President
                         Legal Affairs
                     Telecopy:  (310) 369-2572

                     and:

                     Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                     551 Fifth Avenue
                     New York, New York  10176
                     Attention:  Joel Papernik, Esq.
                     Telecopy:  (212) 697-6686

                     If to Rainbow Partner:

                               c/o Rainbow Media Holdings, Inc.
                               150 Crossways Park West
                               Woodbury, N.Y. 11797

                               Attention: President

                     With a copy to Attention: Executive Vice President
                                    Legal and Business Affairs

                               cc:  Cablevision Systems Corporation
                                    One Media Crossways
                                    Woodbury, New York 11797

                                    Attention: Executive Vice President and
                                               General Counsel

            10.6 Successors and Assigns. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the Partners and their legal representatives, successors and permitted assigns.

            10.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

            10.8 Headings; Cross-references. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

            10.9 Construction. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership. No one, including but not limited to the Partners or any creditor of the Partnership or any of its Partners, shall have any rights under this Agreement against any Affiliate of any Partners.

            10.10 Property Rights; Confidentiality. All books, records and accounts maintained exclusively for the Partnership (including, without limitation, marketing reports and all other data whether stored on paper or in electronic or other form), and any contracts or agreements (including, without limitation, agreements for the purchase, lease or license of programming) entered into by or exclusively on behalf of the Partnership, shall at all times be the exclusive property of the Partnership. All property (real, personal or mixed) purchased with Partnership funds, and all moneys held or collected for or on behalf of the Partnership shall at all times be the exclusive property of the Partnership. No Partner shall, during the period such Partner is a Partner and for a period ending on the later of two (2) years after such Partner has ceased to be a Partner, disclose any confidential or proprietary information with respect to the Partnership or any Partner, except (i) with the prior written consent of the other Partners; (ii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so give notice to the other Partners as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (iii) as part of its normal reporting or review procedure to its parent companies, its auditors and its attorneys and the securities exchange on which any such parent's securities are traded from time to time; provided, that such Partner shall be liable for any breach by such parent companies, auditors or attorneys of any provision of this Section; (iv) in connection with the enforcement of such Partner's rights hereunder; (v) disclosures to an Affiliate of, or professional advisor to, such Partner in connection with the performance by such Partner of its obligations hereunder; provided, that such Partner shall be liable for any breach by such Affiliate or professional advisor of any provision of this Section; (vi) to a prospective purchaser of all or a portion of such Partner's Interest in connection with a sale in accordance with the terms of this Agreement; provided, that such Partner shall be liable for any breach by such prospective purchaser of any provision of this Section; and (vii) after the expiration of Section 9.5 hereof as to such Partner, in connection with decisions to bid, or the formulation of a bid, for television programming rights, such Partner may disclose confidential or proprietary information with respect to the Partnership to any co-investors it may have in connection with such bid or, if the bid is to be made through a corporate entity, to the board of directors or executive officers of such entity; provided, that such party shall be liable for any breach by such partner, director or executive officer of any provision of this Section, it being understood that use of such information in connection with such bid shall not constitute a breach hereunder. Except as provided in the preceding sentence, no Partner, nor any of its Affiliates, shall, during the periods referred to in such sentence, use any confidential or proprietary information with respect to the Partnership other than for the benefit of the Partnership.

            10.11 Non-Recourse. The obligations of the Partners under this Agreement are solely corporate obligations of such entities and no representation, undertaking or agreement made in this Agreement on the part of any Partner was made or intended to be made as a personal or individual representation, undertaking or agreement on the part of any member, incorporator, stockholder, director, officer or agent (past, present or future) of any Partner, and no personal or individual liability or responsibility is assumed by, nor shall any recourse at any time be asserted or enforced against, any such member, incorporator, stockholder, director, officer or agent, all of which recourse (whether in common law, in equity, by statute or otherwise) is hereby forever irrevocably waived and released.

            10.12 Further Actions. Each Partner shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be required in connection with the formation and continuation of the Partnership and the achievement of its purposes.

            10.13 Survival. Section 10.10 shall survive the termination of this Agreement, the dissolution of the Partnership, the withdrawal of any Partner and the Transfer of the Interest of any Partner. Sections 4.4, 4.6 and 9.3 shall survive the termination of this Agreement and the dissolution of the Partnership.

            10.14 Governing Law. The Partnership has been formed and is continued under the laws of the State of New York. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to principles of conflict of laws.

            10.15 No Right of Set-Off. No Partner shall be entitled to offset against any of its financial obligations to the Partnership under this Agreement any obligation owed to it or any of its Affiliates by any other Partner or any of such other Partner's Affiliates.

            10.16 Expenses of the Parties. All expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement, shall be borne solely by the party who shall have incurred the same.

            10.17 Unregistered Interests. Each Partner (i) acknowledges that the Interests are being acquired without registration under the Securities Act of 1933, as amended, or under similar provisions of state law, (ii) represents and warrants to the Partnership and the other Partners that it is acquiring the Interest for its own account, for investment and with no view to the distribution of the Interest, and (iii) agrees not to Transfer or attempt to Transfer such Interest in the absence of registration under that Act and any applicable state securities laws or an available exemption from such registration.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers or partners thereunto duly authorized as of the date first written above.

                                     FOX SPORTS RPP HOLDINGS LLC

                                     By
                                        -----------------------------
                                        Title:

                                     RAINBOW REGIONAL HOLDINGS, INC.

                                     By
                                        -----------------------------
                                        Title:

                                                                         ANNEX B

================================================================================


                          GENERAL PARTNERSHIP AGREEMENT

                           OF NATIONAL SPORTS PARTNERS


================================================================================

                                TABLE OF CONTENTS
                                                                        Page

ARTICLE I     DEFINITIONS.................................................2

ARTICLE II    FORMATION OF GENERAL PARTNERSHIP
    2.1       Formation..................................................13
    2.2       Name.......................................................14
    2.3       Compliance with Partnership and Other Laws.................14
    2.4       Term.......................................................15
    2.5       Principal Place of Business................................15
    2.6       Purpose....................................................15
    2.7       Qualification in other Jurisdictions.......................15
    2.8       Ownership of Property......................................16

ARTICLE III PARTNERSHIP CAPITAL
    3.1       Capital Contributions......................................16
    3.2       Failure to Make Capital Contributions......................17
    3.3       Capital Accounts...........................................23
    3.4       Allocation of Items of Partnership Income,
              Gain, Loss, Deduction and Credit...........................25
    3.5       Distributions..............................................29
    3.6       Partnership Funds..........................................30
    3.7       Borrowings.................................................30

ARTICLE IV    MANAGEMENT OF THE PARTNERSHIP
    4.1       Management of the Partnership's Business...................31
    4.2       Partners' Committee........................................33
    4.3       Extraordinary Decisions....................................36
    4.4       Budget and Business Plan Approval..........................37
    4.5       Limitation on Agency.......................................41
    4.6       Managing Partner's Services and Expenses...................42
    4.7       Liability of Partners' Committee and Managing
              Partner....................................................43
    4.8       Indemnification............................................44
    4.9       Contracts with Related Persons.............................45
    4.10      Approved Agreements........................................49
    4.11      Unanimous Actions by Partners..............................50
    4.12      Removal of Managing Partner................................52

ARTICLE V     BOOKS AND RECORDS; REPORTS TO PARTNERS
    5.1       Books and Records..........................................53
    5.2       Financial Reports..........................................54
    5.3       Tax Returns and Information................................56

ARTICLE VI    PLEDGES, TRANSFERS, ADMISSIONS, WITHDRAWALS
    6.1       Transfer by Partners.......................................59
    6.2       Additional Provisions Relating to Transfer.................64
    6.3       Effect of Attempted Transfer; Withdrawals
              and Admissions Generally...................................66
    6.4       Tax Allocation Adjustments; Distributions
              After Transfer.............................................67
    6.5       Certain Affiliate Transferee Transactions
              Not Deemed Transfers.......................................67
    6.6       IPO-Call Procedure.........................................69

ARTICLE VII   EVENTS OF DEFAULT
    7.1       Events of Default..........................................72
    7.2       Remedies of Non-Defaulting Partners........................73

ARTICLE VIII  DURATION AND TERMINATION OF THE PARTNERSHIP
    8.1       Events of Termination......................................75
    8.2       Winding-Up.................................................76
    8.3       Purchase Option Upon Bankruptcy of a
              Partner....................................................78

ARTICLE IX    COVENANTS, REPRESENTATIONS AND WARRANTIES
     9.1      Compliance with Applicable Law.............................80
     9.2      No Restrictive Covenants...................................80
     9.3      Indemnification of Partners; Contribution..................81
     9.4      Notice of Change in Control and Indirect
              Transfer...................................................82

ARTICLE X     MISCELLANEOUS
     10.1     Waiver of Partition........................................82
     10.2     Modification; Waivers......................................83
     10.3     Entire Agreement...........................................83
     10.4     Severability...............................................84
     10.5     Notices....................................................84
     10.6     Successors and Assigns.....................................86
     10.7     Counterparts...............................................86
     10.8     Headings; Cross-references.................................86
     10.9     Construction...............................................86
     10.10    Property Rights; Confidentiality...........................87
     10.11    Non-Recourse...............................................89
     10.12    Further Actions............................................90
     10.13    Survival...................................................90
     10.14    Governing Law..............................................90
     10.15    No Right of Set-Off........................................90
     10.16    Expenses of the Parties....................................90
     10.17    Unregistered Interests.....................................91

ANNEXES
A    Approved Agreements of the Partnership
B    Budget and Business Plan
C    Form of Subordinated Note
D    Allocation Policy for Indirect Expenses

            THIS GENERAL PARTNERSHIP AGREEMENT (the "Agreement") of National Sports Partners, a general partnership organized under the laws of the State of New York (the "Partnership"), made as of [insert Effective Date], is entered into by and between Rainbow National Sports Holdings, Inc., a Delaware corporation ("Rainbow Partner"), and Fox Sports NSP Holdings LLC, a Delaware limited liability company ("Fox/Liberty Partner").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, Rainbow Partner and Fox/Liberty Partner desire to form the Partnership, to, among other things, own and operate a national sports network under the name "Fox Sports Net" ("Fox Sports").

            WHEREAS, pursuant to the Formation Agreement, dated as of June 22, 1997, between Rainbow Media Sports Holdings, Inc. and Fox/Liberty Networks, LLC (the "Formation Agreement"), Rainbow Partner and Fox/Liberty Partner are contributing certain programming interests to the Partnership.

            WHEREAS, Rainbow Partner and Fox/Liberty Partner wish to set forth their respective rights and obligations with respect to the formation of the Partnership under the Partnership Law of the State of New York.

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

                                     ARTICLE

                                   DEFINITIONS

            As used herein, the following terms have the meanings assigned to them in this Article (except as otherwise expressly provided) and include the plural as well as the singular, and all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, as in effect from time to time and any capitalized term used herein and not defined in this
Article is defined in the provision of this Agreement where such term is first used:

            Adjusted Capital Account Deficit: With respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant taxable period, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts that such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the next-to-last sentences of Treasury Regulations Section 1.704-2(g)(1) and Treasury Regulations Section 1.704-2(i)(5), and (ii) debit to such Capital Account the items described in Treasury Regulations
      Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

            Affiliate: As to any Person, any other Person that directly or indirectly through one or more intermediaries is Controlled by, Controls or is under common Control with, such Person. For purposes of this definition, (x) so long as Liberty owns, directly or indirectly, an interest in Fox/Liberty Partner, any Affiliate of Fox/Liberty Partner shall be deemed an Affiliate of Liberty, and Liberty shall be deemed an Affiliate of Fox/Liberty Partner and any Affiliate of Liberty shall be deemed an Affiliate of Fox/Liberty

      Partner, (y) so long as Fox owns, directly or indirectly, an interest in Fox/Liberty Partner, any Affiliate of Fox/Liberty Partner shall be deemed an Affiliate of Fox, and Fox shall be deemed an Affiliate of Fox/Liberty Partner and any Affiliate of Fox shall be deemed an Affiliate of Fox/Liberty Partner and (z) Twentieth Holdings Corporation and its Subsidiaries shall be deemed to be Affiliated of Fox. Notwithstanding the foregoing, (i) neither the Partnership nor any Person Controlled by the Partnership shall be deemed to be an "Affiliate" of any Partner or of any Affiliate of any Partner, (ii) no Partner or any Affiliate thereof shall be deemed to be an "Affiliate" of any other Partner or any Affiliate thereof solely by virtue of its Interest in the Partnership, and (iii) neither Liberty or its Affiliates (other than Liberty Partner) on the one hand nor Fox or its Affiliates (other than Liberty Partner) on the other hand shall be deemed to be an "Affiliate" of the other solely by virtue of their ownership of Fox/Liberty Partner.

            Affiliate Transferee: As defined in Section 6.6(a).

            Agreement: This Amended and Restated General Partnership Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

            Allocated Interest Offer Price: In the case of any proposed sale of an Offered Interest (as defined in Section 6.1(b)) in conjunction with other property owned by a Partner or an Affiliate of a Partner, an amount equal to the product of the aggregate consideration including, without limitation, the assumption of debt and contractual payments to be received for all such property and a fraction, the numerator of which is equal to the Fair Market Value of the Offered Interest and the denominator of which is equal to the Fair Market Value of all such property to be sold.

            Annual Maximum Amount: $250,000 (increased or decreased annually by a percentage equal to the percentage increase or decrease for the immediately preceding year in the Consumer Price Index).

            Appraiser: An independent investment banking firm appointed in accordance with the terms of this Agreement that (a) is not (i) an Affiliate, or an officer, director, employee or holder of any voting securities of the Partnership or any Partner or (ii) an officer, director, employee or holder of more than 5% of the voting securities of any Affiliate of any Partner, and (b) is engaged as a regular part of its business in the valuation of business entities.

            Approved Agreements: The agreements listed in Annex A to this Agreement as the same may be amended from time to time in accordance with the provisions hereof and thereof.

            Arm's-length basis: As to any transaction, agreement or other arrangement, being on terms that would be reached by unrelated parties not under any compulsion to contract.

            Bankruptcy: The "Bankruptcy" of a Partner shall be deemed to have occurred and a Partner shall be "Bankrupt" for purposes of this Agreement upon the happening of any of the following:

                  (a) The valid appointment of a receiver or trustee to
            administer all or a substantial portion of a Partner's assets or a Partner's Interest in the Partnership;

                  (b) The filing by a Partner of a voluntary petition for relief under the Bankruptcy Code or of a pleading in any court of record admitting in writing its inability to pay its debts generally as they become due;

                  (c) The making by a Partner of a general assignment for the benefit of creditors;

                  (d) The filing by a Partner of an answer admitting the
            material allegations of, or its consenting to or defaulting in answering, a petition for relief filed against it in any proceeding under the Bankruptcy Code; or

                  (e) The entry of an order, judgment or decree by any court of competent jurisdiction, granting relief against a Partner in a proceeding under the Bankruptcy Code, and such order, judgment or decree continuing unstayed and in effect for a period of thirty (30) days after such entry.

            Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended from time to time, any successor federal statute or any state law for the relief of debtors.

            Bona Fide Offer: As defined in Section 6.1(b).

            Budget: At any time, the then-effective annual operating and capital budget for the Partnership, approved in the manner contemplated by Section 4.4.

            Business Day: Each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York City are authorized or obligated by law to close.

            Business Plan: The business plan for the Partnership for the period from January 1, 1997 through December 31, 2001, a copy of which is annexed hereto as Annex B, or the five-year business plan for the Partnership most recently approved by the Partners' Committee pursuant to Section 4.4, as the case may be.

            Buying Partners: As defined in Section 6.2(a).

            Call Price: As defined in Section 6.6(b).

            Capital Account: As defined in Section 3.3(a).

            Change in Control: As to any Partner, a change, shift or transfer of Control with respect to such Partner (including any change in the Control of any entity Controlling such Partner). Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to (i) Rainbow Partner as a result of a change, shift or transfer of Control with respect to RMH or any Person Controlling RMH; (ii) Fox/Liberty Partner as a result of a change, shift or transfer of Control with respect to Liberty or any Person Controlling Liberty; or (iii) Fox/Liberty Partner as a result of a change, shift or transfer of Control with respect to Fox or any Person Controlling Fox.

            Code: The United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes to the Internal Revenue Code of 1986.

            Complying Partner: As defined in Section 3.2(a).

            Consolidated Entity: Any entity in which the Partnership has an equity interest and the accounts of which are, in accordance with GAAP, consolidated with those of the Partnership for financial reporting purposes.

            Consumer Price Index: The Consumer Price Index - All Urban Consumers (All Items) published by the U.S. Bureau of Labor Statistics or, if such index shall no longer be published, any comparable measure of changes in consumer prices on a national basis that is prepared and published periodically by an agency of the United States Government.

            Contributing Partner: As defined in Section 3.2(a).

            Contribution Date: As defined in Section 3.1(a).

            Control: As to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership interests, by contract or otherwise.

            Corporation: a Person succeeding to the business of the Partnership by merger or otherwise for the purpose of facilitating an Initial Public Offering, the ownership of which immediately following such reorganization or restructuring is in the same relative proportion to the Sharing Percentages of the Partners immediately prior thereto; provided, that the securities issued to each Partner are of the same class of securities to be issued in the Initial Public Offering.

            CSC: Cablevision Systems Corporation, a Delaware corporation.

            Current Market Price: Shall mean, per share or unit of Marketable Securities on any date specified, the average of the daily market prices of such Marketable Securities for the 20 consecutive Business Days ending on the second Business Day prior to such date. The daily market price of Marketable Securities on any Business Day will be (a) the last sale price on such day on the principal stock exchange on which such share or unit of Marketable Securities is then listed or admitted to trading (including the Nasdaq National Market System if such Marketable Securities are admitted to trading thereon), or (b) if no sale takes place on such date on any exchange on which such share or unit of Marketable Securities is listed or admitted to trading, the average of the reported closing bid and asked prices on such day as officially noted on any exchange.

            Damages: As defined in Section 7.2.

            Defaulting Partner: As defined in Section 7.1(a).

            Deferred Budget Decision: A circumstance in which Management Overhead allocated to the Partnership pursuant to Section 4.6 is being disputed or has otherwise not been definitively established and is the only remaining disputed or unestablished item with respect to a Proposed Budget.

            Delinquent Partner: As defined in Section 3.2(c).

            Designee: An Affiliate of an Offeree designated by the Offeree to purchase an Interest.

            Disinterested Partner: As defined in Section 4.9(b).

            Effective Date: [insert the Closing Date of the transactions contemplated by the Formation Agreement].

            Event of Default: As defined in Section 7.1.

            Event of Termination: As defined in Section 8.1.

            Excess Contribution: As defined in Section 3.2(a).

            Extraordinary Decision: As defined in Section 4.3(b).

            Fair Market Value: As to any property, the price at which a willing seller would sell and a willing buyer would buy such property having full knowledge of the facts, and assuming each party acts on an Arm's-length basis with the expectation of concluding the purchase or sale within a reasonable time. Except as provided herein, in any case where there is a dispute as to the Fair Market Value of any property, such dispute shall be determined by an Appraiser selected jointly by the applicable Partners or, if the applicable Partners are not able to agree on an Appraiser, each applicable Partner shall select an Appraiser and the Appraisers so selected shall select another Appraiser, which shall determine the Fair Market Value of the property in question.

            Fiscal Year: As defined in Section 5.1(c).

            Forfeited Partner: As defined in Section 3.2(c).

            Fox: Fox Inc., a Colorado corporation, and any entity succeeding to all or substantially all of the assets of Fox Inc.

            Fox/Liberty Partner: Fox Sports NSP Holdings LLC, a Delaware limited liability company.

            GAAP: Generally accepted accounting principles as in effect in the United States from time to time and consistently applied.

            Indirect Transfer: With respect to an Interest, a transfer of Control of the Partner directly owning such Interest or of any Affiliate of a Partner more than 50% of the Fair Market Value of which is attributable, directly or indirectly, to such Interest; provided, that, any transaction which is not a Change in Control by virtue of the second sentence of the definition of "Change in Control" shall similarly not be an Indirect Transfer.

            Initial Capital Account Balance: The Initial Capital Account Balance of each Partner shall be as follows:

                     Rainbow Partner:                    $50,000,000
                     Fox/Liberty Partner:                $50,000,000

            Initial Public Offering: As to the Partnership or the Corporation, an initial public offering of the securities of the Partnership or the Corporation pursuant to a registration statement filed pursuant to the Securities Act of 1933 that results in a class of securities of the Partnership or the Corporation being required to be registered pursuant to
      Section 12 of the Securities Exchange Act of 1934.

            Interest: As to each Partner, such Partner's rights to participate in the income, gains, losses, deductions and credits of the Partnership, together with all other rights and obligations of such Partner under this Agreement.

            IPO-Call Closing Date: As defined in Section 6.6(d).

            IPO-Call Notice: As defined in Section 6.6(a).

            IPO-Call Notice Window: (i) the 30 days following the fifth anniversary of the Effective Date and (ii) the 30 days following each third anniversary of the fifth anniversary of the Effective Date; provided that in every case there shall not be an IPO-Call Notice Window if an Initial Public Offering of the Partnership or the Corporation has occurred prior to such date.

            IPO-Call Procedure: As defined in Section 6.6(a).

            Liberty: Liberty Media Corporation, a Delaware corporation, and any entity succeeding to all or substantially all of its assets.

            Losses: As defined in Section 3.4(a).

            Make-up Amount: As defined in Section 3.2(c).

            Make-up Contribution: As defined in Section 3.2(c).

            Management Overhead: Expenses of Related Persons with respect to of the Managing Partner, a portion of which are allocated to the Partnership and any Related Persons with respect to the Managing Partner pursuant to
      Section 4.6.

            Managing Partner: The Managing Partner of the Partnership shall be Fox, unless and until changed in accordance with the provisions of this Agreement.

            Marketable Securities: Shall mean securities of a Person that are freely tradeable without federal securities laws restrictions and that are listed on a national securities exchange in the United States of America or are authorized for inclusion in the Nasdaq National Market System, and which represent less than 50% of the total of securities of such class and securities convertible or exchangeable into such class.

            Maximum Amount: $1,000,000 (increased or decreased annually by a percentage equal to the percentage increase or decrease for the immediately preceding year in the Consumer Price Index).

            Minimum Gain Attributable to Partner Nonrecourse Debt: That amount determined in accordance with the principles of Treasury Regulations
      Section 1.704-2(i)(3).

            Minimum Interest: As to any Person, (i) 50% of the voting securities or (ii) 50% of each of (a) all of the general partnership or membership interests in such

      Person and (b) all of the partnership or membership interests in such Person.

            Nonbankrupt Partner: As defined in Section 8.3.

            Non-Defaulting Partner: As defined in Section 7.2.

            Nonrecourse Deductions: Any and all items of loss or deduction or expenditure, including those described in Section 705(a)(2)(B) of the Code that in accordance with the principles of Treasury Regulations Section 1.704-2(b)(1) are attributable to a Nonrecourse Liability.

            Nonrecourse Liability: Has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

            Offered Interest: As defined in Section 6.1(b).

            Offeree: As defined in Section 6.1(b).

            Offer Notice: As defined in Section 6.1(b).

            Operating Income (Loss): For any period, the consolidated net income
      (loss) of the Partnership and the Consolidated Entities for such period attributable to continuing operations before income taxes, depreciation of plant, property and equipment, interest expense, interest income, amortization of goodwill and amortization of organization cost, amortization of step-ups, extraordinary items, any prior year adjustments, losses or gains from the sale of plants, divisions or other major items of property, adjustments arising from major changes in accounting methods, losses or gains on foreign exchange, bonuses and other periodic incentive compensation payments to officers and employees and other material and nonrecurrent expenses as determined in accordance with GAAP.

            Partner: Rainbow Partner, Fox/Liberty Partner or any other Person hereafter admitted to the Partnership in accordance with the terms hereof, but excluding any Person that ceases to be a Partner in accordance with the terms hereof.

            Partner Associate: As defined in Section 4.9(b).

            Partner Nonrecourse Debt: Has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

            Partner Nonrecourse Deductions: Any and all items of loss or deduction or expenditure, including those described in Section 705(a)(2)(B) of the Code that in accordance with the principles of Treasury Regulations Section 1.704-2(i)(2), are attributable to Partner Nonrecourse Debt.

            Partners' Committee: As defined in Section 4.2.

            Partner's Loan: A loan by a Partner or a Related Person of a Partner to the Partnership in respect of which repayment of principal and interest shall be subordinated to the repayment of the principal of, and interest on, the indebtedness of the Partnership to third party lenders. All Partner's Loans shall bear interest, payable quarterly, at the Prime Rate and shall be unsecured and recourse thereunder shall be limited to the assets of the Partnership, and, except as otherwise provided in Section 6.3(b), the note evidencing the same shall be non-negotiable and non-transferable (except to a Permitted Transferee of an Interest) and shall be in substantially the form annexed hereto as Annex C.

            Partnership: As defined in the Recitals.

            Partnership Minimum Gain: That amount determined in accordance with the principles of Treasury Regulations Section 1.704-2(d).

            Partnership Property: As defined in Section 2.8.

            Permitted Investment: An investment of any of the following types:
      (a) United States Treasury bills and notes; (b) securities guaranteed by the United States or an agency of the United States and backed by the full faith and credit of the United States; (c) certificates of deposit, banker's acceptances or time deposits issued by any commercial bank or branch thereof chartered by the United States or any State thereof or by the District of Columbia and having its long-term debt obligations rated A- or better by Standard & Poor's Ratings Group ("Standard & Poor's"); (d) commercial paper rated A-3 or better by Standard & Poor's; (e) repurchase agreements with financial institutions the long-term debt obligations of which are rated A- or better by Standard & Poor's; (f) Eurodollar deposits with direct subsidiaries of any commercial bank chartered by the United States or any State thereof or by the District of Columbia and having its long-term debt obligations rated A- or better by

      Standard & Poor's; or (g) other instruments and investments approved by the Partners' Committee.

            Person: An individual or a corporation, partnership, limited liability company, trust, unincorporated association or other entity.

            Prime Rate: A rate of interest equal to the rate per annum announced from time to time by The Chase Manhattan Bank, at its principal office as its prime rate (which rate shall change when and as such announced prime rate changes) but in no event more than the maximum rate of interest permitted to be collected from time to time under applicable usury laws.

            Profits: As defined in Section 3.4(a).

            Proposed Budget: As defined in Section 4.4(a).

            Proposed Business Plan: As defined in Section 4.4(a).

            Rainbow Partner: Rainbow National Sports Holdings, Inc., a Delaware corporation.

            Refusing Partner: As defined in Section 3.2(a).

            Related Affiliation Agreement: As defined in Section 4.9(b).

            Related Person: As to each Partner, (i) such Partner, (ii) each Affiliate of such Partner, (iii) each director, officer or general partner of, or any stockholder or limited partner known to the Partner to own an equity interest greater than 10% in, such Partner or any Affiliate of such Partner, or (iv) each Person other than the Partnership in which such Partner or, to the knowledge of such Partner, any Affiliate of such Partner has an equity interest greater than 10%, excluding any business in which the Partnership has an interest, directly or indirectly.

            Restricted Person: Each Person listed on a writing executed by the parties hereto on the date of the Formation Agreement.

            Restrictive Covenants: As defined in Section 9.2.

            RMH: Rainbow Media Holdings, Inc., a Delaware corporation, and any entity succeeding to all or substantially all of its assets.

            Selling Partner: As defined in Section 6.1(b).

            Senior Credit Agreement: Any instrument creating or otherwise evidencing indebtedness of the Partnership to a third party lender approved by the Partners' Committee.

            Sharing Percentage: Subject to adjustment pursuant to Section 3.2 hereof the Sharing Percentage of each Partner in the Partnership shall be as follows:

                Rainbow Partner:                             50%
                Fox/Liberty Partner:                         50%

            Tax Matters Partner: As defined in Section 5.3(a).

            TCI: Tele-Communications, Inc., a Delaware corporation.

            Term: As defined in Section 2.3.

            Timely Partner: As defined in Section 3.2(c).

            Transfer: To sell, assign, transfer, pledge or otherwise dispose of, or encumber (voluntarily, involuntarily or by operation of law); provided that a "Transfer" shall not include any bona fide assignment, hypothecation, pledge or encumbrance to any unaffiliated third party lender in a financing transaction.

                                     ARTICLE

                        FORMATION OF GENERAL PARTNERSHIP

            Formation.

            Pursuant to the terms and conditions contained in this Agreement, Rainbow Partner is hereby admitted to the Partnership as a Partner owning a 50% Sharing Percentage and Fox/Liberty Partner is hereby admitted as a Partner owning a 50% Sharing Percentage.

            The name and mailing address of each Partner and the amount credited to each Partner's Capital

      Account shall be listed on Schedule A attached hereto. The Managing Partner shall update and distribute to the other Partners Schedule A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement that requires the consent of the Partners. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

                  Name. The name of the Partnership shall be National Sports Partners or any other name designated by the Partners' Committee upon compliance with all applicable laws.

                  Compliance with Partnership and Other Laws. The Partners will use their reasonable best efforts to take the actions required to cause the Partnership to comply with all applicable partnership laws, assumed name acts, fictitious name acts, and similar statutes in effect in each jurisdiction or political subdivision in which the Partnership does business from time to time, and the Partners agree to execute appropriate documents requested by the Managing Partner with the advice of counsel to comply with such laws. All actions to be taken pursuant to this Section 2.3 by the Partnership and by the Partners shall be at Partnership expense.

                  Term. The term of the Partnership (the "Term") shall continue for ninety-nine (99) years from the Effective Date, unless the Partnership is sooner dissolved and terminated as provided in Article VIII.

                  Principal Place of Business. The principal place of business of the Partnership shall be a place in the United States designated by the Managing Partner from time to time.

                  Purpose. The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which partnerships may be formed under the laws of the State of New York and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing, including, without limitation, acquiring, holding, managing, operating and disposing of real and personal property.

                  Qualification in other Jurisdictions. The Partners shall cause the Partnership to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Partnership transacts business. The Managing Partner shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership wishes to conduct business.

                  Ownership of Property. Except to the extent the Managing Partner deems it to be in the best interests of the Partnership to use nominees from time to time, legal title to all assets, rights and property, whether real, personal or mixed, owned by the Partnership (collectively, the "Partnership Property") shall be acquired, held and conveyed only in the name of the Partnership.

                                     ARTICLE

                               PARTNERSHIP CAPITAL

                             Capital Contributions.

                  Unless otherwise agreed by all Partners, all capital contributions (other than any initial capital contribution) shall be in cash and, other than capital contributions due in accordance with the then-applicable Budget, shall be approved by each Partner. Except as provided in Sections 4.3(a) and 4.11, the Managing Partner shall from time to time during the Term give notice to each Partner of any capital contribution due in accordance with the then-applicable Budget not less than 30 nor more than 90 days prior to the date on which such capital contribution is due. Such notice shall set forth the amount to be contributed by each Partner, the date (the "Contribution Date") on which the contribution is to be made, and the account of the Partnership to which such funds are to be transmitted. There shall be no more than one capital call in any calendar month.

                  All capital contributions to be made by the Partners shall be in proportion to their respective Sharing Percentages (determined, in each case, at the time the notice contemplated by Section 3.1(a) is given).

                  Failure to Make Capital Contributions. Upon the failure of any Partner (the "Refusing Partner") to make all or a portion of a capital contribution required of it pursuant to this Agreement on or before the 15th day after the Contribution Date therefor, any other Partner that is not a Refusing Partner or a Forfeited Partner (each a "Complying Partner") may, at its option exercised by giving notice to the other Partners, make up the defaulted capital contribution or any portion thereof by making a capital contribution to the Partnership in an amount not exceeding the amount of the required capital contribution which the Refusing Partner failed to make. If more than one Complying Partner wishes to contribute all or any portion of the unpaid amount of the Refusing Partner's required capital contribution, and the aggregate amount which such Complying Partners wish to contribute exceeds the unpaid amount of the Refusing Partner's required capital contribution, then the Complying Partners shall determine among themselves the amount that each such Complying Partner shall contribute to the Partnership, or, in the event the

Complying Partners cannot agree, each Complying Partner shall contribute to the Partnership an amount equal to its pro rata share (based on the proportion that each Complying Partner's Sharing Percentage bears to the aggregate Sharing Percentages on the relevant Contribution Date of all the Complying Partners that wish to contribute) of the Refusing Partner's required additional capital contribution. Each Complying Partner that makes a capital contribution pursuant to this Section 3.2 shall be referred to herein as a "Contributing Partner." Any contribution by a Contributing Partner of such additional amount as a capital contribution pursuant to this Section 3.2(a) shall be deemed an additional capital contribution of such Contributing Partner (an "Excess Contribution").

                  Whenever pursuant to this Section 3.2 with respect to any capital call, a Refusing Partner has not, within 15 days after the related Contribution Date, made capital contributions in an amount equal to the product of such Refusing Partner's Sharing Percentage and the total amount of such capital call, then the Sharing Percentage of such Refusing Partner in the Partnership shall be reduced, with effect from the related Contribution Date, so that such Sharing Percentage equals the quotient (expressed as a percentage) of
(x) the sum of (i) the Initial Capital Account Balance of such Refusing Partner and (ii) all capital contributions made by such Refusing Partner less all distributions of capital to the Refusing Partner following the Effective Date and prior to the related Contribution Date divided by (y) the sum of (a) the Initial Capital Account Balances of all Partners and (b) all the capital contributions of all Partners less all distributions of capital to all Partners following the Effective Date and prior to the related Contribution Date (including any additional capital contributions made in respect of such capital call pursuant to Section 3.2(a), regardless of when made); and the Sharing Percentage of each Complying Partner shall be increased, with effect from the related Contribution Date, by an amount equal to the product of (I) the amount by which the Sharing Percentage of such Refusing Partner has been reduced pursuant to this sentence and (II) the quotient of (A) the sum of (X) the Initial Capital Account Balance of such Complying Partner and (Y) all capital contributions made by such Complying Partner less all distributions of capital to such Complying Partner following the Effective Date and prior to the related Contribution Date (including any additional capital contribution made by such Complying Partner pursuant to Section 3.2(a), regardless of when made) divided by (B) the sum of (aa) the Initial Capital Account Balances of all of the Complying Partners and (bb) all the capital contributions of all Complying Partners less all distributions of capital to all Complying Partners following the Effective

Date and prior to the related Contribution Date (including any additional capital contributions made in respect of such capital call pursuant to Section 3.2(a), regardless of when made).

                  If at any time any Partner's Sharing Percentage is less than two-fifths of such Partner's Sharing Percentage as of the Effective Date (appropriately adjusted to reflect any admissions of additional Partners) such Partner shall forfeit (i) all voting rights (including the voting rights, if any, of its representatives on the Partners' Committee), except as otherwise required by law and except as provided in Section 4.11(b), and (ii) such Partner's right to consent (or withhold consent) to Transfers under (and as defined in) Section 6.1(a) and such Partner's right of first refusal pursuant to
Section 6.1(b) hereof. A Partner that has forfeited its voting and other rights under this paragraph is referred to as a "Forfeited Partner" for and during the period such rights are so forfeited. Except as otherwise specifically provided in this Section 3.2(b), a Forfeited Partner shall continue to be a Partner in all other respects and shall not, by virtue of becoming a Forfeited Partner, be released from any of its obligations as a general partner in the Partnership or under this Agreement (including its obligations with respect to required additional capital contributions). The forfeiture by any Partner of certain of its rights pursuant to this

Section 3.2(b) shall not prejudice the right of such Partner to any claim that such Partner may have at law against the Managing Partner in the case of a breach by the Managing Partner of any provision of this Agreement or of the duties of care and of loyalty owed by the Managing Partner to the Partnership.

                  In the event that any Partner (the "Delinquent Partner") fails to make a capital contribution on or before the Contribution Date specified in the notice of the Managing Partner, but does make its contribution within 15 days after such Contribution Date, each Partner (each, a "Timely Partner") that made its capital contribution on or before the Contribution Date shall be entitled to receive interest at a rate per annum equal to the Prime Rate (calculated on the basis of a year of 360 days) from the Delinquent Partner (and not from the Partnership) from the date of payment of its capital contribution to the date the Delinquent Partner made its capital contribution.

                  Notwithstanding the foregoing provisions of this Section 3.2, if the Sharing Percentage of any Partner other than the Managing Partner has been reduced pursuant to Section 3.2(b) for failure to make a capital contribution, such Partner may, at any time prior to the date that is 270 days after such capital contribution was due, make a capital contribution to the Partnership or a payment to each Contributing Partner, as provided below (each, a "Make-up

Contribution"), in an amount equal to the Make-up Amount (as hereinafter defined). Upon the making of a Make-up Contribution by such Partner in the full amount of the Make-up Amount, the Sharing Percentages of the Partners shall be adjusted to give effect to such Make-up Contribution so as to restore to Rainbow Partner and the Complying Partners the respective Sharing Percentages they would have had but for and solely based on the default of Rainbow Partner.

                  The "Make-up Amount" shall be the amount of the defaulted capital contribution of the Refusing Partner, plus interest thereon at a rate per annum equal to the Prime Rate plus 1% calculated on the basis of a year of 360 days from the Contribution Date until the date of payment of the Make-up Contribution. In the event that no Complying Partner has made up any portion of the defaulted capital contribution of Rainbow Partner pursuant to Section 3.2(a), the full Make-up Amount shall be paid by Rainbow Partner to the Partnership. In the event that a Contributing Partner has, pursuant to Section 3.2(a), made up all or a portion of the defaulted capital contribution of Rainbow Partner through additional capital contributions, Rainbow Partner shall pay directly to each Contributing Partner an amount equal to the Make-up Amount multiplied by the quotient of (x) the portion of all Excess Contributions paid by such Contributing Partner, divided by (y) the total amount of the relevant defaulted capital contribution, and after such payment Rainbow Partner shall contribute the remainder (if any) of the Make-up Amount to the Partnership.

                                Capital Accounts.

                  A separate capital account (each a "Capital Account") shall be maintained for each Partner. The Initial Capital Account Balance of each Partner shall be as specified in Article I. Subject to the provisions of paragraphs
(b), (c) and (d) of this Section 3.3, the Capital Account of each Partner shall be (i) increased by (A) the amount of cash and the Fair Market Value of other property contributed to the Partnership by such Partner as a capital contribution (net of liabilities of such Partner assumed by the Partnership and liabilities to which such contributed property is subject) (including any Excess Contributions reimbursed by a Refusing Partner to a Contributing Partner) and
(B) Profits and any other items of income allocated to such Partner pursuant to
Section 3.4 and (ii) decreased by (A) the amount of cash and the Fair Market Value of any property distributed to such Partner (net of liabilities of the Partnership assumed by such Partner and liabilities to which such distributed property is subject), and (B) any Excess Contributions for which such Partner has been reimbursed by a Refusing Partner, and (C) items of Loss and any other deductions allocated to such Partner pursuant to Section 3.4. Capital Accounts otherwise shall be maintained in accordance with Treasury Regulations in order for the allocation of Profits and Losses pursuant to Section 3.4 hereof to have substantial economic effect within the meaning of Section 704(b) of the Code.

                  Immediately prior to the distribution of any property (other than cash) to a Partner, the Capital Account of each Partner shall be increased or decreased, as the case may be, in accordance with Treasury Regulations
Section 1.704-1(b)(2)(iv)(e), to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property that has not previously been reflected in the Capital Accounts would be allocated among the Partners if there were a taxable disposition of such property for its Fair Market Value on the date of the distribution.

                  Immediately prior to:

                  a contribution of money or other property to the Partnership by a new or existing Partner as consideration for an Interest, or a distribution of money or other property by the Partnership to a retiring or continuing Partner as consideration for an Interest,

the Capital Account of each Partner shall be increased or decreased, as the case may be, to reflect the Fair Market Value of all the Partnership Property. Such adjustment shall reflect the manner in which the unrealized income, gain, loss or deduction inherent in such property that has not previously been reflected in the Capital Accounts would be allocated among the Partners if there were a taxable dis-position of such property for its Fair Market Value on the date of the contribution or distribution and shall otherwise be made in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

                  Except as set forth in Section 3.2, no Partner shall be entitled to interest on its capital contributions or on the positive balance in its Capital Account and no such interest shall accrue.

                  Allocation of Items of Partnership Income, Gain, Loss, Deduction and Credit.

                  For purposes of this Agreement, the terms "Profits" and "Losses" shall mean, respectively, the net profits and net losses of the Partnership determined on an annual basis in accordance with the method of accounting used by the Partnership for Federal income tax purposes, except that
(i) the items included in the calculation of Profits and Losses shall not include any items specially allocated under Section 3.4(c), (ii) where property is reflected in the Capital Accounts at a book basis different from the basis of such property for Federal income tax purposes, all gain, loss, depreciation and amortization on such property shall be determined for purposes of adjusting Capital Accounts based on the book basis of such property in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), (iii) income received by the Partnership which is exempt for Federal income tax purposes shall be included, and (iv) expenses of the Partnership which are not capitalizable and not deductible or deemed not capitalizable and not deductible for Federal income tax purposes (i.e., Section 705(a)(2)(B) expenditures) shall be taken into account.

                  Except as provided in paragraph (a) of this Section 3.4, clause (ii) of this paragraph (b), and Section 5.3(d), and after giving effect to the special allocations required by paragraph (c) of this Section 3.4, all Partnership Profits and Losses and other items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with their Sharing Percentages, taking into account both the amount or amounts of such Sharing Percentages and the portions of the year during which such Sharing Percentages were held.

                  If, at the end of any taxable period, any Partner's Capital Account would have an Adjusted Capital Account Deficit (determined after taking into account all other allocations and distributions with respect to such period), then there shall be allocated to such Partner for such taxable period items of gross income in an amount sufficient to eliminate such Adjusted Capital Account Deficit.

                  Notwithstanding any other provision of this Section 3.4, the following special allocations shall be made for each taxable period in descending order of priority:

                  If there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be specially allocated items of income and gain of the Partnership for such period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Sections 1.704-2(f) and 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). The Partnership may, however, (i) waive the chargeback of items of income and gain required by this Section 3.4(c)(i) and (ii) apply to the Commissioner of the Internal Revenue Service for approval of such waiver in the event that (x) the Partners have made Capital Contributions or received income allocations that have restored any previous Nonrecourse Deductions claimed or any distributions attributable to the proceeds of a Nonrecourse Liability, and (y) the Minimum Gain chargeback requirement would distort the Partners' economic arrangement as reflected in this Agreement and as evidenced over the term of the Partnership by the Partnership's allocations and distributions and the Partners' Capital Contributions and it is not expected that the Partnership will have sufficient other income to correct that distortion. This Section 3.4(c)(i) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith;

                  If there is a net decrease in Minimum Gain Attributable to
            Partner Nonrecourse Debt during any Partnership taxable period, any Partner with a share of Minimum Gain Attributable to Partner Nonrecourse Debt at the beginning of such taxable period (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) shall be allocated items of the Partnership income and gain for such period (and, if necessary, subsequent periods) in an amount equal to such Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Sections 1.704-2(g)(2) and 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury

            Regulations Sections 1.704-2(f)(5), 1.704-2(i)(4) and
            1.704-2(j)(2)(ii) and (iii). This Section 3.4(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith. In addition, rules consistent with the provisions of Treasury Regulations Sections 1.704-2(f)(2),
            (3), (4) and (5) will apply to the special allocation required by this Section 3.4(c)(ii);

                  In the event that any Partner unexpectedly receives any
            adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner (in respect of its Capital Account) in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this
            Section 3.4(c)(iii) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.4(c)(iii) were not in the Agreement;

                  Nonrecourse Deductions for any taxable period shall be
            specially allocated among the Partners in accordance with their Sharing Percentages;

                  Partner Nonrecourse Deductions for any taxable period shall be specially allocated to the Partner that bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Partner bears the economic risk of loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such economic risk of loss; and

                  To the extent that any allocation is made in any taxable
            period to any Partner pursuant to the provisions of clauses (i) through (v) of this Section 3.4(c), such Partner shall thereafter be specially allocated items of Partnership gross income or deduction in order to negate the above-described allocations in the same taxable period if sufficient items of gross income or deduction are available and, if not available, in each succeeding taxable period until the aggregate amount of the above-described allocations are fully negated.

                  Distributions.

                  Except as provided in Section 6.6, no Partner shall have the right to withdraw any amount from its Capital Account. No Partner shall have the right, except as otherwise provided in Section 3.5(b), to demand or receive any distribution, without the approval of the Managing Partner. Except as otherwise provided in Article VIII, no Partner shall have the right to receive a distribution of property other than cash from the Partnership, unless otherwise agreed by all the Partners.

                  The Partnership shall, subject to any restrictions contained in Senior Credit Agreements, distribute cash to the Partners in amounts that the Managing Partner determines are in excess of the amounts reasonably necessary for the continued efficient operation of the business of the Partnership, including reasonable reserves; provided, that subject to the Managing Partner's discretion to retain amounts necessary for the continued efficient operation of the business of the Partnership in accordance with this Section 3.5(b), such distributions shall be made not less often than quarterly. Any such distributions shall be made in accordance with the Partners' Sharing Percentages subject to the priorities set forth in Section 4.1. The

Partnership shall repay principal and accrued interest on Partner's Loans (in the order of payment contemplated by subparagraph (c)(iii) of Section 8.2 hereof) prior to making any cash distributions to the Partners.

                  For purposes of Section 3.2(b), distributions shall be deemed made first from profits and then from capital.

                  Partnership Funds. The funds of the Partnership shall be deposited in such bank accounts or invested in such Permitted Investments as shall be determined by the Managing Partner, or if there is no Managing Partner the Partners' Committee. The Partnership's funds shall not be commingled with funds not belonging to the Partnership, except to the extent the Partnership's cash management plan permits such commingling, and shall be used only for the affairs or business of the Partnership. The Partners' Committee shall establish a cash management plan pursuant to which the funds of the Partnership will be managed.

                  Borrowings. Subject to any applicable approval required by
Section 4.3 or 4.11 hereof, if the Partnership uses reasonable efforts to obtain third-party financing but is unable to do so, (i) the Partnership may borrow funds from any Person that is not a Related Person with respect to any Partner and may pledge on a non-recourse basis only the Partnership properties or the income therefrom to secure the repayment of such loans and (ii) the

Partnership may borrow funds in the form of Partner's Loans from any Partner or any Related Person with respect to a Partner.

                                     ARTICLE

                          MANAGEMENT OF THE PARTNERSHIP

                  Management of the Partnership's Business. Except for actions and determinations which pursuant to this Agreement or applicable law can be taken or made only with the consent of all of the Partners or the Partners' Committee, the business and affairs of the Partnership shall be directed and controlled by the Managing Partner. The Managing Partner shall manage the business of the Partnership with the objective of achieving the following actions in the following order of priority: (i) the return to the Partners of their Capital Contributions, (ii) the return to the Partners of a 25% annual profit margin in respect of the Partnership's national sports service carried by the Regionals (as defined in the Formation Agreement), (iii) the distribution to the Regionals of all profits in excess thereof in respect of the Partnership's national sports service carried by the Regionals, in accordance with terms of the affiliation agreements with such Regionals, and (iv) the distribution of all funds available for distribution to the Partners in accordance with their Sharing Percentages, and in all cases in a manner consistent with the development plans and policy decisions reflected in the Business Plan and the Budget. Without limiting the generality of the foregoing, the Managing Partner at the Partnership's expense, consistent with the Budget, shall cause the Partnership to obtain and maintain in effect during the Term comprehensive insurance insuring the Partnership against all risks and perils customarily insured against in the businesses conducted by the Partnership. Nothing contained in this Article IV shall impose any obligation on any Person doing business or dealing with the Partnership to inquire as to whether the Managing Partner has exceeded its authority in executing any contract or other instrument on behalf of the Partnership, and any such Person shall be fully protected in relying upon the authority of the Managing Partner. The Managing Partner shall keep the Partners' Committee informed with respect to all matters of material interest to the Partners and shall in any event report to the Partners' Committee not less frequently than once each quarter with respect to the business and affairs of the Partnership. Except as otherwise provided in Section 4.6, the Managing Partner shall serve without compensation for its services. Subject to any applicable provisions of Section 4.3 hereof, the Managing Partner may delegate such of its powers and authority to managers, employees and agents of the Partnership as the Managing Partner shall deem necessary or appropriate for the conduct of the Partnership's business. Except insofar as such arrangements are embodied in Approved Agreements or are otherwise approved pursuant to the provisions of Sections 4.3, 4.9 or 4.11, all arrangements for the employment of managers, employees or agents on behalf of the Partnership that are Related Persons with respect to any Partner shall be on an Arm's-length basis.

                  Partners' Committee. Each of Fox/Liberty Partner and Rainbow Partner shall designate two individuals to serve on a committee (the "Partners' Committee") which shall be responsible for taking all action required under this Agreement to be taken by the Partners' Committee. Irrespective of the number of representatives attending any meeting of the Partners' Committee, each of Fox/Liberty Partner and Rainbow Partner shall have the right to one vote at such meetings (except as otherwise provided below or in Section 3.2 hereof with respect to a Forfeited Partner), such vote to be exercised in such manner as such Partner shall direct. The Partners' Committee shall formulate fundamental policy with respect to the Partnership's business. The Partners' Committee shall meet by telephone or, at the request of any Partner, in person, not less frequently than (i) quarterly to receive the report of the Managing Partner contemplated by Section 4.1 and to review development plans, the financial position of the Partnership, the status of negotiations for the purchase and sale of programming rights, financial projections, and any other material matters relating to the business of the Partnership, (ii) annually to review the annual Budget and the Business Plan, and (iii) as often as shall be necessary to make any Extraordinary Decision or take any other action required to be taken or approved by the Partners' Committee. Any action that may be taken at a meeting of the Partners' Committee may be taken without a meeting by written consent of the number of Partners needed to authorize the action; provided, that all Partners, regardless of whether all Partners are entitled to vote, are given notice of such written consent at least 15 Business Days prior to its effective date.

                  Any Partner entitled to vote at a meeting of the Partners' Committee shall have the right to call a meeting of the Partners' Committee by giving 10 Business Days' prior notice of the time, date and location or means of conducting such meeting to each other Partner. The presence or participation of one representative designated hereunder by the number of Partners required to authorize the action taken at such meeting shall constitute a quorum for the taking of any action; provided, that all Partners, regardless of whether all Partners are entitled to vote, have received at least 10 Business Days' prior notice of such meeting or have waived such notice. Except as otherwise provided herein, any action required or permitted to be taken by the

Partners' Committee must be by the approving vote of Partners entitled to vote and having Sharing Percentages aggregating at least 66 2/3% of the Sharing Percentages of all Partners entitled to vote; provided, that, if the Managing Partner has been removed pursuant to Section 4.12, until a new Managing Partner shall have been appointed in accordance with Section 4.12, any action required or permitted to be taken by the Partners' Committee must be by the approving vote of each Partner entitled to vote.

                  Any member of the Partners' Committee may be removed without cause and replaced at any time by the Partner who designated such member. If at any time a Partner removes one or both of its representatives on the Partners' Committee or any representative of such Partner resigns from the Partners' Committee or dies, such Partner shall give notice to the other Partners of such removal, resignation or death and of a successor representative. In the absence of notice to the contrary, either representative of any Partner shall be conclusively presumed to have the authority to take action by written consent or vote in the name and on behalf of such Partner. Members of the Partners' Committee shall serve as such without compensation.

                  Extraordinary Decisions. Subject to Section 4.11, except to the extent any of the matters set forth below are specifically identified in the then-applicable Budget or Business Plan, the Partnership and the Managing

Partner may take the following actions only with the prior approval of the Partners' Committee:

                  Make any loan or other advance of money to, or guarantee any obligation of, any Person that is not a Partner or a Related Person with respect to a Partner, other than employee loans and advances and other than in the ordinary course of business.

                  Incur capital expenditures in any Fiscal Year (a) in
            connection with any single transaction or series of related transactions exceeding by more than $50,000 the amount authorized in the annual Budget approved by the Partners' Committee or (b) in an aggregate amount that exceeds by more than $250,000 the aggregate amount of capital expenditures authorized in the Budget.

                  Commence, abandon or settle any litigation, arbitration or other legal proceeding in the name of the Partnership or otherwise involving the Partnership which is not in the ordinary course of business or is likely to have a material impact on the Partnership or its business or involves claims by or against any governmental entity.

                  Adopt or change any accounting principle which will have a material effect on the Partnership's Operating Income or make any tax election (except an election under Section 754 of the Code made by the Tax Matters Partner) or adopt any position for purposes of any tax return that will have a material effect on any Partner.

                  Enter into any contract or other transaction (or series of related contracts or transactions) providing for payments (a) that in any Fiscal Year exceed the Annual Maximum Amount or (b) with a discounted present value (computed at an annual discount rate of 15%) equal to or greater than the Maximum Amount.

                  Enter into any agreement that may be terminated or otherwise avoided by the other party thereto if the Managing Partner ceases to act as Managing Partner or ceases to be a Partner in, or to act as Managing Partner of the Partnership.

Each of the actions set forth above is referred to as an "Extraordinary
Decision".

                  Budget and Business Plan Approval.

                  The Managing Partner shall submit annually to the Partners' Committee at least 90 days prior to the start of each Fiscal Year, beginning with the Fiscal Year commencing January 1, 1998, (i) a proposed budget (the "Proposed Budget") for the forthcoming Fiscal Year including an income statement prepared on an accrual basis which shall show in reasonable detail the projected revenues and expenses and a cash flow statement and detailed schedule of proposed capital expenditures which shall show in reasonable detail the projected receipts and disbursements for the Partnership and the amount of any expected cash deficiency or surplus, any required capital contributions, a summary of the services included in Management Overhead allocated to the Partnership in the Proposed Budget and any contemplated borrowings of the Partnership, (ii) a proposed revised five-year business plan (the "Proposed Business Plan") for the Fiscal Year covered by the Proposed Budget and the succeeding four Fiscal Years containing substantially the same categories of information in substantially the same detail as the Business Plan attached hereto as Annex B. Such Proposed Budget and Proposed Business Plan shall be prepared on a basis consistent with the Partnership's audited financial statements and GAAP. Prior to or simultaneously with the submission of such Proposed Budget and Proposed Business Plan, the Managing Partner shall disclose to the Partners' Committee any additional information (including financial projections for years after the next Fiscal Year) in its possession or reasonably available to it (with or without cost to the Partnership) which could assist the Partners' Committee in evaluating such Proposed Budget and Proposed Business Plan. In addition, the Managing Partner shall meet with the Partners' Committee to discuss such Proposed Budget and Proposed Business Plan.

                  Within 30 days after the submission of such Proposed Budget and Proposed Business Plan, the Partners' Committee shall advise the Managing Partner in writing whether it approves or disapproves of such Proposed Budget and Proposed Business Plan. Proposed Budgets and Proposed Business Plans that are approved by the Partners' Committee shall supersede any previously approved Budget or Business Plan, as the case may be. The Partners hereby approve the Business Plan and Budget for the 1997 Fiscal Year attached hereto as Annex B. Except in the case of a Deferred Budget Decision, if a Proposed Budget or Proposed Business Plan, as the case may be, is not approved by the Partners' Committee, then the Managing Partner and the Partners' Committee shall attempt to agree on a Proposed Budget or Proposed Business Plan, as the case may be. If any item in a Proposed Budget or Proposed Business Plan requires expenditure of funds in furtherance of any transaction or purpose referred to in Section 4.11, such Proposed Budget or Proposed Business Plan shall not be approved as to such item unless such item is approved by each Partner that would have been required to approve such item under Section 4.11.

                  Except in the case of a Deferred Budget Decision, if a Proposed Budget has not been approved by the Partners' Committee by January 1 of any Fiscal Year, then until the Partners' Committee approves a Budget, the Budget for such Fiscal Year shall be derived from the applicable year of the Business Plan; provided that if such Fiscal Year is not included in an approved Business Plan, then the Budget for such Fiscal Year shall be identical to the Budget for the prior Fiscal Year, adjusted to reflect increases or decreases resulting from:

                  the operation of escalation or de-escalation provisions in contracts in effect at the time of approval of the prior Fiscal Year's Budget solely as a result of the passage of time or the occurrence of events beyond the control of the Partnership to the extent such contracts are still in effect;

                  elections made in any prior Fiscal Year under contracts contemplated by the Budget for the prior Fiscal Year regardless of which party to such contracts makes such election;

                  increases or decreases in expenses attributable to the annualized effect of employee additions or reductions during the prior Fiscal Year contemplated by the Budget for the prior Fiscal Year;

                  interest expense attributable to any loans made to the Partnership (including Partner's Loans);

                  increased overhead expense in an amount equal to the percentage increase for the prior Fiscal Year in the Consumer Price Index multiplied by the total of overhead expenses reflected in the Budget for the prior Fiscal Year;

                  the effect of a decision made by the Partners' Committee in a prior Fiscal Year and not reflected in the Budget for such prior Fiscal Year;

                  reductions in affiliation revenues attributable to changes in ownership of networks, channels or systems subject to affiliation agreements;

                  the anticipated costs during such Fiscal Year for any legal, accounting and other professional fees or disbursements in connection with events or changes not contemplated at the time of preparation of the Budget for the prior Fiscal Year;

                  increases in expenses attributable to the effects of Extraordinary Decisions made in the prior Fiscal Year and not otherwise provided for above;

                  decreases in expenses attributable to nonrecurring items reflected in the prior Fiscal Year's Budget; and

                  decreases in revenues due, in whole or in part, to reductions in affiliation fees and advertising income resulting from the failure to enter into or renew any affiliation agreement because the Partners other than the Managing Partner objected to the rates proposed by the Managing Partner and the Managing Partner was unable thereafter to enter into or renew an affiliation agreement with the relevant affiliate at rates acceptable to such other Partners.

            Notwithstanding the foregoing, the aggregate amount of capital expenditure items in any Budget established pursuant to this Section 4.4(b) for any Fiscal Year shall be the amount projected for such Fiscal Year in the Business Plan.

                  In the case of a Deferred Budget Decision, until the Partners' Committee agrees on the allocation of Management Overhead, the Budget for the Fiscal Year shall be determined by reference to the Proposed Budget as agreed to by the Partners (other than with respect to the Management

Overhead allocation) and the Management Overhead allocation shall be as proposed by the Managing Partner, subject to adjustments as provided in Section 4.6 hereof.

                  If a Proposed Business Plan is submitted for approval pursuant to this Section 4.4 and is not approved by the Partners' Committee, the Business Plan most recently approved by the Partners' Committee pursuant to this Section shall remain in effect as the Business Plan. If a Proposed Budget is approved pursuant to Section 4.4(a) but a corresponding Proposed Business Plan is not approved pursuant to Section 4.4(a), the Business Plan then in effect shall be deemed to be amended so that the Fiscal Year corresponding to the Fiscal Year for which such Budget has been approved shall be consistent with such Budget.

                  Limitation on Agency. Except as expressly provided herein, the Managing Partner shall have exclusive authority to act for the Partnership. No other Partner shall have any authority to act for, or to assume any obligation or responsibility on behalf of, another Partner or the Partnership (or to authorize any other Person to do so) except (i) as otherwise expressly provided herein or as expressly approved by written consent of all Partners, (ii) if the Managing Partner is a Defaulting Partner, to the extent necessary to permit the Non-Defaulting Partners to exercise on behalf of the Partnership any remedies available to the Partnership against the Managing Partner, or (iii) if the Managing Partner fails to perform its management duties hereunder (including its duty to give the notices contemplated by Section 3.1(a) hereof), to the extent necessary to permit the Non-Defaulting Partners to continue the business of the Partnership. In addition to the other remedies specified in this Agreement, each Partner agrees to indemnify and hold each other Partner harmless from and against any claim, demand, loss, damage, liability or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable legal expenses) incurred by or made against such other Partner and arising out of or resulting from any action taken by the indemnifying Partner in violation of this Section 4.5.

                  Managing Partner's Services and Expenses. The Managing Partner shall provide or cause to be provided to the Partnership such management and other services as may be necessary or appropriate to the conduct of the business of the Partnership from time to time as contemplated by the Business Plan and the Budget. All reasonable and necessary direct and indirect expenses (including, but not limited to, human resource expenses, out-of-pocket expenses, overhead, salary, rent, utility costs and similar expenses) incurred by the Managing Partner and by and from its Related Persons in furtherance of the businesses of the Partnership shall be paid or reimbursed (but not in amounts exceeding the amounts provided in the Business Plan and Budget) by the

Partnership; provided, that all indirect expenses incurred by the Managing Partner and by and from its Related Persons in the management of the Partnership shall be allocated pursuant to the Allocation Policy for Management Overhead set forth in Annex D hereto.

                  Liability of Partners' Committee and Managing Partner. Neither the individuals constituting the Partners' Committee nor the Managing Partner shall be liable, in damages or otherwise, to the Partnership or any Partner for any act or failure to act on behalf of the Partnership by such individuals or Managing Partner, which act was within the scope of the authority conferred on the Managing Partner or the individuals constituting the Partners' Committee, as the case may be, by this Agreement, unless such act or omission constituted fraudulent or willful misconduct, was performed or omitted in bad faith or constituted gross negligence or a violation of law. The individuals comprising the Partners' Committee and the Managing Partner shall be indemnified by the Partnership against liability for any claim, demand, loss, damage, liability or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable legal expenses) resulting from any threatened, pending or completed action, suit or proceeding naming any of them as a defendant by reason of acts or omissions by them within the scope of their authority as set forth in this Agreement, provided their actions were in good faith and did not constitute gross negligence, fraud or willful misconduct or a violation of law.

                  Indemnification. Any Person asserting a right to indemnification under Section 4.5, Section 4.7 or Section 9.3 shall give notice to the Partnership or the indemnifying Partner(s). If the facts giving rise to such indemnification involve any actual or threatened claim or demand by or against a third party, the indemnifying Person shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified Person, with counsel reasonably satisfactory to the indemnified Person, if the indemnifying Person notifies the indemnified Person in writing of its intention to do so within twenty (20) days after the receipt of such notice by the indemnifying Person, without prejudice, however, to the right of the indemnified Person to participate therein through counsel of the indemnified Person's own choosing, which participation shall be at the indemnified Person's sole expense unless (i) the indemnified Person shall have been advised by its counsel that use of the same counsel to represent both the indemnifying Person and the indemnified Person would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified Person which is different from or additional to those available to the indemnifying Person), in which case the indemnifying Person shall not have the right to direct the defense of such action on behalf of the indemnified Person, or (ii) the indemnifying Person shall fail diligently to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying Person chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith. The indemnifying Person shall not settle or permit the settlement of any such third party claim or action without the prior written consent of the indemnified Person, which consent shall not be unreasonably withheld.

                  Contracts with Related Persons. The Managing Partner shall in all cases seek to enforce the rights of the Partnership under any existing or future contract with a Related Person with respect to a Partner, including without limitation the Related Affiliation Agreements, with the same level of diligence and perseverance as a prudent manager would apply to the enforcement of similar contracts in similar circumstances with unrelated parties and shall not, without consent of the other Partners (which consent shall not be unreasonably withheld), grant any material waiver of performance under any such contract to or in favor of such Related Person, unless such waiver is in the best interests of the Partnership. Without limiting any other right of such other Partners set forth herein, upon any failure by the Managing Partner to comply with the provisions of the foregoing sentence, the other Partners, other than the Partner as to which the Related Person is a Related Person, may, upon notice to the Managing Partner, pursue in the name of the Partnership such remedies as may be available against any such Related Person with respect to any such contract; provided, that such other Partners, jointly and severally, indemnify the Managing Partner and the Partnership for any losses or damages (including attorneys' fees and disbursements) accruing to the Partnership as a result of any judgment, decision, award or settlement adverse to the Partnership or such other Partner in any action or proceeding commenced in connection with the pursuit of such remedies.

                  The Partnership shall not take any action, including entering into or amending any affiliation agreement, which would trigger a "most favored nations" provision in any affiliation agreement (each a "Related Affiliation Agreement") between the Partnership, on the one hand, and any Partner or an Affiliate of any Partner or any Person managed by any of them or any Person in which any of them, directly or indirectly, has an equity interest greater than 10% on a fully-diluted basis (each a "Partner Associate"), on the other hand, unless either (i) such Partner Associate has effectively waived in writing the benefit of such "most favored nations" provision in connection with the action proposed to be taken by the Partnership or (ii) each other Partner (other than a Forfeited Partner) that is not benefitted by, and none of whose Partner Associates is benefitted by, such "most favored nations" provision (a "Disinterested Partner") shall have approved such agreement.

                  From and after the time that under any Related Affiliation Agreement a renewal rate is set pursuant to a formula based upon market rates charged to other programming networks or cable operators, the Managing Partner will consult with each Disinterested Partner, if any, prior to agreeing to or amending the rates charged by or other amounts payable to the Partnership under any affiliation agreement, other than any affiliation agreement with any Partner Associate, that is or then would affect the renewal of such affiliation agreement, and the Disinterested Partner(s) (which may include the Managing Partner), acting by majority of the Sharing Percentages owned by all Disinterested Partners, shall have the right to approve (which approval must be in a writing delivered prior to the entering into or amendment of such agreement) the rates to be charged to, or other amounts to be paid by, such affiliate to the Partnership, which approval shall not be unreasonably withheld.

                  Notwithstanding any contrary provision in Section 4.3, no provision in any affiliation agreement between the Partnership and any Partner Associate may be amended or waived without the prior written consent of the Disinterested Partner(s) (which may include the Managing Partner), acting by majority in the Sharing Percentages owned by all Disinterested Partners, which consent shall not be unreasonably withheld.

                  Without the prior written consent of each Partner, which shall not unreasonably be withheld, the Partnership shall not file any notice, exercise any election or take any other action which would directly (i) affect the per-subscriber rate or any advertising make-up or similar compensation or reimbursement amount to be paid to the Partnership by the applicable Partner Associate under any Related Affiliation Agreement; (ii) entitle any Partner Associate to exercise any right of termination as to any network subject to such Related Affiliation Agreement or (iii) entitle any Partner Associate to more than two minutes per hour of local advertising insertions in connection with any major event, or any local advertising at any other time; or (iv) in the Managing Partner's reasonable judgment, be reasonably likely, within a reasonable period of time, to entitle any such Partner Associate to a payment from the Partnership as a result of the distribution of the Partnership's programming in the same market area in which such

Partner Associate operates, directly or indirectly, through parties other than such Partner Associate; provided, that no such consent shall be required (a) from a Forfeited Partner in respect of any of the matters described in clauses
(i) through (iv) above or (b) from the Partner or Partners whose Partner Associate is the other party to the Related Affiliation Agreement in question in respect of the matters described in clause (iv) above and provided, further, that in the event any Partner fails to give its consent to any matter contemplated in clause (iv) above, the Partnership may nevertheless give the notice, exercise the election or take the action proposed to be given, exercised or taken by the Partnership hereunder if the Partnership shall have received a written opinion of nationally recognized outside counsel that the failure to give such notice or exercise such election or take such action could result in a significant risk of liability or adverse governmental action.

                  Approved Agreements. Notwithstanding any provision of this Agreement to the contrary, no action by the Partners' Committee or any Partner shall be required in order to authorize the Partnership to enter into and perform any of the Approved Agreements or to renew any Approved Agreement pursuant to an automatic renewal provision of such Approved Agreement or on terms no less favorable to the Partnership than those prevailing prior to such renewal.

Each Approved Agreement shall, for purposes of this Agreement, be deemed to be on an Arm's-length basis.

                  Unanimous Actions by Partners. The Partners' Committee or the Managing Partner may make a recommendation, but shall have no power, without the prior written consent of all Partners (other than a Forfeited Partner):

                  to amend this Agreement;

                  to admit any Person as a Partner in the Partnership except as a result of a Transfer permitted by this Agreement;

                  to merge or consolidate the Partnership with any other Person, other than in connection with an Initial Public Offering;

                  to lend or advance funds to any Related Person of a Partner other than pursuant to the Approved Agreements;

                  to borrow funds except to the extent specifically identified in the then-applicable Budget or Business Plan other than in the form of a Partner's Loan;

                  except for the entering into of Approved Agreements, to enter into or amend any agreement or arrangement with a Related Person of a Partner or any agreement or arrangement with a third party that is related to an agreement or arrangement between such third party and a Related Person of a Partner;

                  to dissolve and wind up the Partnership, other than in connection with an Initial Public Offering except as otherwise provided in Sections 8.1 and 8.2;

                  to Transfer all or substantially all of the assets of the Partnership, other than in connection with an Initial Public Offering;

                  to acquire, directly or indirectly, any substantial interest or participation in any other Person;

                  to make any capital call other than in accordance with an approved Budget;

                  to enter into, develop or acquire any new programming service except to the extent specifically identified in the then-applicable Budget or Business Plan; and

                  to effect a substantial change in the general theme of the programming of the Partnership so that it does not consist predominantly of national sports programming.

            If the Partnership is presented with the opportunity to acquire an interest in a National Sports Service under Section 8.5 of the Formation Agreement, no Partner that is the party making such Offer or an Affiliate thereof may exercise its rights under this Section 4.11 or 4.3 to block such transaction.

                  In addition to the approvals required under Section 4.11(a), the prior written approval of any Forfeited Partner shall be required before any of the actions referred to in Section 4.11(a)(iv), (v) or (vi) (unless in any such case the actions in question are on an Arm's-length basis), Section 4.11(a)(vii) or (viii), and before this Agreement may be amended in any respect that could reasonably be expected to adversely affect such Forfeited Partner.

                  Removal of Managing Partner. If (a) any Restricted Person shall Control Fox or (b) Fox and Twentieth Holdings Corporation shall directly or indirectly hold less than a Minimum Interest in Fox/Liberty Partner, the Managing Partner may be removed as Managing Partner at the request of any other Partner (other than a Defaulting Partner) by written notice by the requesting Partner to the Managing Partner within 60 days of such event.

            Upon the removal of the Managing Partner, a new Managing Partner shall be appointed from among the Partners by the unanimous vote of the Partners excluding any Partner that is a Forfeited Partner at the time of such decision. Until a successor Managing Partner has been appointed, the Partnership shall be managed by the Partners' Committee in accordance with Section 4.2.

            The removal of the Managing Partner shall not, of itself, affect the Managing Partner's Interest or Sharing Percentage in the Partnership or the right of its representatives to vote (except as provided in the preceding paragraph) on the Partners' Committee or its rights under Section 4.11.

                                     ARTICLE

                     BOOKS AND RECORDS; REPORTS TO PARTNERS

                  Books and Records.

                  At all times during the Term, the Managing Partner, or in the event there is no Managing Partner the Partners' Committee, shall keep or cause to be kept full and complete books of account and business records in which shall be entered fully and accurately each transaction of the Partnership.

                  All such books of account and business records shall at all times be maintained at the principal office of the Partnership or such other place the Partners' Committee may determine. Each Partner or its duly authorized representatives shall have the right, upon reasonable notice, at its own expense, to examine, inspect and copy, during normal business hours and for any lawful purpose related to the affairs of the Partnership or the investment in the Partnership by such Partner, any of the books of account, business records, properties and operations of the Partnership. Such examination, inspection and copying may be conducted by the Partner's employees, its independent certified public accountants, or its other agents. Any information obtained by any Partner during such an inspection shall be treated as confidential to the extent required by Section 10.10 hereof. The Partnership's books of account and business records shall be preserved for a period of at least five years or such longer period as is required by law.

                  The Partnership's books of account shall be kept on an accrual basis in accordance with GAAP. The fiscal year (the "Fiscal Year") of the Partnership shall end on December 31, or on such other date as shall be determined by the Partners' Committee.

                  Financial Reports. The Managing Partner, or in the event there is no Managing Partner the Partners' Committee, shall deliver to each Partner, no later than 30 days after the end of each calendar month, a statement of income (loss), balance sheet, statement of capital expenditures and subscriber data for the Partnership for such month prepared, in the case of financial information, in accordance with GAAP. The Managing Partner, or in the event there is no Managing Partner the Partners' Committee, shall deliver to each Partner, no later than 45 days after the close of each of the first three quarters of the Partnership's Fiscal Year, and 60 days after the end of each such Fiscal Year, a financial report of the business and operations of the Partnership prepared in accordance with GAAP (and, if required by any Partner for purposes of reporting under the Securities Exchange Act of 1934, in accordance with Regulation S-X or any successor regulation), relating to such period, which report shall include a balance sheet as of the end of such period, a statement of income (loss) and partners' capital (deficiency) and cash flows (including sources and uses of funds) for the period then ended, and in each case a comparison of the period then ended with the corresponding period in the Fiscal Year immediately preceding such period, which, in the case of the report furnished after the close of the Fiscal Year, shall be audited by the Partnership's independent certified public accountants. The monthly and quarterly financial statements shall be accompanied by an analysis, in reasonable detail, of the variance between the Partnership's operating results and the corresponding amounts in the then-current Budget. The monthly and quarterly financial reports may in each case be subject to normal year-end adjustments. In addition to the foregoing financial statements, the financial report furnished after the close of each Fiscal Year shall also include a statement of cash flows, and allocations to the Partners of the Partnership's taxable income, gains, losses, deductions and credits. The financial report required to be furnished after the close of the Fiscal Year may be delivered in preliminary form, without footnotes; provided, that the final form of the required financial statements, audited by the Partnership's independent certified public accountants, must be delivered within 75 days after such year-end. Additionally, the Partnership shall provide an estimate of annual net income (loss) to each Partner no later than 21 days after the close of each Fiscal Year and shall, within 10 days after the end of each month provide any other available financial information which any Partner reasonably requests. The Partnership will initially engage Arthur Andersen LLP as its independent certified public accountants. The Partnership shall bear the cost of each annual audit and, except as otherwise provided in Section 4.6, the cost of any other services furnished to the Partnership by its independent certified public accountants as provided herein.

                          Tax Returns and Information.

                  Until further action by the Partners' Committee, the Managing Partner is designated as Tax Matters Partner under ss.6231(a)(7) of the Code. The Tax Matters Partner will take no action which is reasonably expected to have a material adverse effect on one or more of the Partners unless such action is approved by each such Partner. The Tax Matters Partner will be responsible for notifying all Partners of ongoing proceedings, both administrative and judicial, and will represent the Partnership throughout any such proceeding. The Partners will furnish the Tax Matters Partner with such information as it may reasonably request to provide the Internal Revenue Service with sufficient information to allow proper notice to the Partners. If an administrative proceeding with respect to a partnership item under the Code has begun, and the Tax Matters Partner so requests, each Partner will give notice to the Tax Matters Partner of its treatment of any partnership item on its federal income tax return, if any, which is inconsistent with the treatment of that item on the partnership return for the Partnership. Any settlement agreement with the Internal Revenue Service will be binding upon the Partners only as provided in the Code. The Tax Matters Partner will not bind any other Partner to any extension of the statute of limitations or to a settlement agreement without such Partner's written consent. Any Partner who enters into a settlement agreement with respect to any partnership item will give notice to the other Partners of such settlement agreement and its terms within 30 days after the date of settlement. If the Tax Matters Partner does not file a petition for readjustment of the partnership items in the Tax Court, federal District Court or Claims Court within the 90-day period following a notice of a final partnership administrative adjustment, any notice partner or 5-percent group (as such terms are defined in the Code) may institute such action within the following 60 days. The Tax Matters Partner will timely give notice to the other Partners in writing of its decision. Any notice partner or 5-percent group will give notice to the other Partners of its filing of any petition for readjustment.

                  The Tax Matters Partner shall cause income and other required Federal, state and local tax returns for the Partnership to be prepared and sent (together with related work papers) to each Partner for review at least 15 business days prior to filing, and will cause such returns to be timely filed with the appropriate authorities. The Tax Matters Partner shall make or maintain in effect an election under Section 754 of the Code to adjust the basis of the Partnership Property under Sections 734 and 743 of the Code for taxable years after the Effective Date if it deems such election to be in the best interests of the Partnership or of any Partner. Subject to Section 4.3, the Tax Matters Partner shall make such other elections as it shall deem to be in the best interests of the Partnership and the Partners. The cost of preparation of such returns by outside preparers, if any, shall be borne by the Partnership.

                  The Tax Matters Partner shall cause to be provided to each Partner no later than July 1 of each year information concerning the Partnership's projected taxable income or loss and each class of income, gain, loss, deduction or credit which is relevant to reporting a Partner's share of the Partnership income, gain, loss, deduction or credit for purposes of Federal or state income tax. Information required for the preparation of a Partner's income tax returns shall be furnished to the Partners as soon as possible after the close of the Partnership's Fiscal Year.

                  For Federal income tax purposes, all gain, loss, depreciation or amortization with respect to property which is reflected in the Capital Accounts of the Partners at a basis different from the tax basis of such property shall be allocated pursuant to the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder. All other items of income or deduction shall be allocated for Federal income tax purposes in the same way such items are allocated to the Capital Accounts of the

Partners. All tax credits shall be allocated to the Partners based upon the Sharing Percentage of the Partners as of the time the expenditure giving rise to the credit was incurred.

                  The Tax Matters Partner shall from time to time upon request of any other Partner cause the Partnership's attorneys and accountants to confer with attorneys and accountants for such other Partner on any matters relating to any Partnership tax return or tax election.

                                     ARTICLE

                   PLEDGES, TRANSFERS, ADMISSIONS, WITHDRAWALS

                  Transfer by Partners.

                  Except for Transfers made pursuant to Section 6.1(b), 6.5, 6.6 or 8.3, without the prior written consent of all of the Partners (other than a Forfeited Partner), no Partner shall have the right to Transfer all or any part of its Interest, or to suffer to occur a Change in Control of such Partner or an Indirect Transfer as to such Partner, and any such Transfer shall be void and of no force or effect.

                  Other than in connection with Transfers pursuant to Section 6.5, 6.6 and 8.3, no Partner (a "Selling Partner") shall have the right to Transfer all or any part of its Interest or to suffer to occur a Change in Control of such Partner or an Indirect Transfer as to such Partner, without first offering to the remaining Partners (other than a Forfeited Partner) (each an "Offeree" and collectively the "Offerees") a right of first refusal to purchase the portion of such Selling Partner's Interest that is proposed to be so Transferred or, in the case of a Change in Control or an Indirect Transfer, all of such Partner's Interest (the "Offered Interest"), all on the terms hereinafter set forth. The Offered Interest must be offered by means of a notice (an "Offer Notice") given by the Selling Partner to each Offeree at a price and upon terms no less favorable to the Offerees than those which the Selling Partner is willing to accept from a bona fide third party purchaser pursuant to an offer from such third party purchaser (or, in the case of a Change in Control or an Indirect Transfer, the value of the Offered Interest, as determined by multiplying the Fair Market Value of the Partnership by the Sharing Percentage represented by the Offered Interest) (a "Bona Fide Offer"); provided, that regardless of the terms of the Bona Fide Offer, the Offered Interest shall be offered to the Offerees on terms that permit the Offerees 90 days within which to complete the purchase. The Offer Notice shall state the identity of, and the price and other terms offered by, such third party for the purchase of the Offered Interest (or, in the case of a Change in Control or an Indirect Transfer, the identity of the Person that will acquire Control of the Partner or the Interest as a result of the proposed trans-action). In any case where a Bona Fide Offer has been made in respect of an Offered Interest in conjunction with other property, the price in respect of the Offered Interest shall be the Allocated Interest Offer Price. Within 15 days after receipt of such offer notice, each Offeree shall accept, in whole or in part, or reject such offer for the Offered Interest by delivering a notice to each of the other Partners and, if any Partner rejects such offer, it shall state in writing whether it consents to the proposed Transfer under Section 6.1(a). If pursuant to this Section 6.1(b) the Partners have agreed to purchase, in the aggregate, the entire Offered Interest, then the entire Offered Interest shall be purchased by the Partners that accepted all or a portion of the Offered Interest in accordance with the terms offered by the Selling Partner and no consent to such Transfer shall be required under Section 6.1(a); provided that if Rainbow Partner is purchasing any or all of the Offered Interest, the purchase price shall be payable at the option of Rainbow Partner either (i) by wire transfer of funds or by certified or cashier's check drawn to the order of the Selling Partner or (ii) in the form of a promissory note of Rainbow Partner secured, pursuant to a pledge or collateral assignment agreement in form reasonably acceptable to the Selling Partner, by the Interest purchased, maturing on the third anniversary of the date of such Transfer and bearing interest, payable semi-annually, at a rate per annum equal to the Prime Rate plus one-half of one percent (1/2%). If all of the Offered Interest has not been accepted and no Partner has delivered a writing in which it refused to consent to the proposed Transfer, then the Selling Partner may, within 90 days after the offer notice is given, Transfer the entire Offered Interest but not a portion thereof to such third party at a price not less than the price at which, and on other terms no more favorable to the third party than those contained in the Bona Fide Offer (or, in the case of a Change in Control or an Indirect Transfer, suffer the completion of such Change in Control or Indirect Transfer). If the Offered Interest is not so disposed of within such 90-day period, then the Selling Partner shall, before Transferring all or any portion of its Interest (or suffering the completion of a subsequent Change in Control or Indirect Transfer), again be obligated to offer the right of first refusal contained in this Section 6.1(b) to the other Partners. The sale of an Interest pursuant to a Bona Fide Offer in accordance with this Section 6.1(b) shall not be effective without the prior written consent (which shall not be unreasonably withheld) of the Partners (other than a Forfeited Partner) and any such purported sale shall be void and of no force or effect.

                  After any Transfer of an Interest permitted hereby, the Transferee shall be admitted as a Partner, with appropriate amendments being made to this Agreement, the

Transferred Interest shall continue to be subject to all the provisions of this Agreement including, without limitation, the provisions of this Article VI.

                  Except as otherwise provided in Section 6.5, a Transfer will be deemed to occur for the purpose of this Article VI in respect of the Interest of a Partner in the event of a Change in Control of such Partner or an Indirect Transfer with respect to such Partner. In the event of any such deemed Transfer of an Interest, (i) if such Transfer is made in compliance with the first sentence of Section 6.1(a), the Interest deemed Transferred shall continue to be subject to all the provisions of this Agreement and, upon request by any other Partner, the deemed Transferring Partner shall cause each deemed Transferee to assume and agree to perform in writing all of such deemed Transferring Partner's duties and obligations as a Partner under this Agreement, including, without limitation, the obligations imposed by this Article VI; and (ii) if such deemed Transfer is not made in compliance with Section 6.1(a), then the other Partners shall be entitled to make the elections and exercise the remedies available to Non-Defaulting Partners under Section 7.2 of this Agreement against the deemed Transferring Partner and its deemed Transferee.

                  Additional Provisions Relating to Transfer.

                  In the case of any Transfer under Section 6.1, 6.5, 6.6 or 8.3:

                  Except as provided therein, the Transfer of an Interest shall not affect the Approved Agreements; provided, however, that if the Transferring Partner is the Managing Partner, then, with respect to any agreements between the Partnership and the Transferring Managing Partner or any Related Person with respect to the Transferring Managing Partner for the provision of management and other services of the type described in Annex D to this Agreement (whether or not such agreements are Approved Agreements), the other Partners (acting by a majority of such Partners' Sharing Percentages) shall have the option, by giving 30 days' notice to the Transferring Managing Partner or such Related Person, as the case may be, to (A) elect to terminate any or all of such agreements or (B) elect to cause any or all of such agreements to be assigned to the Transferee or its Designee or, if there is more than one Transferee, to any Person jointly designated by such Transferees. Upon the written request of the non-Transferring Partners, the Managing Partner and its Affiliates shall continue to provide to the Partnership for a period of 90 days following the date of Transfer any management and other services of the type described in Annex D that were being provided by them immediately prior to the Transfer, and the Managing Partner and its Affiliates shall continue to be compensated for such services and reimbursed for their costs in accordance with the provisions of Sections 4.1 and 4.6 hereof, or in accordance with the provisions of any applicable agreement, as the case may be. Upon any such termination, the Transferring Managing Partner shall cooperate and shall cause its Affiliates to cooperate with the Transferee or Transferees, as the case may be, in order to effect an orderly transition of management services; and

                  The Transferee or Transferees of an Interest, as the case may be, shall be required to pay any and all filing and recording fees, fees of counsel and accountants and other costs and expenses reasonably incurred by the Partnership as a result of such Transfer.

                  In connection with the Transfer of any Interest pursuant to
Section 6.1, 6.6 or 8.3, the Transferor and its Affiliates will be obligated to sell to the Transferee, and the Transferee will be obligated to buy from the Transferor and its Affiliates, all (or in the case of a partial Transfer, an appropriate portion of) evidences of indebtedness (including Partner's Loans) of the Partnership held directly or indirectly by the Transferor and its Affiliates for an amount, payable in cash, equal to the outstanding principal amount thereof at the time of Transfer plus interest thereon then accrued and unpaid; provided, that in connection with a Transfer pursuant to a Bona Fide Offer the terms of the Bona Fide Offer will govern the disposition of such evidences of indebtedness.

                  The Transferee of an Interest hereunder shall assume in writing in form and substance reasonably satisfactory to the non-Transferring Partners the obligations of the Transferring Partner under this Agreement arising from and after the effective date of the Transfer in respect of the Transferred Interest and the Transferring Partner shall be released therefrom except for those obligations or liabilities of the Transferring Partner based on events occurring, arising or maturing prior to the date of Transfer and except those obligations arising out of a breach of this Agreement by the Transferring Partner or pursuant to Section 4.5, 4.7 or 9.3.

                  If required by any non-Transferring Partner, the Transferee shall deliver to the Partnership an opinion, satisfactory in form and substance to the non-Transferring Partners, of counsel reasonably satisfactory to such non-Transferring Partners to the effect that the Transfer of the Interest in question is in compliance with applicable state and federal securities laws.

                  No Transfer shall be recognized for any purpose as between a Transferring Partner and the Partnership or as between a Transferring Partner and the other Partners until the Transferee shall have executed written instruments satisfactory to the Partners' Committee to become a party to this Agreement and assume the rights and obligations of the Transferring Partner hereunder.

                  Upon completion of any Transfer pursuant to Section 6.1, 6.6 or 8.3 or a change of ownership in compliance with Section 6.5(a), the Transferee of an Interest (if not already a Partner) shall be admitted as a Partner without any further action upon compliance with the provisions of
Section 6.2.

                  Effect of Attempted Transfer; Withdrawals and Admissions Generally. An attempted Transfer of any Interest or any portion thereof in violation of any provision of this Agreement shall be void. No Partner shall withdraw from the Partnership, except by a Transfer of an Interest permitted by this Agreement or with the written consent of the other Partners.

                  Tax Allocation Adjustments; Distributions After Transfer. In the event of a Transfer of any Interest, regardless of whether the Transferee becomes a substitute Partner, all items of income, gain, loss, deduction and credit for the fiscal period in which the Transfer occurs shall be allocated for Federal income tax purposes between the Transferor and the Transferee on the basis of the ownership of the Interest at the time the particular item is taken into account by the Partnership for Federal income tax purposes, except to the extent otherwise required by Section 706(d) of the Code. Distributions made on or after the effective date of Transfer shall be made to the Transferee, regardless of when such distributions accrued on the books of the Partnership.

                  Certain Affiliate Transferee Transactions Not Deemed Transfers. (a) Notwithstanding anything in this Agreement to the contrary, a transaction shall not be deemed to constitute a direct or indirect sale, assignment, transfer or other disposition of an Interest, a Change in Control or an Indirect Transfer, if the transferee and the transferor are Affiliate Transferees. A transferor and a transferee shall be deemed to be "Affiliate Transferees" if (i) the same Person owns more than a Minimum Interest in both the transferor and the transferee immediately prior to the transaction in question or (ii) Fox, Twentieth Holdings Corporation or Liberty collectively own all of the direct and indirect interests in the transferor and the transferee immediately prior to the transaction in question. Fox/Liberty Partner hereby agrees to consult in good faith with Rainbow Partner prior to engaging in any transaction which has the effect of reallocating between Fox and Liberty their direct or indirect ownership interests in the Partnership.

            (b) Notwithstanding anything in this Agreement to the contrary, none of the following transactions shall be deemed to constitute a direct or indirect sale, assignment, transfer or other disposition of an Interest, a Change in Control or an Indirect Transfer: (i) a change, shift or transfer of Control that shall be deemed not to be a Change in Control pursuant to the second sentence of the definition thereof; or (ii) the transfer directly or indirectly of all or any portion of the equity interests in, or assets of, Rainbow Partner to the stockholders of RMH as a class (it being understood that such transfer may include the transfer to different classes of stockholders of RMH of different classes of equity interests reflecting the same relative rights and privileges as the different classes of stock of RMH) or to any group of public equity holders (including, without limitation, a transfer by means of a registered public offering).

            6.6 IPO-Call Procedure. (a) The procedure set forth in this Section
6.6 (the "IPO-Call Procedure") may be initiated by Rainbow Partner during any IPO-Call Notice Window. Such IPO-Call Procedure shall be initiated by written notice (the "IPO-Call Notice") from Rainbow Partner to Fox/Liberty Partner in accordance herewith. Except as provided below, upon the giving of the IPO-Call Notice, Fox/Liberty Partner shall be obligated to purchase, and Rainbow Partner shall be obligated to sell, all (but not less than all) of the Interests of Rainbow Partner at the Call Price (as defined below) in accordance with the terms hereof.

            (b) For 45 days after receipt of an IPO-Call Notice, Rainbow Partner, on the one hand, and Fox/Liberty Partner, on the other hand, shall negotiate in good faith to determine the Fair Market Value of all of the Interests. If such Partners are not able to agree on such Fair Market Value, prior to such 45th day, each shall select an Appraiser. Within 15 days after the selection of the Appraisers, the Appraisers so selected shall jointly select a third Appraiser. Within 30 days after its selection, the third Appraiser shall determine the value of the Interests held by Rainbow Partner by determining the Fair Market Value of the Partnership Interests and multiplying such Fair Market Value by the Sharing Percentage of Rainbow Partner (the "Call Price"). Within 30 days after determination of the Call Price, Fox/Liberty Partner shall give written notice to Rainbow Partner of its election either (i) to purchase the Interests of Rainbow Partner for, at the election of Fox/Liberty Partner, any of (A) a number of Marketable Securities of TCI, The News Corporation Limited or a person that holds all of the Fox and Liberty interests in sports programming (or a combination thereof) calculated by dividing the Call Price by the Current Market Price of such Marketable Securities, or (B) a promissory note of Fox/Liberty Partner secured, pursuant to a pledge or collateral assignment agreement in form reasonably acceptable to Rainbow Partner, by the Interest purchased, maturing on the third anniversary of the IPO-Call Closing Date and bearing interest, payable semi-annually, at a rate per annum equal to the Prime Rate plus one-half of one percent (1/2%) in aggregate principal amount equal to the Call Price or (ii) to consummate an Initial Public Offering of the Partnership or the Corporation within 180 days of the IPO Call Notice. If a purchase of Interests is to be effected pursuant to this Section, at Fox/Liberty Partner's request, the parties shall negotiate in good faith to structure the transaction as a tax-free transaction, provided, that (i) Fox/Liberty Partner will not be required to accept, in exchange for its Interests, securities which are not Marketable Securities, (ii) structuring the transaction in such a manner shall not cause any adverse consequences to Rainbow Partner or the issuer of such Marketable Securities and
(iii) Rainbow Partner shall not be required to change its election with respect to the Marketable Securities being issued. Securities issued in such transaction may be voting, nonvoting or convertible into voting securities at the election of the issuer.

            (c) Fox/Liberty Partner may elect to have its purchase effected by a Designee and, if Rainbow Partner so elects, Fox/Liberty Partner shall guarantee the performance of its Designee. The business affairs of the Partnership shall continue to be conducted in the ordinary course as provided in this Agreement during the pendency of and unaffected by the IPO-Call Procedure.

            (d) In the event that an Initial Public Offering of the Partnership or the Corporation is not consummated within 180 days after the determination of the Call Price, the closing of any purchase and sale of an Interest under this
Section 6.7 shall be held at a mutually acceptable place on a mutually acceptable date (the "IPO-Call Closing Date") not more than 180 days after the date of determination of the Call Price; provided, that if any governmental approvals are required to consummate such purchase and sale, the IPO-Call Closing Date shall be the date on which the last such approval is obtained but in any event not more than 240 days after the determination of the Call Price. At such closing, Rainbow Partner shall assign to Fox/Liberty Partner the Interests to be sold, free and clear of all liens, claims and encumbrances, and shall execute such documents as may be necessary to effectuate the sale.

            (e) In order to effectuate an Initial Public Offering, notwithstanding Section 4.9, Fox/Liberty Partner shall be permitted to effect a reorganization or restructuring of the Partnership into the Corporation, without any consent of any other Partner.

                                     ARTICLE

                                EVENTS OF DEFAULT

                  Events of Default.

                  An "Event of Default" shall be considered to have occurred with respect to a Partner (the "Defaulting Partner") if:

                  Such Partner Transfers all or any part of its Interest, or suffers to occur a Change in Control of such Partner or an Indirect Transfer as to such Partner, except as permitted in this Agreement; provided, that no Event of Default shall be considered to have occurred for 30 days following the involuntary encumbrance of all or any part of such Interest if during such 30-day period such Partner acts diligently to, and does, remove any such encumbrance, including, but not limited to posting a bond to prevent foreclosure; or

                  Such Partner or any Affiliate of such Partner fails to perform or violates any other material term or condition of this Agreement (including, without limitation, a failure to pay any amounts due under Sections 6.1 or 6.2 but excluding any failure to meet any capital call) or a material term or condition of any Approved Agreement (or Section 8.2, 8.3, 8.4 or 8.5 of the Formation Agreement) and such failure or violation continues for 45 days after such Partner has been given notice thereof by any other Partner; provided, however, that (other than in the case of a breach of Section 8.2, 8.3, 8.4 or 8.5 of the Formation Agreement) if the failure or violation is not a failure to pay money and is of such a nature that it cannot reasonably be cured within such 45-day period, but if it is curable and such Partner in good faith begins efforts to cure it within such 45-day period and continues diligently to do so, it shall have a reasonable additional period thereafter to effect the cure.

                      Remedies of Non-Defaulting Partners.

                  Upon the occurrence and during the continuance of an Event of Default, the remedies that may be elected by the Non-Defaulting Partners are:

                  to seek to enjoin such default or to obtain specific performance of a Defaulting Partner's obligations or sue for Damages (as hereinafter defined) in respect of such Event of Default; or

                  to dissolve the Partnership as provided in Section 8.1(e), in which event the affairs of the Partnership shall be wound up as provided in Section 8.2.

                  The election of a remedy specified in clause (i) above may be made by any Partner that is not a Defaulting Partner (a "Non-Defaulting Partner") or a Forfeited Partner, and the remedy specified in clause (ii) above may be made by unanimous vote of the Non-Defaulting Partners that are not Forfeited Partners, by giving notice to the Defaulting Partner within 60 days (one year in the case of an action to recover Damages) after obtaining actual knowledge of the occurrence of such Event of Default; provided, that if an election pursuant to clause (i) above is made to seek an injunction, specific performance or other equitable relief and a final judgment in such action is rendered denying such equitable remedy, then, by notice given within ten days thereafter the Non-Defaulting Partners may elect to pursue any or all of the remedies specified in clause (i) or (ii) of this Section 7.2 unless, prior to the giving of such notice, the Defaulting Partner has cured the Event of Default in question in full and no other Event of Default with respect to such Partner has occurred and is continuing or the final judgment denying equitable relief specifically held that there was no Event of Default.

            The foregoing remedies shall not be deemed mutually exclusive, and selection or resort to any thereof shall not preclude selection or resort to the others.

            The resort to any remedy pursuant to clauses (i) or (ii) of this
Section 7.2 shall not for any purpose be deemed to be a waiver of any other remedy available hereunder or under applicable law; provided, that the failure to elect a remedy within the time period provided in the preceding paragraph shall be conclusively presumed to be a waiver of such Event of Default.

            Unless any Event of Default has been waived as set forth in the immediately preceding paragraph, the Defaulting Partner shall be liable to the Partnership and to the Non-Defaulting Partners for any and all damages, losses and expenses (including attorneys' fees and disbursements) (collectively, "Damages") suffered or incurred by the

Partnership or the Non-Defaulting Partners as a result of such Event of Default; provided, that neither the Partnership nor the Non-Defaulting Partners shall have or assert any claim against the Defaulting Partner for lost profits, exemplary, punitive, indirect, special or consequential Damages suffered or incurred by the Partnership or the Non-Defaulting Partners as a result of an Event of Default.

                                     ARTICLE

                   DURATION AND TERMINATION OF THE PARTNERSHIP

                  Events of Termination. The Partnership shall be dissolved and its affairs wound up pursuant to Section 8.2 upon the first to occur of any of the following events (each an "Event of Termination"):

                  the expiration of the Term (provided, that the Partners may at any time prior to such expiration amend this Agreement to extend the
            Term);

                  the execution by all of the Partners of a unanimous written consent to dissolution;

                  the sale or other disposition of substantially all of the
            assets of the Partnership;

                  the Bankruptcy of a Partner, unless such Partner's Interest is purchased pursuant to Section 8.3 or the other Partners consent to a continuation of the Partnership with the successor of such Bankrupt Partner admitted as a new Partner; or
                  the election of the Non-Defaulting Partners pursuant to
            Section 7.2(ii) to terminate the Partnership upon the occurrence and during the continuance of an Event of Default.

                  Winding-Up. Upon the occurrence of an Event of Termination, if the Partnership is not continued as provided herein, the Partnership's affairs shall be wound up as follows:

            The Managing Partner, or in the event there is no Managing Partner the Partners' Committee, shall cause to be prepared a statement of the assets and liabilities of the Partnership as of the date of dissolution.

            The assets and properties of the Partnership shall be liquidated as promptly as possible, and receivables collected, all in an orderly and businesslike manner so as not to involve undue sacrifice. Notwithstanding the foregoing, the Partners' Committee may determine not to sell, or authorize the sale of, all or any portion of the assets and properties of the Partnership, in which event such assets and properties shall be distributed in kind pursuant to Section 8.2(c).

            The proceeds of liquidation under Section 8.2(b) and all other assets and properties of the Partnership shall be applied and distributed as follows in the following order of priority:

                  to the payment of the debts and liabilities of the Partnership
            (excluding any amounts which may be owed to any Partner or any Affiliate of a Partner in respect of Partner's Loans, but including all other amounts owed to any Partner or any Affiliate of a Partner) and the expenses of liquidation;

                  to establish any reserves that the Managing Partner, or in the event there is no Managing Partner the Partners' Committee, in accordance with sound business judgment, deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the

            Partnership, which reserves may be paid over by the Managing Partner or the Partners' Committee, as applicable, to an escrow agent selected by it to be held by such agent for the purpose of (x) distributing such reserves in payment of the aforementioned contingencies and (y) upon the expiration of such period as the Managing Partner or the Partners' Committee, as applicable, may deem advisable, distributing the balance thereof in the manner provided in this Section 8.2(c);

                  to pay the accrued and unpaid interest and unpaid principal amount of Partner's Loans in the proportion that the aggregate outstanding amount of such Partner's Loans of each Partner and its Affiliates, including accrued and unpaid interest, bears to the total of all such outstanding Partner's Loans, including accrued and unpaid interest, of all the Partners and their Affiliates;

                  to the Partners in proportion to the positive balance of each
            Partner's Capital Account; provided, that if any assets are to be distributed in kind, they will be valued at their Fair Market Value before the distribution. This adjustment to Fair Market Value will be reflected in an adjustment to the Partners' Capital Accounts in accordance with the principles of Section 3.4 immediately prior to any liquidating distribution. No Partner shall have any obligation to make any contribution or payment in respect of a negative balance in its Capital Account. Distributions pursuant to this paragraph may be distributed to a trust established for the benefit of the Partners for the purposes of liquidating the Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of any Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Partners' Committee, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement.

                  The Partners and former Partners shall look solely to the Partnership's assets for the return of their Capital Contributions, and if the assets of the Partnership remaining after payment of or due provision for all debts, liabilities and obligations of the Partnership are insufficient to return such Capital Contributions, the Partners and former Partners shall have no recourse against the Partnership or any other Partner.

                  If the value of the Partnership assets, including profits from any sale thereof, is insufficient to pay the liabilities of the Partnership (other than any Partner's Loans and Capital Contributions), then such additional liabilities and reserve needs shall be funded by the Partners in accordance with their respective Sharing Percentages without giving effect to any reduction or increase in the Sharing Percentage of any Partner pursuant to Section 3.2(b) resulting from one or more defaults under Section 3.1.

                  The Partners shall comply with all requirements of applicable law pertaining to the winding-up of the Partnership.

                  The Partners acknowledge that this Section 8.2 may establish distribution priorities different from those set forth under applicable law and agree that they intend, to the extent legally permissible, to vary those provisions by this Agreement.

                  Purchase Option Upon Bankruptcy of a Partner. Upon the Bankruptcy of a Partner, any other Partner that is not a Defaulting Partner or Bankrupt (a "Nonbankrupt Partner") shall have the right, but not the obligation, by notice given to all the Partners within 45 days after such Nonbankrupt Partner obtains actual knowledge of the occurrence of such Bankruptcy, to elect to purchase or cause its Designee to purchase all or a portion of its pro rata share (based on the relative Sharing Percentages of the Nonbankrupt Partners) of the Bankrupt Partner's Interest. If any

Nonbankrupt Partner elects not to purchase its pro rata portion, the remaining Nonbankrupt Partners, if any, will have the right to elect to purchase the portion declined. Unless the entire Interest of the Bankrupt Partner is purchased pursuant to this Section 8.3, no portion of its Interest shall be purchased. If the Nonbankrupt Partners purchase the entire Interest of the Bankrupt Partner, the business of the Partnership shall be continued as a successor business entity without liquidation of the Partnership's affairs. The purchase price payable for the Bankrupt Partner's Interest pursuant to this
Section 8.3 shall be 100% of the product of the Fair Market Value of the Partnership times such Bankrupt Partner's Sharing Percentage. To the extent there is any disagreement among the Partners as to the value of the Bankrupt Partner's Interest, such dispute shall be determined by an Appraiser selected jointly by the Nonbankrupt Partners, on the one hand, and the Bankrupt Partner, on the other hand. If the Partners are not able to agree on an Appraiser, the Nonbankrupt Partners shall jointly select an Appraiser and the Bankrupt Partner shall select an Appraiser and the Appraisers so selected shall jointly select a third Appraiser, and the Appraiser so selected shall be the Appraiser for purposes of determining the value of such Interest; provided, that if the Bankrupt Partner shall fail to select an Appraiser, the Appraiser selected by the Nonbankrupt Partners shall be the Appraiser for purposes of determining the value of such Interest. If more than one eligible Partner elects to purchase a Bankrupt Partner's Interest pursuant to this Section but any Partner fails to tender its share of the purchase price therefor at the closing, then the tendering Partner(s) may elect to purchase the Interest that was to be purchased by such nontendering Partner and shall have an additional 15 days in which to tender payment for the share of the Bankrupt Partner's Interest that was to be purchased by the nontendering Partner(s). Any such election by the tendering Partner(s) shall not excuse the default by the nontendering party.

                                     ARTICLE

                    COVENANTS, REPRESENTATIONS AND WARRANTIES

                  Compliance with Applicable Law. Each Partner shall comply with all applicable laws, regulations, rules and orders of governmental authorities the non-compliance with which would have a material adverse effect on the business affairs or financial condition of the Partnership.

                  No Restrictive Covenants. No Partner shall enter into or become subject to any contract, agreement, restriction or covenant (other than an Approved Agreement) which would impair or inhibit the Partnership's ability to obtain financing without recourse to the Partners (collectively, "Restrictive Covenants"), and each Partner represents and warrants to the other Partners that, on the

Effective Date, it is not subject to any Restrictive Covenants.

                  Indemnification of Partners; Contribution. The Partnership shall indemnify and hold each Partner harmless from and against any claim, demand, loss, damage, liability or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable legal expenses) incurred by or against such Partner and arising out of or resulting from any act or omission of the Partnership. As among the Partners, no Partner shall be liable or bear responsibility for more than its proportionate share (based on its Sharing Percentage) of the liabilities and obligations of the Partnership. For the purposes of the preceding sentence, a Partner's Sharing Percentage shall be determined on the date the relevant liability or obligation is incurred, without giving effect to any reduction or increase in such Partner's Sharing Percentage pursuant to Section 3.2(b) resulting from one or more defaults under Section 3.1. In the event that (whether before or following any dissolution of the Partnership) any Partner shall be required to pay, discharge or otherwise bear responsibility for any liability or obligation of the Partnership in excess of such Partner's proportionate share thereof, each other Partner hereby agrees to indemnify, hold harmless and reimburse (directly or through the Partnership) such Partner against and for such other Partner's respective proportionate share of such excess. It is the intention of the Partners that, following the operation of this clause, each Partner will have borne exactly its proportionate share of the liability or obligation of the Partnership at issue determined with reference to such Partner's Sharing Percentage, determined in accordance with the third sentence of this Section 9.3.

                  Notice of Change in Control and Indirect Transfer. In addition to any other notification requirements under this Agreement, each Partner agrees that promptly following the occurrence of an event which constitutes a Change in Control or an Indirect Transfer it will give notice to the other Partners of the Change in Control or Indirect Transfer. In addition, Liberty/Fox Partner agrees that it shall promptly notify each other Partner if Fox and Twentieth Holdings Corporation no longer directly or indirectly hold a Minimum Interest in Fox/Liberty Partner.

                                     ARTICLE

                                  MISCELLANEOUS

                  Waiver of Partition. Except as may be otherwise provided by law in connection with the winding-up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership Property.

                  Modification; Waivers. This Agreement may be modified or amended only with the written consent of each Partner. Except as otherwise specifically provided herein, no Partner shall be released from its obligations hereunder without the written consent of the other Partners. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise specifically provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement among the Partners with respect to the subject matter hereof and supersede any prior agreement or understanding between or among the Partners with respect to such subject matter.

                  Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other Persons or circumstances shall not be affected thereby; provided, that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

                  Notices. All notices, requests, demands, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand, on the date transmission by telecopy is confirmed by machine answer-back or on the third business day after such notice is mailed by registered or certified mail, postage prepaid, and, pending the designation by notice of another address, addressed as follows:

        If to Fox/Liberty Partner:

        Fox Sports Net, LLC
        1440 South Sepulveda Blvd.
        Suite 218
        Los Angeles, CA  90025
        Attention:  Tony Ball
        Telecopy: (310) 445-4335

        With copies to:

        Liberty Media Corporation
        8101 E. Prentice Avenue
        Suite 500
        Englewood, CO  80111
        Attention:  President
        Telecopy:  (303) 721-5415

        and:

        Tele-Communications, Inc.
        5619 DTC Parkway
        Englewood, CO  80111
        Attention:  Legal Department
        Telecopy:  (303) 488-3245

        and:

        Sherman & Howard L.L.C.
        3000 First Interstate Tower North
        633 Seventeenth Street
        Denver, Colorado  80202
        Attention:  Charles Y. Tanabe, Esq.
        Telecopy:  (303) 298-0940

        and:

        The News Corporation Limited
        1211 Avenue of the Americas
        New York, New York  10036
        Attention:  Arthur M. Siskind, Esq.
                    Senior Executive Vice President
                    and Group General Counsel
        Telecopy:  (212) 768-2029

        and:

        Fox Television
        10201 West Pico Boulevard
        Los Angeles, California  90035
        Attention:  Jay Itzkowitz, Esq.
                    Senior Vice President
                    Legal Affairs
        Telecopy:  (310) 369-2572

        and:

        Squadron, Ellenoff, Plesent & Sheinfeld, LLP
        551 Fifth Avenue
        New York, New York  10176

        Attention:  Joel Papernik, Esq.
        Telecopy:  (212) 697-6686

        If to Rainbow Partner:

             c/o Rainbow Media Holdings, Inc.
             150 Crossways Park West
             Woodbury, N.Y. 11797

             Attention: President

        With a copy to Attention: Executive Vice President
                 Legal and Business Affairs

             cc: Cablevision Systems Corporation
                 One Media Crossways
                 Woodbury, New York 11797

                 Attention: Executive Vice President and
                            General Counsel

                  Successors and Assigns. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the Partners and their legal representatives, successors and permitted assigns.

                  Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

                  Headings; Cross-references. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

                  Construction. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership. No one, including but not limited to the Partners or any creditor of the Partnership


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

or any of its Partners, shall have any rights under this Agreement against any Affiliate of any Partners.

                  Property Rights; Confidentiality. All books, records and accounts maintained exclusively for the Partnership (including, without limitation, marketing reports and all other data whether stored on paper or in electronic or other form), and any contracts or agreements (including, without limitation, agreements for the purchase, lease or license of programming) entered into by or exclusively on behalf of the Partnership, shall at all times be the exclusive property of the Partnership. All property (real, personal or mixed) purchased with Partnership funds, and all moneys held or collected for or on behalf of the Partnership shall at all times be the exclusive property of the Partnership. No Partner shall, during the period such Partner is a Partner and for a period ending on the later of two (2) years after such Partner has ceased to be a Partner, disclose any confidential or proprietary information with respect to the Partnership or any Partner, except (i) with the prior written consent of the other Partners; (ii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so give notice to the other Partners as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (iii) as part of its normal


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

reporting or review procedure to its parent companies, its auditors and its attorneys and the securities exchange on which any such parent's securities are traded from time to time; provided, that such Partner shall be liable for any breach by such parent companies, auditors or attorneys of any provision of this Section; (iv) in connection with the enforcement of such Partner's rights hereunder; (v) disclosures to an Affiliate of, or professional advisor to, such Partner in connection with the performance by such Partner of its obligations hereunder; provided, that such Partner shall be liable for any breach by such Affiliate or professional advisor of any provision of this Section; (vi) to a prospective purchaser of all or a portion of such Partner's Interest in connection with a sale in accordance with the terms of this Agreement; provided, that such Partner shall be liable for any breach by such prospective purchaser of any provision of this Section; and (vii) after the expiration of Section 9.5 hereof as to such Partner, in connection with decisions to bid, or the formulation of a bid, for television programming rights, such Partner may disclose confidential or proprietary information with respect to the Partnership to any co-investors it may have in connection with such bid or, if the bid is to be made through a corporate entity, to the board of directors or executive officers of such entity; provided, that such party shall be liable for any breach by such partner, director or executive officer of any provision of this Section, it being understood that use of such information in connection with such bid shall not constitute a breach hereunder. Except as provided in the preceding sentence, no Partner, nor any of its Affiliates, shall, during the periods referred to in such sentence, use any confidential or proprietary information with respect to the Partnership other than for the benefit of the Partnership.

                  Non-Recourse. The obligations of the Partners under this Agreement are solely corporate obligations of such entities and no representation, undertaking or agreement made in this Agreement on the part of any Partner was made or intended to be made as a personal or individual representation, undertaking or agreement on the part of any member, incorporator, stockholder, director, officer or agent (past, present or future) of any Partner, and no personal or individual liability or responsibility is assumed by, nor shall any recourse at any time be asserted or enforced against, any such member, incorporator, stockholder, director, officer or agent, all of which recourse (whether in common law, in equity, by statute or otherwise) is hereby forever irrevocably waived and released.

                  Further Actions. Each Partner shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be required in connection with the formation and continuation of the Partnership and the achievement of its purposes.

                  Survival. Section 10.10 shall survive the termination of this Agreement, the dissolution of the Partnership, the withdrawal of any Partner and the Transfer of the Interest of any Partner. Sections 4.5, 4.7 and 9.3 shall survive the termination of this Agreement and the dissolution of the Partnership.

                  Governing Law. The Partnership has been formed and is continued under the laws of the State of New York. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to principles of conflict of laws.

                  No Right of Set-Off. No Partner shall be entitled to offset against any of its financial obligations to the Partnership under this Agreement any obligation owed to it or any of its Affiliates by any other Partner or any of such other Partner's Affiliates.

                  Expenses of the Parties. All expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement, shall be borne solely by the party who shall have incurred the same.

                  Unregistered Interests. Each Partner (i) acknowledges that the Interests are being acquired without registration under the Securities Act of 1933, as amended, or under similar provisions of state law, (ii) represents and warrants to the Partnership and the other Partners that it is acquiring the Interest for its own account, for investment and with no view to the distribution of the Interest, and (iii) agrees not to Transfer or attempt to Transfer such Interest in the absence of registration under that Act and any applicable state securities laws or an available exemption from such registration.


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

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers or partners thereunto duly authorized as of the date first written above.

                     FOX SPORTS NSP HOLDINGS LLC


                     By_____________________________________
                       Title:

                     RAINBOW NATIONAL SPORTS HOLDINGS, INC.


                     By_____________________________________
                       Title:


                                      -92-